Amendment No. 2, dated September 28, 2011, to Travelport Holdings Limited’s Disclosure Statement for the
Prepetition Solicitation of Votes with Respect to the Prepackaged Plan of Reorganization of Travelport
Holdings Limited, dated September 21, 2011
     This second amendment, dated September 28, 2011 (this “Amendment”), amends and restates certain information in the Disclosure Statement, dated September 21, 2011, for the Prepetition Solicitation of Votes with Respect to the Prepackaged Plan of Reorganization of Travelport Holdings Limited (together with Amendment No. 1 thereto, dated September 23, 2011, the “Disclosure Statement”). This Amendment forms a part of and should be read in conjunction with the Disclosure Statement, including all risk factors contained therein. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Disclosure Statement.
     This Amendment updates, amends and restates certain information in the Disclosure Statement, and, accordingly, to the extent inconsistent, the information in this Amendment supersedes the information contained in the Disclosure Statement. Any statement that is updated or superseded shall not be deemed to constitute a part of the Disclosure Statement except as amended, restated and/or superseded by this Amendment. Information contained in the Disclosure Statement and not addressed in this Amendment remains unchanged.
     Copies of the Disclosure Statement may be obtained at no cost by contacting:
AlixPartners, LLP
2101 Cedar Springs Road, Suite 1100
Dallas, TX 75201
Attn: John Franks
Phone: 1-888-369-6608
Facsimile: 1-214-647-7503
Email: THL@alixpartners.com
Voting Deadline
     The Voting Deadline is hereby extended to September 29, 2011 at 5:00 p.m. prevailing Eastern time (the “Extended Voting Deadline”). Any parties that have submitted a Ballot(s) to accept or reject the Plan prior to the date of this Amendment may seek to withdrawal such vote(s) at or prior to the Extended Voting Deadline by providing written, telegraphic or facsimile transmission of such withdrawal to Alix Partners, LLP at its address set forth above at or prior to the Extended Voting Deadline. Any such notice of withdrawal must (1) specify the name of the person or entity who submitted the vote(s) and/or Ballot(s) to be withdrawn, (2) contain a recitation of the claim(s) relating to the vote(s) and/or Ballot(s) to be withdrawn, and (3)(a) be signed by the claimant in the same manner as the original signature on the Ballot(s) by which such claims were voted or (b) be accompanied by documents of transfer to have the Voting Agent register the transfer of such claim(s) relating to the vote(s) and/or Ballot(s) to be withdrawn into the name of the person withdrawing such claims and a properly completed irrevocable proxy that authorized such person to effect such revocation on behalf of such party.
     All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Company in its sole discretion. Neither the Company nor the Voting Agent or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.
     Withdrawn Ballots may be resubmitted at or prior to the Extended Voting Deadline in accordance with the procedures set forth in Section XII of the Disclosure Statement, The Solicitation.

Prepackaged Plan of Reorganization of Travelport Holdings Limited
     The Plan (which was annexed to the Disclosure Statement as Appendix A) has been modified as set forth in the marked version attached as Exhibit A hereto and Section V. of the Disclosure Statement is hereby deemed modified to reflect the changes to the Plan, as set forth on Exhibit A hereto.
Restructuring Support Agreement
     The term sheet describing the various consideration to be received by the Holders of the PIK Loan Unsecured Claims, including without limitation, a description of the PIK Amendments, PIK Loan Cash Distribution, the Second Lien OpCo Term Loan, the distribution of Worldwide’s equity, the Shareholders’ Agreement, the Registration Rights Agreement and other key economic and business terms of the Plan, attached to the Restructuring Support Agreement (which was attached as part of Exhibit B to the Plan annexed to the Disclosure Statement as Appendix A), has been amended and supplemented by the terms in the amended term sheet, a marked version of which is attached as Exhibit B hereto (the “Amended Term Sheet”). The signatories to the Restructuring Support Agreement have consented to the Amended Term Sheet, which is incorporated into and forms a part of the Restructuring Support Agreement as of the date of such consent.
Amendment Agreement
     The Amendment Agreement (which was annexed to the Disclosure Statement as Appendix F and attached to the Plan as Exhibit A) has been modified as set forth in the marked pages attached as Exhibit C hereto.
Second Lien OpCo Term Loan Credit Agreement
     The Second Lien OpCo Term Loan Credit Agreement (which was annexed to the Disclosure Statement as Appendix G and attached to the Plan as Exhibit C) has been modified as set forth in the marked pages attached as Exhibit D.
Certain Tax Consequences of the Plan
     Section IX.B. of the Disclosure Statement (Certain United States Federal Income Tax Considerations) is hereby amended, restated and superseded in its entirety as follows:
B. CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
          The following is a summary (this “Summary”) of certain U.S. federal income tax considerations to an eligible Holder (as defined below) of an Allowed Class 2 PIK Loan Unsecured Claim that, pursuant to the Plan, exchanges its PIK Loan Unsecured Claim for its Pro Rata share of (i) the PIK Loan Cash Distribution, (ii) the Second Lien OpCo Term Loan Exchange Portion, (iii) (a) the Common Stock Issuance and (b) the Additional Share Distribution (together the “New Worldwide Shares”), (iv) the Tranche A Extended PIK Loan and (v) the Tranche B Extended PIK Loan (together with the Tranche A Extended PIK Loan, the “New PIK Loan,” and the New PIK Loan together with the Second Lien OpCo Term Loan Exchange Portion, collectively, the “New Loans”) (such transaction, the “Exchange”). The New Loans, together with the New Worldwide Shares, are hereinafter referred to as the “New Interests.” This Summary addresses only U.S. federal income tax considerations relevant to Holders that hold the PIK Loan Unsecured Claims and will hold the New Interests as “capital assets” within the meaning of the Internal Revenue Code of 1986, as amended (the “Tax Code”). This Summary is based on the Tax Code, Treasury regulations promulgated thereunder, published rulings of the U.S. Internal Revenue Service (the “IRS”) and judicial and administrative interpretations thereof, in each case as in effect and available as of the date hereof. Subsequent developments in any of the foregoing, or changes in how any of these authorities are interpreted, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of participating in the Exchange, and of owning and disposing of the New Interests as described in this Summary. No ruling will be sought from the IRS with respect to any statement or conclusion in this Summary, and no assurance can be given

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that the IRS will not challenge such statement or conclusion in this Summary or, if challenged, that a court will uphold such statement or conclusion.
          This Summary does not purport to address all tax consequences that may be important to a particular Holder in light of that Holder’s investment or other circumstances, or to certain categories of investors that may be subject to special rules, including, among others, financial institutions, insurance companies, real estate investment trusts, regulated investment companies, dealers or traders in securities or currencies, tax-exempt entities, partnership or other pass-through entities, investors holding the PIK Loan Unsecured Claims or the New Interests as part of an “integrated,” “hedging” or “conversion” transaction or as a position in a “straddle” for U.S. federal income tax purposes, grantor trusts, Holders that have a “functional currency” other than the U.S. dollar, Holders that have a taxable year other than a calendar year, U.S. expatriates and Holders subject to the U.S. federal alternative minimum tax. This Summary does not address any tax considerations to secondary purchasers of the New Interests. In addition, this discussion does not address any tax considerations arising under the U.S. federal estate and gift tax laws or the laws of any state, local, foreign or other taxing jurisdiction. This Summary does not address any consequences that may result to Holders as a result of becoming a United States Shareholder, as defined in the Tax Code, with respect to any controlled foreign corporation (“CFC”), including Worldwide or any entity owned directly or indirectly by Worldwide.
          For purposes of this Summary, a “U.S. Holder” means a holder of a PIK Loan Unsecured Claim that is (1) an individual who is a citizen or resident of the United States, (2) a corporation or other entity taxable as a corporation for United States federal income tax purposes created in, or organized under the law of, the United States, any state thereof or the District of Columbia, (3) an estate the income of which is includable in gross income for United States federal income tax purposes regardless of its source or (4) a trust (A) the administration of which is subject to the primary supervision of a United States court and of which one or more United States persons who have the authority to control all substantial decisions or (B) that has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person. For purposes of this Summary, a “Non-U.S. Holder” is a beneficial owner of a PIK Loan Unsecured Claim that is neither a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) nor a U.S. Holder. For purposes of this Summary, a “Holder” is a U.S. Holder or a Non-U.S. Holder.
          THIS SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. EACH HOLDER IS URGED TO CONSULT ITS INDEPENDENT TAX ADVISOR AS TO THE PARTICULAR TAX CONSIDERATIONS TO SUCH HOLDER OF ACQUIRING THE NEW INTERESTS PURSUANT TO THE EXCHANGE OFFER AND THE OWNERSHIP AND DISPOSITION OF THE NEW INTERESTS, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE, OR LOCAL TAX LAWS OR NON-U.S. TAX LAWS.
          If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holds a PIK Loan Unsecured Claim and acquires the New Interests pursuant to the Plan, the U.S. federal income tax consequences to the partners of such partnership will depend on the activities of the partnership and the status of the partners. A partnership considering acquiring the New Interests pursuant to the Plan should consult its independent tax advisor regarding the consequences to its partners of acquiring the New Interests pursuant to the Plan and the ownership or disposition of the New Interests by the partnership.
          TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, HOLDERS OF THE PIK LOAN UNSECURED CLAIMS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS DISCLOSURE STATEMENT IS NOT INTENDED TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY HOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON HOLDERS UNDER THE TAX CODE; (B) SUCH DISCUSSION IS BEING USED IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY TRAVELPORT OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) CREDITORS AND NEW INTEREST-HOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

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Certain U.S. Federal Income Tax Consequences To The Company
Cancellation Of Indebtedness Income
          Treatment Of Worldwide As Issuer Of The PIK Loan Unsecured Claims And The New Interests For U.S. Federal Income Tax Purposes. For U.S. federal income tax purposes, Worldwide is expected to be treated as, prior to the Exchange, the issuer of the PIK Loan Unsecured Claims and, in connection with the Exchange, the transferor of the PIK Loan Cash Distribution and the issuer of the New Interests. This is because each of the Company, Travelport Limited, certain direct and indirect subsidiaries of Travelport Limited and Travelport LLC is, or will be at the time of the Exchange, treated as an entity that is not regarded as separate from (i.e., is treated as a division of) Worldwide. Thus, pursuant to the Plan, Worldwide will be treated as having satisfied each PIK Loan Unsecured Claim in exchange for the PIK Loan Cash Distribution and the New Interests.
          COD Income. In general, the discharge of a debt obligation (such as a PIK Loan Unsecured Claim) by a corporation in exchange for cash and other property having a fair market value (or, in the case of a new debt instrument, an “issue price”) that is less than the “adjusted issue price” of the old debt gives rise to cancellation of indebtedness (“COD”) income for U.S. federal income tax purposes to a corporation. Although not free from doubt, Worldwide intends to take the position that any COD income recognized by Worldwide as a result of the Plan is neither effectively connected with the conduct of a trade or business within the United States nor U.S. source “fixed or determinable annual or periodical gains, profits or income”; therefore, Worldwide, a Bermuda corporation, should not recognize any COD income for U.S. federal income tax purposes as a result of the Plan.
Net Operating Losses — Section 382
          An indirect subsidiary of the Company, Travelport Inc., a Delaware corporation, has a significant amount of net operating losses (“NOLs”) for U.S. federal income tax purposes. Section 382 of the Tax Code contains rules that limit the ability of a company that has NOLs and undergoes an “ownership change,” which is generally an increase in the ownership by certain shareholders of more than 50% in value of its stock over a three-year period, to utilize its NOL carryforwards and certain built-in losses recognized in years after the ownership change. These rules generally operate by taking into account “owner shifts” on the part of stockholders that own, directly or indirectly, 5% or more of the stock of the loss corporation and any changes in ownership arising from a new issuance of stock by the loss corporation. Generally, if an ownership change occurs, the NOLs that the loss corporation can use each year will be limited to the product of the applicable long-term tax exempt rate (a rate published monthly by the U.S. Treasury department) (3.86% for ownership changes that occur in September 2011) and the fair market value of the company’s stock immediately before the ownership change, with certain adjustments.
          In connection with the Plan, Worldwide will issue New Worldwide Shares that will result in an owner shift with respect to the stock of Travelport Inc. of up to 44%. In addition, Worldwide may issue Worldwide shares in an amount of up to 5% of the fully diluted equity of Worldwide pursuant to a management incentive plan, which also may result in an owner shift with respect to Travelport Inc. Although the Company believes that these owner shifts, combined with other owner shifts that have occurred to date during the relevant testing period, should not result in an “ownership change” under Tax Code section 382 with respect to Travelport Inc. based upon the terms of the Plan, there can be no assurance of this fact. Moreover, even if the issuance of New Worldwide Shares and management equity in connection with the Plan does not result in an ownership change with respect to Travelport Inc., there can be no assurance that there will not be future owner shifts that result in an ownership change. If Travelport Inc. were to experience an ownership change as defined in Tax Code Section 382, its ability to use its NOLs thereafter would become subject to the limitations described above. In addition, its ability to use its “net unrealized built-in losses” (if any) to offset future taxable income realized within five years of the ownership change could become subject to limitation. Finally, Travelport Inc.’s NOLs could become subject to further limitations if it were to undergo additional future ownership changes and could potentially be reduced to zero if Travelport Inc. were to fail to continue its business enterprise for at least two years following any ownership change.
Certain U.S. Federal Income Tax Consequences Of The Exchange To U.S. Holders
          The U.S. federal income tax consequences of the transactions contemplated by the Plan to U.S. Holders of a PIK Loan Unsecured Claim are not entirely clear. Although the discussion below describes certain

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possible U.S. federal income tax consequences of the transactions contemplated by the Plan to U.S. Holders, no assurance can be given as to the treatment of such transactions by the IRS or as to whether such treatment would be sustained by a court. If required under the Tax Code, the Company will notify the U.S. Holders as to any position the Company intends to take regarding the transactions contemplated by the Plan. Each U.S. Holder should consult its independent tax advisor regarding the tax consequences to it of the transactions contemplated by the Plan and information that may be relevant to its particular situation and circumstances.
          Travelport believes that the New Loans should be treated as debt for U.S. federal income tax purposes and intend to treat the New Loans as such. By acquiring New Loans pursuant to the Exchange, each beneficial owner agrees to treat the New Loans as debt for U.S. federal income tax purposes. This Summary assumes that the New Loans are properly characterized as debt for U.S. federal income tax purposes. If any of the New Loans were treated as equity, adverse consequences could result to one or more of the Company, Worldwide, Travelport LLC, or Travelport Inc., and to Holders.
The Exchange
          Gain Or Loss Realized In The Exchange. For U.S. federal income tax purposes, a U.S. Holder should generally realize (but not necessarily recognize; see “Tax-Deferred Recapitalization” below) gain or loss with respect to the exchange of its PIK Loan Unsecured Claim for the PIK Loan Cash Distribution, the New Loans and the New Worldwide Shares in an amount equal to the difference between (a) the amount realized on the Exchange by the U.S. Holder and (b) the U.S. Holder’s adjusted tax basis in its PIK Loan Unsecured Claim exchanged therefor immediately prior to the Exchange.
          The amount realized on the Exchange by a U.S. Holder should equal the sum of (i) the amount of cash received, (ii) the “issue price” (as discussed below; see “Tax Consequences Of Holding The New PIK Loan And The Second Lien OpCo Term Loan Exchange Portion — Issue Price”) of each New Loan, and (iii) the fair market value of the New Worldwide Shares. For this purpose, the determination of the amount realized with respect to the Additional Share Distribution is unclear in a number of respects and may differ depending on the overall tax treatment of the Exchange. In addition, the effect (if any) of a Determination of Non-Issuance (as defined below) on the determination of the amount realized on the Exchange by a U.S. Holder, including adjustments in the event of a Determination of Non-Issuance, is unclear.
          In connection with the transaction, Holders of PIK Loan Unsecured Claims will be entitled to receive 25% of any amount that is permitted to be paid as a lump sum upon an initial public offering or a change of control to an affiliate of the Blackstone Group from Travelport in connection with certain pre-existing agreements (the “Additional Payment”). The U.S. federal income tax treatment of the Additional Payment, if any, is not entirely clear. The Company believes that the Additional Payment should be treated as additional consideration from Worldwide to the U.S. Holder in the Exchange, and the Company, Worldwide, The Blackstone Group and affiliates of The Blackstone Group have agreed to so report the Additional Payment for U.S. federal income tax purposes. There is no authority on point for the foregoing treatment, and there is no assurance that the IRS will not challenge such treatment or, if challenged, that a court will uphold such treatment. The remainder of this discussion assumes that the Additional Payment will be treated as additional consideration in the Exchange for U.S. federal income tax purposes. U.S. Holders should consult their independent tax advisors as to the treatment of the Additional Payment, including any possible recharacterization of the Additional Payment as other than additional consideration received in the Exchange.
          A U.S. Holder’s adjusted tax basis in its PIK Loan Unsecured Claim generally will equal the amount paid for such PIK Loan Unsecured Claim, increased by any original issue discount (“OID”) previously included in income or market discount, if any, previously taken into account by such U.S. Holder and reduced by any amortizable bond premium previously amortized and any payments previously made to the U.S. Holder on the PIK Loan Unsecured Claim in respect of such PIK Loan Unsecured Claim.
          Tax-Deferred Recapitalization. A corporation engages in a tax-deferred “recapitalization” if it exchanges outstanding stock and/or securities for newly issued stock and/or securities (each as defined under the relevant Tax Code rules). Thus, the Exchange would constitute a tax-deferred recapitalization in whole or in part if the PIK Loan Unsecured Claim is characterized as a “security” for U.S. federal income tax purposes. A debt

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instrument constitutes a “security” for these purposes if, based on all the facts and circumstances, the instrument represents a meaningful investment in the issuer of the instrument. Although there are a number of factors that may affect whether a debt instrument is a “security,” one of the most important factors is the term of the instrument. In general, debt instruments with an original term of less than five years are less likely to be treated as “securities,” and debt instruments with an original term of more than ten years are more likely to be treated as “securities.” Whether a debt instrument with an original term of between five and ten years qualifies as a “security” is not entirely clear and depends on the facts and circumstances. In addition, under a revenue ruling issued by the IRS, under certain circumstances the term of a debt instrument received in a reorganization (such as a tax-deferred recapitalization) in exchange for another debt instrument may be considered to include the term of the original debt instrument for purposes of determining whether the newly received debt instrument is a security. Each PIK Loan Unsecured Claim has an original term of five years. The Tranche A Extended PIK Loan has an additional term of less than a year, which, if considered together with the term of each PIK Loan Unsecured Claim, would yield a term of five to six years. The Tranche B Extended PIK Loan has an additional term of three to four years, which, if considered together with the term of each PIK Loan Unsecured Claim, would yield a term of eight to nine years. The Second Lien OpCo Term Loan Exchange Portion has a term of one year, which, if considered together with the term of the PIK Loan Unsecured Claim, would yield a term of six years. Therefore, it is not entirely clear whether any of the PIK Loan Unsecured Claims, the Tranche A Extended PIK Loan, the Tranche B Extended PIK Loan or the Second Lien OpCo Term Loan Exchange Portion would qualify as a “security.” It appears likely, however, based upon the IRS ruling mentioned above, that if the PIK Loan Unsecured Claim is a “security,” each of the Tranche A Extended PIK Loan, the Tranche B Extended PIK Loan and the Second Lien OpCo Term Loan Exchange Portion also would qualify as a security, and the remainder of the discussion under this heading assumes this to be the case. Due to the inherently factual nature of the determination, however, each U.S. Holder is urged to consult its independent tax advisor regarding the classification of its PIK Loan Unsecured Claim, Tranche A Extended PIK Loan, the Tranche B Extended PIK Loan and the Second Lien OpCo Term Loan Exchange Portion as “securities” for U.S. federal income tax purposes and the application of the tax-free recapitalization rules.
          Assuming, as noted above, that the PIK Loan Unsecured Claim qualifies as a security for U.S. federal income tax purposes, and that the New Loans also so qualify, the exchange of the PIK Loan Unsecured Claim for the PIK Loan Cash Distribution and the New Interests pursuant to the Exchange should qualify as a tax-deferred recapitalization. Subject to possible adjustment (as described below), under these circumstances, a U.S. Holder generally should recognize gain (but not loss) pursuant to the Exchange in an amount equal to the lesser of (i) the amount of gain realized in the Exchange (as described in “Gain Or Loss Realized In The Exchange” above) or (ii) the amount of cash received in the Exchange (such recognized gain, the “Initial Boot Gain”). As noted earlier, the tax treatment of the issuance of the Additional Share Distribution and of the Additional Payment is not entirely clear. In this regard, the gain that a U.S. Holder recognizes in the Exchange may need to be adjusted upon a Release (as defined below). Subject to the recharacterization of market discount as ordinary income (see “Market Discount” below), any such gain should be capital gain, which would be long-term capital gain if the U.S. Holder held the PIK Loan Unsecured Claim for more than one year as of the date of the Exchange.
          Upon the transfer of the Additional Share Distribution or any cash or other property released in connection therewith or in lieu thereof or upon a receipt of the Additional Payment (such cash, other property or Additional Payment, the “Other Distribution”) to a U.S. Holder (a “Release”), a portion of such issued stock and Other Distribution should be recharacterized as imputed interest based on the “lowest 3-month” Federal short-term rate (for Releases that occur within 3 years of the date of the Exchange) or the “lowest 3-month” Federal mid-term rate (for Releases that occur after 3 years but within 9 years of the date of the Exchange), compounded semiannually, as of the date of the Exchange (if the Exchange takes place in September 2011, the rates are 0.26% and 1.62%, respectively).
          Pursuant to the Plan, upon a Release, (i) Travelport will treat as imputed interest, first, all or a portion of the Other Distribution distributed in the Release (such recharacterized Other Distribution, the “Imputed Interest Distribution”), and thereafter, to the extent necessary, a portion of the stock of Worldwide distributed in the Release (such recharacterized stock, the “Imputed Interest Shares,” and together with the Imputed Interest Distribution, the “Imputed Interest Property”); and (ii) Travelport will treat any Imputed Interest Shares as separate shares (and not as a portion of each share of Worldwide that is distributed in connection with the Release). There is no authority on point for the foregoing treatment, and there is no assurance that the IRS will not challenge such treatment or, if challenged, that a court will uphold such treatment. If the foregoing treatment is not respected, a U.S.

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Holder may recognize a larger amount of income upon a Release and may hold stock of Worldwide distributed in the Release with a split basis and holding period, among other consequences. The remainder of this discussion assumes that the treatment described in the first sentence of this paragraph is respected. Each U.S. Holder should consult its independent tax advisor regarding the determination of imputed interest upon a Release and information that may be relevant to its particular situation and circumstances.
          Upon a U.S. Holder’s entitlement to receive any Imputed Interest Property in connection with a Release, the U.S. Holder should be taxed on the amount of cash included in, plus the fair market value of any non-cash consideration included in the Imputed Interest Property distributed in the Release as of the date of the Release as interest income.
          Subject to the last sentence of this paragraph concerning Imputed Interest Shares, a U.S. Holder’s tax basis in its New Interests should equal the tax basis of the PIK Loan Unsecured Claim surrendered in exchange therefor (as described in “Gain Or Loss Realized In The Exchange” above), increased by the amount of any gain recognized and decreased by the amount of cash received in the Exchange (as so adjusted, the “Exchange Basis”); the Exchange Basis should be allocated among the classes of New Interests received or receivable by the U.S. Holder, including the Additional Share Distribution, in proportion to their respective fair market values as of the date of the Exchange; and the U.S. Holder’s holding period for its New Interests should include its holding period for its PIK Loan Unsecured Claim. Although not free from doubt, IRS guidance suggests that a Holder should allocate its Exchange Basis over all its New Worldwide Shares, including its Additional Share Distribution, even though a portion of the Additional Share Distribution will likely be recharacterized as Imputed Interest Shares (and, as discussed in the following paragraph, Travelport believes that the Exchange Basis should be reallocated upon a Release to take into account this recharacterization). A U.S. Holder should hold the Imputed Interest Property (other than cash) distributed in a Release with a basis equal to its fair market value as of the date of the Release and a holding period that begins the day after the date of the Release.
          Upon a Release or the determination that the Additional Share Distribution will not be made (the “Determination of Non-Issuance”), Travelport believes that a U.S. Holder should reallocate the Exchange Basis, less the basis attributable to any New Interests disposed of since the Exchange (including the basis attributable to the Additional Share Distribution, the right to receive which was also disposed of since the Exchange (together with the disposed-of New Interests, the “Transferred New Interests”), over the New Interests (excluding (x) any Transferred New Interests and (y) any Imputed Interest Shares), in proportion to their respective fair market values. Although there is no authority on point and the matter is not free from doubt, Travelport believes that the fair market values for this purpose should be measured as of the date of the Exchange. A U.S. Holder should not recognize gain or loss upon the Determination of Non-Issuance.
          In the event that a U.S. Holder receives an Other Distribution (but only to the extent not treated as an Imputed Interest Distribution), Travelport believes that the U.S. Holder should recognize any gain realized with respect to the Exchange that was not previously recognized (see “Gain Or Loss Realized In The Exchange” above) in an amount not in excess of the amount of cash, plus the fair market value of any non-cash consideration included in such Other Distribution (the “Additional Boot Gain”). Subject to the recharacterization of market discount as ordinary income (see “Market Discount” below), any such Additional Boot Gain should be capital gain, which would be long-term capital gain if the U.S. Holder held its PIK Loan Unsecured Claim for more than one year as of the date of the Exchange.
          The tax treatment of the transactions described in the foregoing discussion is extremely complex and uncertain in a number of respects; each U.S. Holder should consult its independent tax advisor regarding the treatment of the Additional Share Distribution and the Determination of Non-Issuance.
          Taxable Transaction. If the PIK Loan Unsecured Claim is not properly characterized as a security for purposes of the tax-deferred recapitalization rules, then the Exchange cannot qualify as a tax-deferred recapitalization as described above and will be taxable to a U.S. Holder. Because the terms of the Exchange provide for the possibility of future payments (which, as noted above, should include the Additional Share Distribution, the Other Distribution and the Additional Payment), a U.S. Holder may be eligible to report its gain using the “installment method” or, because there is an argument that the fair market value of the Additional Share Distribution and the Additional Payment cannot reasonably be ascertained, possibly the “open transaction” method. If a U.S.

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Holder opts out of (or is ineligible for) either of these reporting methods, the U.S. Holder would likely recognize the gain or loss that it realizes with respect to the Exchange on the date of the Exchange, taking into account the uncertainties associated with the Determination of Non-Issuance (such reporting method, the “installment method” or the “open transaction” method, the “Applicable Method”). The rules regarding the Applicable Methods are extremely complicated; each U.S. Holder should consult its independent tax advisor as to whether any such Applicable Method is available to the U.S. Holder and the result thereof.
          Subject to the treatment of a portion of any gain as ordinary income to the extent of any market discount accrued on the PIK Loan Unsecured Claim (see “Market Discount” below), any gain or loss recognized should be capital gain or loss, which would be long-term capital gain or loss if the U.S. Holder held the PIK Loan Unsecured Claim for more than one year as of the date of the Exchange or, depending on the Applicable Method, with respect to the Additional Share Distribution, as of the date of receipt of the Additional Share Distribution or the Other Distribution (as applicable, the “Relevant Date”). The deductibility of capital loss is subject to limitations under the Tax Code.
          A U.S. Holder generally should have an adjusted tax basis in its Tranche A Extended PIK Loan, Tranche B Extended PIK Loan, and Second Lien OpCo Term Loan Exchange Portion equal to each debt instrument’s issue price (as determined below) and a basis in its New Worldwide Shares equal to their fair market value on the Relevant Date, and generally should commence a new holding period with respect to each applicable class of New Interests the day after the Relevant Date.
          Market Discount. The market discount provisions of the Tax Code may apply to a U.S. Holder of a PIK Loan Unsecured Claim that participates in the Exchange. In general, a PIK Loan Unsecured Claim that was acquired by a U.S. Holder after its original issuance will be treated as acquired with market discount if the PIK Loan Unsecured Claim’s adjusted issue price exceeds the tax basis of the debt instrument in the U.S. Holder’s hands immediately after its acquisition, unless such excess is less than a statutorily defined de minimis amount.
          Under the market discount rules, any gain recognized by an exchanging U.S. Holder with respect to a PIK Loan Unsecured Claim (including Initial Boot Gain and Additional Boot Gain) that was acquired with market discount generally should be subject to tax as ordinary income to the extent of the market discount that accrued while the PIK Loan Unsecured Claim was held by such U.S. Holder. However, a U.S. Holder who previously has elected to include market discount in income as it accrued for U.S. federal income tax purposes will not be subject to this rule.
          To the extent that the receipt of New Interests in the Exchange is treated as received pursuant to a tax-free recapitalization, any accrued market discount on the PIK Loan Unsecured Claim may carry over to such class of New Interests and be treated as ordinary income on the disposition of such class of New Interests.
          Each U.S. Holder is urged to consult its independent tax advisor regarding the extent to which, if any, it will recognize market discount as ordinary income upon the Exchange and/or that accrued market discount will carry over to the New Interests.
Tax Consequences Of Holding New Worldwide Shares
          Distributions. Any distribution of cash or other property (including the amount of tax withheld from such distributions, if any) (a “Worldwide Share Distribution”) paid with respect to the New Worldwide Shares (other than the Additional Share Distribution before it occurs) out of Worldwide’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles, generally will be includible in the gross income of a U.S. Holder as dividend income. Worldwide has not yet determined whether it will determine its earnings and profits on the basis of United States federal income tax principles; U.S. Holders should therefore expect that any Worldwide Share Distribution paid could be reported to them as a “dividend” for United States federal income tax purposes. Dividends received on the New Worldwide Shares will not be eligible for the dividends received deduction allowed to corporations.
          Dividends generally will be treated as income from foreign sources for United States foreign tax credit purposes. A U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax

8

credit in respect of any foreign withholding taxes imposed on dividends received on New Worldwide Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction for United States federal income tax purposes in respect of such withholdings but only for a year in which such U.S. Holder elects to do so for all foreign income taxes. The rules with respect to foreign tax credits are complex and U.S. Holders are urged to consult their independent tax advisor regarding the availability of the foreign tax credit under their particular circumstances.
          Disposition Of New Worldwide Shares. When a U.S. Holder sells or otherwise disposes of New Worldwide Shares (which, for purposes of the discussion under this heading, includes rights to receive the Additional Share Distribution) acquired pursuant to the Exchange in a taxable transaction (a “Disposition”), the U.S. Holder generally should recognize gain or loss in an amount equal to the difference between (i) the amount realized on the Disposition and (ii) the U.S. Holder’s adjusted tax basis in the New Worldwide Shares (likely including any basis allocated to the Additional Share Distribution being sold or otherwise disposed of as discussed above). To the extent that the receipt of New Worldwide Shares in the Exchange was treated as received pursuant to a tax-free recapitalization for a portion of the PIK Loan Unsecured Claim, any accrued market discount on the PIK Loan Unsecured Claim that carried over to the New Worldwide Shares, as discussed above, must be treated as ordinary income on the disposition of the New Worldwide Shares. Otherwise, such gain or loss generally should be capital gain or loss, which would be long-term capital gain or loss if the U.S. Holder’s holding period for the New Worldwide Shares was more than one year as of the date of the Disposition. The deductibility of any capital loss is subject to limitations under the Tax Code.
          Each U.S. Holder of New Worldwide Shares is urged to consult its independent tax advisor regarding the tax consequences of the Disposition of New Worldwide Shares.
Tax Consequences Of Holding The New PIK Loan And The Second Lien OpCo Term Loan Exchange Portion
          Issue Price. The determination of the issue price of the New Loans will depend on whether any of the New Loans are publicly traded and, to the extent not, whether the PIK Loan Unsecured Claim is publicly traded. Each of the Tranche A Extended PIK Loan, the Tranche B Extended PIK Loan, and the Second Lien OpCo Term Loan Exchange Portion will generally be considered to be “publicly traded” if, at any time during the 60-day period ending 30 days after its issue date (which will be the date of the Exchange), (i) it appears on a system of general circulation that provides a reasonable basis to determine the fair market value of such New Loans by disseminating either (x) recent price quotations (including rates, yields, or other pricing information) of one or more identified brokers, dealers or traders or (y) actual prices (including rates, yields, or other pricing information) of recent sales transactions or (ii) price quotations are readily available from dealers, brokers or traders and certain exceptions do not apply. The Company’s financial advisors have informed it that they expect that the New Loans will be publicly traded. Assuming this to be the case, the issue price of each of the Tranche A Extended PIK Loan, the Tranche B Extended PIK Loan, and the Second Lien OpCo Term Loan Exchange Portion will be the fair market value of each such New Loan on its issue date. The rules regarding the determination of issue price are complex and highly detailed, and each U.S. Holder should consult its independent tax advisor regarding the determination of the issue price of the New PIK Loan and the Second Lien OpCo Term Loan Exchange Portion.
          OID. Subject to “Short-Term Obligations” below, if, as expected, the issue price of the Tranche A Extended PIK Loan, the Tranche B Extended PIK Loan and/or the Second Lien OpCo Term Loan Exchange Portion (as described above under “Issue Price”) is less than such loan’s stated redemption price at maturity by at least a specified de minimis amount, the Tranche A Extended PIK Loan, the Tranche B Extended PIK Loan and/or the Second Lien OpCo Term Loan Exchange Portion, as applicable, will be treated as issued with OID in an amount equal to the difference between the issue price of such New Loan and its stated redemption price at maturity. For this purpose, the de minimis amount is 0.25% of the stated redemption price at maturity of each New Loan multiplied by the number of complete years to maturity from the issue date of such New Loan. The term “stated redemption price at maturity” generally means all payments required to be made under a New Loan other than payments of qualified stated interest.
          A U.S. Holder of a New Loan that is issued with OID will be required to include the OID in ordinary income as interest for U.S. federal income tax purposes as it accrues in accordance with a constant yield method based upon a compounding of interest before receiving the cash to which that interest income is attributable.

9

The amount of OID allocable to any “accrual period” generally will be an amount equal to the excess, if any, of (i) the product of the “adjusted issue price” of the New Loan at the beginning of such accrual period and its “yield to maturity” (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (ii) the aggregate of all payments of qualified stated interest allocable to the accrual period. The accrual period for a New Loan may be of any length and may vary in length over the term of the New Loan, provided that each accrual period cannot exceed one year and each scheduled payment of principal or interest must occur on the first day or the final day of an accrual period. The “yield to maturity” of a New Loan will be the discount rate that causes the present value of all payments on such class of New Interests as of its original issue date to equal the issue price of such class of New Interests. The “adjusted issue price” of a New Loan at the beginning of any accrual period will equal its issue price increased by the accrued OID for each prior accrual period (determined without regard to the amortization of any acquisition premium, as discussed below under “Acquisition Premium Or Amortizable Bond Premium On New Loans”), minus any payments made other than payments of qualified stated interest. Under these rules, a U.S. Holder generally will be required to include in income increasingly greater amounts of OID in successive accrual periods.
          A U.S. Holder may elect to treat all interest on a New Loan as OID and calculate the amount includible in gross income under the constant yield method. Such an election must be made for the taxable year in which the U.S. Holder acquires the New Loan, and may not be revoked without the consent of the IRS. Each U.S. Holder should consult its independent tax advisor about this election. The remainder of this discussion assumes this election is not made.
          Short-Term Obligations. If the term to maturity of the Tranche A Extended PIK Loan is not greater than one year, a U.S. Holder that uses the cash method of accounting for U.S. federal income tax purposes generally will not be required to accrue OID on the Tranche A Extended PIK Loan that it holds unless it elects to do so. Absent such election, (i) any gain that such U.S. Holder recognizes on the sale, exchange or maturity of the Tranche A Extended PIK Loan will be ordinary income to the extent of the OID, accrued on a straight-line basis (or, upon election, under the constant-yield method (based on daily compounding)), through the date of sale or maturity; and (ii) a portion of the deductions otherwise allowable to such U.S. Holder for interest on borrowings allocable to the Tranche A Extended PIK Loan will be deferred until a corresponding amount of income is realized. U.S. Holders that use the accrual method of accounting for U.S. federal income tax purposes and certain other U.S. Holders will be required to accrue OID currently as described in “OID” above. The term to maturity of the Tranche A Extended PIK Loan may be treated as greater than one year, in which case a U.S. Holder would be required to accrue OID.
          Acquisition Premium Or Amortizable Bond Premium On New Loans. If a U.S. Holder’s initial tax basis in a New Loan is greater than such instrument’s issue price and less than or equal to its stated redemption price at maturity, such New Loan will be considered to have been issued to such U.S. Holder at an “acquisition premium.” Under the acquisition premium rules, the amount of OID that a U.S. Holder must include in gross income with respect to the New Loan for any taxable year may be reduced by the portion of the acquisition premium properly allocable to that year.
          If a U.S. Holder’s initial tax basis in the New Loan is greater than its stated redemption price at maturity, a U.S. Holder will be considered to have acquired such New Loan with “amortizable bond premium” and a U.S. Holder will not be required to include any OID in income. A U.S. Holder generally may elect to amortize the premium over the remaining term of the New PIK Loan or the Second Lien OpCo Term Loan Exchange Portion, as applicable, on a constant yield method as an offset to interest when includible in income under a U.S. Holder’s regular accounting method. An election to amortize premium on a constant yield method will also apply to all other taxable debt instruments held or subsequently acquired by a U.S. Holder on or after the first day of the first taxable year for which the election is made. Such an election may not be revoked without the consent of the IRS. If a U.S. Holder does not elect to amortize the premium, that premium will decrease the gain or increase the loss a U.S. Holder would otherwise recognize on disposition of the New PIK Loan or the Second Lien OpCo Term Loan Exchange Portion, as applicable. U.S. Holders should consult their own tax advisor about this election.
          Sale Or Other Disposition Of The New PIK Loan Or The Second Lien OpCo Term Loan Exchange Portion. When a U.S. Holder sells or otherwise disposes of a New Loan acquired pursuant to the Exchange in a Disposition, the U.S. Holder generally should recognize gain or loss in an amount equal to the

10

difference between (i) the amount realized on the Disposition and (ii) the U.S. Holder’s adjusted tax basis in the New Loan. Disposition will generally include a sale, retirement or redemption of a New Loan. A U.S. Holder’s adjusted tax basis in a New Loan generally will equal the initial tax basis of such New Loan, increased by OID or market discount previously included in income, and decreased by any amortized bond premium and any cash payment previously made on the New Loan other than payments of qualified stated interest. Subject to the treatment of a portion of any gain as ordinary income to the extent of any market discount accrued on the New Loan, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder held the New Loan, for more than one year as of the date of the Disposition. The deductibility of any capital loss is subject to limitations under the Tax Code.
          Each U.S. Holder of a New Loan is urged to consult its independent tax advisor regarding the tax consequences of a Disposition of a New Loan.
U.S. Foreign Tax Credit Considerations Upon A Disposition Of New Interests
          Gain or loss, if any, that a U.S. Holder realizes upon a Disposition of New Interests generally will be treated as income from U.S. sources for United States foreign tax credit limitation purposes. Consequently, a U.S. Holder may not be able to use any foreign tax credits arising from any foreign withholding tax imposed on the Disposition of New Interests unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. The rules with respect to foreign tax credits are complex and U.S. Holders are urged to consult their independent tax advisor regarding the availability of the foreign tax credit under their particular circumstances.
Medicare Contribution Tax On Unearned Income
          For taxable years beginning after December 31, 2012, a U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. Holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. Holder’s net investment income will generally include dividend and interest payments, accruals of OID and net gains realized from the disposition of the New Interests, unless such dividend or interest income, OID accrual or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). U.S. Holders that are individuals, estates or trusts, are urged to consult their tax advisors regarding the applicability of the Medicare contribution tax to their income and gains in respect of their investment in the New Interests.
Backup Withholding And Information Reporting With Respect To U.S. Holders
          Certain payments are generally subject to information reporting to the IRS. Moreover, such reportable payments may be subject to backup withholding unless the taxpayer: (i) comes within certain exempt categories or (ii) provides a correct taxpayer identification number and certifies under penalty of perjury that its taxpayer identification number is correct and that the taxpayer is not subject to backup withholding because of a failure to report all dividend and interest income.
          Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a U.S. Holder’s U.S. federal income tax liability, and such U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing an appropriate claim for refund with the IRS.
          Recently enacted legislation will require, after December 31, 2013, withholding at a rate of 30 percent on interest on and dividends in respect of, and after December 31, 2014, withholding at a rate of 30 percent on gross proceeds from the sale of, the New Interests held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury to report, on an annual basis, information with respect to shares in the institution held by certain United States persons and by certain non-U.S. entities that are wholly or partially owned by United States persons. Accordingly, the entity

11

through which the New Interests are held will affect the determination of whether such withholding is required. Similarly, interest on, dividends in respect of, and gross proceeds from the sale of, the New Interests held by an investor that is a non-financial non-U.S. entity will be subject to withholding at a rate of 30 percent, unless such entity either (i) certifies to Travelport that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which Travelport will in turn provide to the Secretary of the Treasury. U.S. Holders are encouraged to consult their independent tax advisor regarding the possible implications of the legislation to the Exchange.
Certain U.S. Federal Income Tax Consequences Of The Exchange To Non-U.S. Holders
          As noted above, for U.S. federal income tax purposes, Worldwide is expected to be treated as, prior to the Exchange, the issuer of the PIK Loan Unsecured Claims and, in connection with the Exchange, the transferor of the PIK Loan Cash Distribution and the issuer of the New Interests. This is because each of the Company, Travelport Limited, certain indirect subsidiaries of Travelport Limited and Travelport LLC is treated as an entity that is not regarded as separate from (i.e., is treated as a division of) Worldwide. Worldwide is not currently engaged, directly or indirectly through its subsidiaries that are not treated as corporations for U.S. federal income tax purposes, in a trade or business within the United States, and the discussion that follows assumes that Travelport LLC will continue to be a division of Worldwide for U.S. federal income tax purposes and that Worldwide will not at any time be engaged, directly or indirectly through its subsidiaries that are not treated as corporations for U.S. federal income tax purposes, in a trade or business within the United States. A Non-U.S. Holder will not be subject to U.S. federal income tax as a result of the Exchange or on any interest paid or OID accrued on the New Loans, distributions of cash or other property on the New Worldwide Shares or gain realized as a result of a disposition of a New Interest.

12

EXHIBIT A
TO
AMENDMENT NO. 2 TO
DISCLOSURE STATEMENT OF
TRAVELPORT HOLDINGS LIMITED
FIRST AMENDED PREPACKAGED PLAN OF REORGANIZATION OF
TRAVELPORT HOLDINGS LIMITED
(Marked version)

SKADDEN, ARPS, SLATE, MEAGHER
     & FLOM LLP
Jay M. Goffman
J. Eric Ivester
Four Times Square
New York, New York 10036
(212) 735-3000
Proposed Counsel for Debtor and
     Debtor-in-Possession

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK
x
:
In re:	:	Chapter 11

TRAVELPORT HOLDINGS LIMITED,		Case No.

Debtor.
:
:
::
:
:
:
x
FIRST AMENDED PREPACKAGED PLAN OF REORGANIZATION OF
TRAVELPORT HOLDINGS LIMITED

Dated:	Rye, New York September ~~21,~~28, 2011

TABLE OF CONTENTS

		Page
INTRODUCTION		1
ARTICLE I

DEFINED TERMS AND RULES OF INTERPRETATION

1.1	Additional ~~Shares~~Payment	1
1.2	Additional Shares	1
1.3	Additional Share Distribution	1
~~1.3~~1.4	Administrative Claim	1
~~1.4~~	~~Allowed~~	~~2~~
1.5	~~“Allowed ... Claim”~~Advisors	2
~~1.6~~	~~“Allowed . . . Interest”~~	~~2~~
1.6	Agreement to Purchase	2
1.7	Allowed	2
1.8	“Allowed ... Claim”	2
1.9	“Allowed . . . Interest”	2
1.10	Amended and Restated PIK Loan Credit Agreement	2
~~1.8~~1.11	Amendment Agreement	2
~~1.9~~1.12	Avoidance Action	2
~~1.10~~1.13	Bankruptcy Code	2
~~1.11~~1.14	Bankruptcy Court	~~2~~3
~~1.12~~1.15	Bankruptcy Rules	~~2~~3
~~1.13~~1.16	Blackstone	~~2~~3
~~1.14~~1.17	BMA	3
~~1.15~~1.18	BMA Approval	3
~~1.16~~1.19	Business Day	3
~~1.17~~1.20	Cash	3
~~1.18~~1.21	Chapter 11 Case	3
~~1.19~~1.22	Claim	3
~~1.20~~1.23	Claims Objection Deadline	3
~~1.21~~1.24	Class	3
~~1.22~~1.25	Common Stock Issuance	3
~~1.23~~1.26	Conditions	3
~~1.24~~1.27	Confirmation	4
~~1.25~~1.28	Confirmation Date	~~3~~4
~~1.26~~1.29	Confirmation Hearing	~~3~~4
~~1.27~~1.30	Confirmation Order	~~3~~4
~~1.28~~1.31	Consenting Lenders	~~3~~4
~~1.29~~1.32	Creditors' Committee	4
~~1.30~~1.33	D&O Insurance	4

		Page
~~1.31~~1.34	Debtor	4
~~1.32~~1.35	Disbursing Agent	4
~~1.33~~1.36	Disclosure Statement	4
~~1.34~~
1.37	Disputed Claim	4
~~1.35~~
1.38	“Disputed ... Claim~~”~~	~~4~~
~~1.36~~”	4
1.39	Effective Date	5
~~1.37~~	~~Effective Date Common Stock Distribution~~	~~5~~
~~1.38~~	~~Effective Date Common Stock Escrow Distribution~~	~~5~~
~~1.39~~	~~Equity Escrow Agent~~	~~5~~
1.40	Equity ~~Escrow Agreement~~Interest	5
1.41	~~Equity Interest~~Estate	5
1.42	~~Estate~~	~~5~~
~~1.43~~	Executory Contract or Unexpired Lease	5
~~1.44~~1.43	Exhibit 5
1.44	Extended PIK Loan Repayment	5
1.45	Favorable Ruling	5
1.46	Favorable Ruling Condition	6
1.47	Final Order	6
~~1.46~~1.48	General Unsecured Claim	~~5~~6
~~1.47~~1.49	Holdback Amount	~~5~~6
~~1.48~~1.50	Holdback Escrow Account	6
~~1.49~~1.51	Holder	6
~~1.50~~1.52	Impaired	7
~~1.51~~1.53	Indemnification Rights	7
~~1.52~~1.54	Indemnitee	7
1.55	Indentures	7
~~1.53~~1.56	Initial Consenting Lenders	~~6~~7
~~1.54~~1.57	Intercompany Claim	~~6~~7
~~1.55~~	~~Interest~~	~~6~~
~~1.56~~	~~IRC~~	~~6~~
~~1.57~~	Lien	~~6~~
1.58	~~Liquidity Event~~Interest	7
1.59	IRC	7
1.60	Lien	7
1.61	Liquidity Event	7
1.62	Majority Shareholder	8
1.63	Management Agreement	8
~~1.60~~1.64	Management Incentive Plan	8
~~1.61~~1.65	Mutual Release	8
~~1.62~~1.66	New Boards	~~7~~8
~~1.63~~1.67	New Intercompany Note	~~7~~8
~~1.64~~	~~New Sub~~	~~7~~
~~1.65~~	~~New Sub Escrow Agent~~	~~7~~

Page
~~1.66 New Sub Guarantee~~	~~7~~
~~1.67 New Sub Investment~~	8
1.68 New Sub ~~Pledge~~	8
1.69 New Sub Escrow Agent	8
1.70 New Sub Escrow and Security Agreement	8
1.71 New Sub Guarantee	9
1.72 Non-Tax Priority Claim	9
~~1.70~~1.73 OpCo	9
~~1.71~~1.74 OpCo Credit Facility	9
~~1.72~~1.75 OpCo Credit Facility Amendment	~~8~~9
~~1.73~~1.76 Outstanding PIK Loan Balance	~~8~~9
1.77 Permitted Transfer Date	9
~~1.74~~1.78 Person	~~8~~10
~~1.75~~1.79 Petition Date	~~8~~10
~~1.76~~1.80 PIK Loan	~~8~~10
~~1.77~~1.81 PIK Loan Cash Distribution	~~8~~10
~~1.78~~1.82 PIK Loan Credit Agreement	10
~~1.79~~1.83 PIK Loan Restructuring	10
~~1.80~~1.84 PIK Loan Restructuring Documents	10
~~1.81~~1.85 PIK Loan Unsecured Claim	10
~~1.82~~1.86 Plan	~~9~~10
~~1.83~~1.87 Plan Supplement	~~9~~10
~~1.84 Post-Effective Date Common Stock Distribution~~	~~10~~
~~1.85 Post-Effective Date Common Stock Distribution Schedule~~	~~11~~
~~1.86~~1.88 Priority Tax Claim	11
~~1.87~~1.89 Pro Rata	11
~~1.88~~1.90 Professional	11
~~1.89~~1.91 Professional Fee Claim	11
~~1.90~~1.92 Registration Rights Agreement	11
~~1.91~~1.93 Released Party	11
~~1.92~~1.94 Reorganized Debtor	~~10~~12
~~1.93~~1.95 Requisite Consenting Lenders	12
~~1.94~~1.96 Restructuring Support Agreement	12
~~1.95~~1.97 Retained Actions	12
~~1.96~~1.98 Schedules	~~11~~13
~~1.97 SEC~~	~~11~~13
~~1.98 Second Lien OpCo Term Loan~~	11
1.99 ~~Second Lien OpCo Term Loan Credit Agreement~~SEC	13
1.100 Second Lien OpCo Term Loan ~~Exchange Portion~~	~~12~~13
1.101 Second Lien OpCo Term Loan ~~Guarantee~~Credit Agreement	13
1.102 Second Lien OpCo Term Loan Exchange Portion	13
1.103 Second Lien OpCo Term Loan Guarantee	13
1.104 Senior Notes Indentures	13
1.105 Shareholder Party	13
~~1.103~~1.106 Shareholders’ Agreement	13
~~1.104 Subject IPO~~	~~12~~

Page
~~1.105 Subject Transaction~~	~~12~~
1.107 Subordinated Notes Indenture	14
1.108 Subscription Agreement	14
~~1.106~~1.109 Tranche A Extended PIK Loan	14
~~1.107~~1.110 Tranche B Extended PIK Loan	~~12~~14
1.111 Transfer	14
~~1.108~~1.112 Travelport NewCo	~~12~~14
~~1.109~~1.113 Unclassified Claims	~~12~~14
~~1.110~~1.114 Unimpaired	~~12~~14
~~1.111~~1.115 Worldwide	~~12~~14

ARTICLE II
TREATMENT OF UNCLASSIFIED CLAIMS
2.1 Administrative Claims	~~13~~15
2.2 Priority Tax Claims	16

ARTICLE III
CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

3.1 Introduction	~~14~~16
3.2 Summary Of Classes	16
3.3 Treatment Of Classes	17
3.4 Alternative Treatment	20
3.5 Special Provision Regarding Unimpaired Claims	20
3.6 Procedures For Resolving Disputed, Contingent, And Unliquidated Claims	~~18~~20

ARTICLE IV
ACCEPTANCE OR REJECTION OF THIS PLAN

4.1 Classes Entitled To Vote	20
4.2 Acceptance By Impaired Classes	20
4.3 Elimination Of Classes	20

ARTICLE V
MEANS FOR IMPLEMENTATION OF THIS PLAN

5.1 Continued Legal Existence	21
5.2 New Boards Of Directors	~~19~~21
5.3 PIK Loan Restructuring	21
5.4 Reinstatement Of Equity Interests And The Common Stock Issuance	24
5.5 ~~Equity Escrow Distribution~~[Reserved]	24

		Page
5.6	~~Liquidity Event~~[Reserved]	24
5.7	Section 1145 And Other Exemptions	25
5.8	Additional Share Distribution	25
5.9	Treatment Of The Second Lien OpCo Term Loan, The Tranche A Extended PIK Loan And The Tranche B Extended PIK Loan	~~24~~26
5.10	Treatment Of The ~~Post-Effective Date Common Stock Distribution And The~~ Additional Share Distribution	~~24~~26
5.11	Management Incentive Plan	~~25~~27
5.12	Corporate Action	~~25~~27
5.13	Preservation Of Certain Causes Of Action	~~25~~27
5.14	Effectuating Documents; Further Transactions	27
5.15	Exemption From Certain Transfer Taxes And Recording Fees	~~26~~28
5.16	Further Authorization	~~26~~28
5.17	Dissolution Of Creditors’ Committee	~~26~~28

ARTICLE VI

PROVISIONS GOVERNING DISTRIBUTIONS

6.1	Allowed Claims And Interests	28
6.2	Distributions For Claims Allowed As Of The Effective Date	~~27~~28
6.3	Payments And Distributions On Disputed Claims	~~27~~29
6.4	Special Rules For Distributions To Holders Of Disputed Claims	~~27~~29
6.5	Interest And Penalties On Claims	~~27~~29
6.6	Delivery Of Distributions And Undeliverable Or Unclaimed Distributions	29
6.7	Withholding And Reporting Requirements	30
6.8	Setoffs	~~29~~31

ARTICLE VII

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

7.1	Assumption Of Executory Contracts And Unexpired Leases	31

ARTICLE VIII

CONFIRMATION AND CONSUMMATION OF THE PLAN

8.1	Conditions To Confirmation	31
8.2	Conditions To Effective Date	~~30~~32
8.3	Waiver Of Conditions	~~31~~34

v

		Page
12.14	Conflicts	45
12.15	Waiver Or Estoppel	45

EXHIBIT

EXHIBIT A	AMENDMENT AGREEMENT

EXHIBIT B	RESTRUCTURING SUPPORT AGREEMENT

EXHIBIT C	SECOND LIEN OPCO TERM LOAN CREDIT AGREEMENT

INTRODUCTION
          Travelport Holdings Limited (the “Debtor”) and non-debtor Travelport Worldwide Limited jointly propose the following first amended prepackaged plan of reorganization for the resolution of the outstanding Claims against and Interests in the Debtor. Reference is made to the Disclosure Statement, distributed contemporaneously herewith, for a discussion of (i) the Debtor’s history and business, (ii) a summary and analysis of this Plan, and (iii) certain related matters, including risk factors relating to the consummation of this Plan. Subject to the terms of the Restructuring Support Agreement (as defined below) and certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, the Debtor reserves the right to alter, amend, modify, revoke, or withdraw this Plan prior to its substantial consummation.
ARTICLE I
DEFINED TERMS AND RULES OF INTERPRETATION
          Defined Terms. As used herein, capitalized terms shall have the meanings set forth below. Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.
          1.1 Additional Payment means a payment, provided for in the Shareholders’ Agreement, to the recipients of the Common Stock Issuance of 25% of any amount that is permitted to be paid to the Advisors as a lump sum (i) under the Management Agreement upon an initial public offering or change of control and (ii) pursuant to the credit agreements and other loan documents.
          1.2 ~~1.1~~ Additional Shares means that number of shares of common stock of Worldwide that, when issued, will result in the Holders of Allowed PIK Loan Unsecured Claims holding a total number of shares of Worldwide common stock equal to 44% of the fully diluted issued and outstanding common stock of Worldwide as of the Effective Date, subject to dilution by shares issued pursuant to the Management Incentive Plan.
          1.3 ~~1.2~~ Additional Share Distribution shall have the meaning set forth in Section 5.8 hereof, subject to dilution by the Management Incentive Plan.
          1.4 ~~1.3~~ Administrative Claim means an Allowed Claim for costs and expenses of administration of the Chapter 11 Case under sections 503(b), 507(a)(2) or 507(b) of the Bankruptcy Code, including, but not limited to: (a) any actual and necessary costs and expenses, incurred on or after the Petition Date, of preserving the Estate and operating the Debtor and Claims of governmental units for taxes (including tax audit Claims related to tax years commencing after the Petition Date, but excluding Claims relating to tax periods, or portions thereof, ending on or before the Petition Date); (b) Professional Fee Claims; (c) all fees and charges assessed against the Estate under Chapter 123 of Title 28 of the United States Code; and (d) all other Claims entitled to administrative claim status pursuant to a Final Order of the Bankruptcy Court.
          1.5 Advisors means (i) Blackstone Management Partners L.L.C. (formerly known as Blackstone Management Partners V L.L.C.) and TCV VI Management L.L.C., as advisors under the Management Agreement and (ii) OEP TP, Ltd as an advisor under that certain Investment and Cooperation Agreement, dated as of December 7, 2006, among OEP TP, Ltd, the Shareholder Party and Worldwide.
          1.6 Agreement to Purchase shall have the meaning set forth in Section 5.3 of this Plan.
           1.7 ~~1.4~~  Allowed means, with respect to any Claim or Interest, such Claim or Interest or any portion thereof (a) that has been listed in the Schedules filed by the Debtor (if any) as neither disputed, contingent nor unliquidated; (b) that has been allowed (i) by a Final Order of the Bankruptcy Court, (ii) pursuant to the terms of this Plan, (iii) by agreement between the Holder of such Claim or Interest and the Debtor or Reorganized Debtor; (c) as to which no objection or request for estimation has been filed on or before the Claims Objection Deadline or the expiration of such other applicable period fixed by the Bankruptcy Code, Bankruptcy Rules, Bankruptcy Court or this Plan; or (d) as to which any objection has been settled, waived, withdrawn or denied by a Final Order or in accordance with this Plan.
          1.8 ~~1.5~~ “Allowed ... Claim” means an Allowed Claim of the particular type or Class described.
          1.9 ~~1.6~~ “Allowed . . . Interest” means an Allowed Interest of the particular type of Class described.
          1.10 ~~1.7~~ Amended and Restated PIK Loan Credit Agreement means the PIK Loan Credit Agreement, as amended and restated, in substantially the form attached as an exhibit to the Amendment Agreement.
          1.11 ~~1.8~~ Amendment Agreement means that certain agreement among the Debtor, Credit Suisse, Cayman Islands branch, as administrative agent, and certain lenders from time to time party thereto, to amend the PIK Loan Credit Agreement, in substantially the form attached hereto as Exhibit A.
          1.12 ~~1.9~~ Avoidance Action means any claim or cause of action of the Estate arising out of or maintainable pursuant to sections 510, 541, 542, 543, 544, 545, 547, 548, 549, 550, 551, or 553 of the Bankruptcy Code or under any other similar applicable law, regardless of whether or not such action has been commenced prior to the Effective Date.
          1.13 ~~1.10~~ Bankruptcy Code means title 11 of the United States Code, as now in effect or hereafter amended.

          1.14  ~~1.11~~ Bankruptcy Court means the United States Bankruptcy Court for the Southern District of New York, or any other court with jurisdiction over the Chapter 11 Case.
          1.15 ~~1.12~~ Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, as now in effect or hereafter amended.
          1.16  ~~1.13~~ Blackstone means Blackstone Capital Partners (Cayman) V L.P.; Blackstone Capital Partners (Cayman) V-A L.P.; BCP (Cayman) V-S L.P.; Blackstone Family Investment Partnership (Cayman) V L.P.; Blackstone Family Investment Partnership (Cayman) V-SMD L.P.; Blackstone Participation Partnership (Cayman) V L.P.; and BCP V Co-Investors (Cayman) L.P. and each of their successors and assigns with respect to their interests in TDS Investor (Cayman) L.P.
          1.17  ~~1.14~~ BMA means the Bermudan Monetary Authority.
          1.18  ~~1.15~~ BMA Approval means the approval by the BMA, as required by Bermuda law, of the recipients of Worldwide shares.
          1.19  ~~1.16~~ Business Day means any day, other than a Saturday, Sunday, or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).
          1.20  ~~1.17~~ Cash means legal tender of the United States of America and equivalents thereof.
          1.21  ~~1.18~~ Chapter 11 Case means the case under Chapter 11 of the Bankruptcy Code commenced by the Debtor in the Bankruptcy Court.
          1.22  ~~1.19~~ Claim means a “claim” as defined in section 101(5) of the Bankruptcy Code.
          1.23  ~~1.20~~ Claims Objection Deadline means that day which is one hundred twenty (120) days after the Effective Date, as the same may be from time to time extended by the Bankruptcy Court without further notice to parties-in-interest.
          1.24  ~~1.21~~ Class means a category of Claims or Interests, as described in Article III hereof.
          1.25  ~~1.22~~ Common Stock Issuance ~~shall have the meaning set forth in Section 5.3 hereof.~~ means the issuance, on a Pro Rata basis, of 40% of the fully diluted issued and outstanding common stock of Worldwide (subject to dilution by the Management Incentive Plan) to the Holders of PIK Loan Unsecured Claims.
          1.26  ~~1.23~~ Conditions shall have the meaning set forth in Section 5.3 hereof.

          1.27 ~~1.24~~ Confirmation means the confirmation of this Plan by the Bankruptcy Court under section 1129 of the Bankruptcy Code.
           1.28 ~~1.25~~  Confirmation Date means the date on which the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court.
          1.29  ~~1.26~~ Confirmation Hearing means the hearing held by the Bankruptcy Court pursuant to section 1128 of the Bankruptcy Code to consider confirmation of this Plan, as such hearing may be adjourned or continued from time to time.
          1.30  ~~1.27~~ Confirmation Order means the order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code.
          1.31  ~~1.28~~ Consenting Lenders means the Holders of PIK Loan Unsecured Claims that are parties to the Restructuring Support Agreement.
          1.32  ~~1.29~~ Creditors’ Committee means the statutory committee of unsecured creditors, if any, appointed in the Chapter 11 Case pursuant to section 1102 of the Bankruptcy Code.
          1.33  ~~1.30~~ D&O Insurance means insurance maintained by OpCo which covers, among others, the directors, officers and managing members of the Debtor.
           1.34  ~~1.31~~ Debtor means Travelport Holdings Limited.
          1.35  ~~1.32~~ Disbursing Agent means the Reorganized Debtor, or any party designated by the Reorganized Debtor, with the consent of the Requisite Consenting Lenders, to serve as disbursing agent under this Plan.
          1.36  ~~1.33~~ Disclosure Statement means the disclosure statement (including all appendices, exhibits and schedules thereto) relating to this Plan, as amended, modified or supplemented from time to time, and distributed contemporaneously herewith in accordance with section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017.
          1.37  ~~1.34~~ Disputed Claim means any Claim (a) as to which the Debtor has interposed an objection or request for estimation in accordance with this Plan, the Bankruptcy Code and the Bankruptcy Rules, or that is otherwise disputed by the Debtor, the Reorganized Debtor, or other party-in-interest in accordance with applicable law, which objection has not been withdrawn or determined by a Final Order, (b) designated in the Debtor’s Schedules, if any, as contingent, unliquidated, or disputed, (c) which amends a Claim designated in the Debtor’s Schedules, if any, as contingent, unliquidated, or disputed, or (d) prior to it having become an Allowed Claim.
           1.38 ~~1.35~~  “Disputed ... Claim” means a Disputed Claim of the type described.

          1.39 ~~1.36~~ Effective Date means the first Business Day after which all provisions, terms and conditions specified in Section 8.2 have been satisfied or waived pursuant to Section 8.3, and this Plan is substantially consummated as such term is defined in section 1101(2) of the Bankruptcy Code.
          ~~1.37 Effective Date Common Stock Distribution means the issuance, on a Pro Rata basis, of 15% of the fully diluted issued and outstanding common stock of Worldwide (subject to dilution by the Management Incentive Plan) to the Holders of PIK Loan Unsecured Claims.~~
          ~~1.38 Effective Date Common Stock Escrow Distribution means the issuance, on or before the Effective Date, of 25% of the fully diluted issued and outstanding common stock of Worldwide (subject to dilution by the Management Incentive Plan) to the Equity Escrow Agent, to be distributed to the Holders of the PIK Loan Unsecured Claims in accordance with the Post-Effective Date Common Stock Distribution Schedule.~~
          ~~1.39 Equity Escrow Agent means the party, selected by the Requisite Consenting Lenders, and reasonably acceptable to Worldwide, responsible for administering the third party escrow account, governed by the Equity Escrow Agreement, established to hold the common stock of Worldwide issued pursuant to the Effective Date Common Stock Escrow Distribution.~~
          ~~1.40 Equity Escrow Agreement means that certain escrow agreement among Worldwide, the Equity Escrow Agent and the Holders of PIK Loan Unsecured Claims to be filed as part of the Plan Supplement in form and substance reasonably satisfactory to the Requisite Consenting Lenders.~~
          1.40 ~~1.41~~ Equity Interest means any Interest arising from or on behalf of the equity of the Debtor outstanding immediately prior to the Petition Date, including treasury stock and all options, warrants, calls, rights, puts, awards, commitments, or any other agreements of any character to acquire such equity.
          1.41  ~~1.42~~ Estate means the estate of the Debtor created under section 541 of the Bankruptcy Code.
          1.42  ~~1.43~~ Executory Contract or Unexpired Lease means any executory contracts or unexpired leases to which the Debtor is a party.
          1.43  ~~1.44~~ Exhibit means an exhibit annexed to either this Plan or as an appendix to the Disclosure Statement.
          1.44 Extended PIK Loan Repayment means the indefeasible repayment in full and in Cash by the Reorganized Debtor of the Tranche A Extended PIK Loan and the Tranche B Extended PIK Loan.
          1.45 Favorable Ruling means a court of competent jurisdiction has entered a judgment that none of the transactions related to the $135 million of the Second

Lien OpCo Term Loan following its issuance that are contemplated by the Restructuring Support Agreement violate or give rise to an event of default under the Indentures.
          1.46 Favorable Ruling Condition means that a Favorable Ruling has become a final order, in full force and effect without reversal, modification or stay, not subject to a pending motion for reconsideration, revocation, reversal, modification, stay or appeal and the period for an appeal has expired; provided, however, that if the Favorable Ruling has not become a final order because a notice of appeal has been timely filed and the parties are not stayed or enjoined from taking certain actions contemplated hereby including executing the Subscription Agreement and consummating the transactions contemplated thereby, the condition requiring a final order shall only be deemed satisfied if Travelport Limited determines in its sole and absolute commercially reasonable discretion that the effect of any appeal or other related proceeding would not be adverse to the business, operations, property, condition (financial or otherwise) or prospects of Travelport Limited or its affiliates; provided, further, the Favorable Ruling Condition may be waived by Travelport Limited in its absolute and sole discretion.
          1.47 ~~1.45~~ Final Order means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in the Chapter 11 Case, or the docket of any such other court, the operation or effect of which has not been reversed, stayed, modified, or amended, and as to which order or judgment (or any reversal, stay, modification, or amendment thereof) (a) the time to appeal, seek leave to appeal or certiorari, or request reargument or further review or rehearing has expired and no appeal, petition for leave to appeal or certiorari, or request for reargument or further review or rehearing has been timely filed, or (b) any appeal that has been or may be taken or any petition for certiorari or leave to appeal or request for reargument or further review or rehearing that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed, from which certiorari or leave to appeal was sought, or to which the request was made, and no further appeal or petition for certiorari or leave for appeal or request for reargument or further review or rehearing has been or can be taken or granted.
          1.48/  ~~1.46~~ General Unsecured Claim means a Claim that is not an Administrative Claim, Priority Tax Claim, Non-Tax Priority Claim, PIK Loan Unsecured Claim, or Intercompany Claim.
          1.49 ~~1.47~~ Holdback Amount means the amount equal to 20% of fees billed to the Debtor in a given month that was retained by the Debtor as a holdback on payment of a Professional Fee Claim.
          1.50  ~~1.48~~ Holdback Escrow Account means the escrow account established by the Disbursing Agent into which Cash equal to the Holdback Amount shall be deposited on the Effective Date for the payment of Allowed Professional Fee Claims to the extent not previously paid or disallowed.
          1.51  ~~1.49~~ Holder means a holder of a Claim or Interest, as applicable.

          1.52  ~~1.50~~ Impaired means, when used in reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.
          1.53  ~~1.51~~ Indemnification Rights means any obligations of the Debtor to indemnify (i) its present and former officers and directors pursuant to the Debtor’s organizational documents, or pursuant to any applicable law or specific agreement (other than the Restructuring Support Agreement) in respect of any claims, demands, suits, causes of action or proceedings against such an officer or director based upon any act or omission related to its service with, for or on behalf of the Debtor, and (ii) the Shareholder Party for out-of-pocket costs and expenses, including reasonable attorney’s fees, incurred by it on and after the Effective Date to enforce the releases and exculpation provisions granted to it as a Released Party under Sections 9.3, 9.6, and 9.7 hereof, except for acts or omissions that are the result of the Shareholder Party’s gross negligence or willful misconduct; provided that, for the sake of clarity, the Shareholder Party shall not be entitled to recover for any of its investment losses, if any, related to any investment made in the Debtor prior to the Petition Date, hereunder or for any underlying liability.
          1.54  ~~1.52~~ Indemnitee means (i) all present and former directors, officers, employees, agents or representatives of the Debtor (in their capacity as such) and (ii) the Shareholder Party, in each case who are entitled to assert Indemnification Rights.
          1.55 Indentures means, collectively, the Senior Notes Indentures and the Subordinated Notes Indenture.
          1.56 ~~1.53~~ Initial Consenting Lenders means Angelo, Gordon & Co. and Q Investments, L.P., in their capacities as Holders of PIK Loan Unsecured Claims and as parties to the Restructuring Support Agreement.
          1.57  ~~1.54~~ Intercompany Claim means (a) any account reflecting intercompany book entries by the Debtor with respect to any non-Debtor affiliate or (b) any Claim that is not reflected in such book entries and is held by the Debtor against any non-Debtor affiliate.
          1.58  ~~1.55~~  Interest means the legal, equitable, contractual, and other rights of any Person with respect to any capital stock or other ownership interest in the Debtor, whether or not transferable, and any option, warrant, or right to purchase, sell, or subscribe for an ownership interest or other equity security in the Debtor.
           1.59  ~~1.56~~ IRC means the Internal Revenue Code of 1986, as amended.
          1.60  ~~1.57~~ Lien shall mean any lien, security interest, pledge, title retention agreement, encumbrance, charge, mortgage or hypothecation, other than, in the case of securities and any other equity ownership interests, any restrictions imposed by applicable United States or foreign securities laws.
          1.61  ~~1.58~~ Liquidity Event ~~means if (i) all amounts owing under the Amended and Restated PIK Loan Credit Agreement are paid in full in Cash or (ii) the~~

~~Reorganized Debtor announces a Subject IPO or a Subject Transaction.~~ means, on or prior to September 30, 2013, the occurrence of the Extended PIK Loan Repayment.
           1.62  ~~1.59~~ Majority Shareholder means, collectively, Blackstone, TCV VI (Cayman), L.P., TCV Member Fund (Cayman), L.P., OEP TP, Ltd. and any person which directly or indirectly controls, is controlled by or is under common control with each such entity.
           1.63 Management Agreement means that certain Transaction Monitoring Fee Agreement (as amended or modified from time to time), dated as of August 23, 2006, among OpCo, Blackstone Management Partners L.L.C. (formerly known as Blackstone Management Partners V L.L.C.) and TCV VI Management L.L.C.
           1.64  ~~1.60~~ Management Incentive Plan means a management incentive plan for management of one or more direct or indirect subsidiaries of Travelport Limited, on terms approved by the board of directors of Worldwide and at least one independent director designated by holders of shares distributed in the Common Stock Issuance, of up to 5% of the shares of common stock of Worldwide on a fully diluted basis; provided that the shares issued pursuant to the Management Incentive Plan will dilute on a Pro Rata basis all outstanding shares of common stock in Worldwide.
           1.65  ~~1.61~~ Mutual Release means a release consistent with the releases provided for in Section 9.3 of this Plan to be filed as part of the Plan Supplement in form and substance reasonably acceptable to the Requisite Consenting Lenders, the Debtor and Blackstone.
           1.66  ~~1.62~~ New Boards means the initial board of directors of each of the Reorganized Debtor, Worldwide and Travelport Limited.
           1.67  ~~1.63~~ New Intercompany Note means that certain subordinated promissory note issued by Travelport Limited to OpCo as consideration for, and of equal face value to, the Second Lien OpCo Term Loan, in form and substance reasonably acceptable to the Requisite Consenting Lenders as set forth in Section 5.3 of this Plan.
           1.68  ~~1.64~~ New Sub means Travelport Guarantor LLC, a newly formed unrestricted subsidiary of Travelport Limited, the organizational documents of which shall be set forth in the Plan Supplement and shall (i) provide for the appointment of at least one independent director that is reasonably acceptable to the Requisite Consenting Lenders, and (ii) otherwise be in form and substance reasonably acceptable to the Requisite Consenting Lenders and the Shareholder Party.
           1.69  ~~1.65~~  New Sub Escrow Agent means the party, selected by the Requisite Consenting Lenders and reasonably acceptable to the Debtor, responsible for administering the third party escrow account established pursuant to ~~hold the New Sub Investment~~ the New Sub Escrow and Security Agreement.
           1.70 New Sub Escrow and Security Agreement means an escrow and security agreement between the New Sub and the holders of the Tranche A Extended PIK

Loan, pursuant to which the New Sub Escrow Agent will hold the Second Lien OpCo Term Loan for the benefit of the holders of the Tranche A Extended PIK Loan in the amount of the obligations outstanding thereunder, which shall be (i) entered into upon the occurrence of the Permitted Transfer Date, (ii) in form and substance reasonably acceptable to the Requisite Consenting Lenders and the Shareholder Party, and (iii) set forth in the Plan Supplement.
          1.71  ~~1.66~~ New Sub Guarantee means ~~the~~ a guarantee to be issued by the New Sub in favor of the holders of the Tranche A Extended PIK Loan in the amount of the obligations outstanding thereunder, which ~~guarantee~~ shall be (i) entered into upon the occurrence of the Permitted Transfer Date, (ii) in form and substance reasonably acceptable to the Requisite Consenting Lenders and the Shareholder Party ~~and shall be set forth in the Plan Supplement.~~
          ~~1.67 New Sub Investment has the meaning set forth in Section 5.3 hereof.~~
          ~~1.68 New Sub Pledge means the pledge of all existing and later acquired assets of the New Sub, including its holdings of the Second Lien OpCo Term Loan, to the holders of the Tranche A Extended PIK Loan as security for the obligations outstanding under the New Sub Guarantee, which pledge shall be in form and substance reasonably acceptable to the Requisite Consenting Lenders and the Shareholder Party and shall be~~, and (iii) set forth in the Plan Supplement.
           1.72  ~~1.69~~ Non-Tax Priority Claim means a Claim, other than an Administrative Claim or Priority Tax Claim, which is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code.
          1.73  ~~1.70~~ OpCo means Travelport LLC.
          1.74  ~~1.71~~ OpCo Credit Facility means that certain existing third amended and restated credit agreement, as amended, among Travelport LLC, as borrower, Travelport Limited, as parent guarantor, Waltonville Limited, as intermediate parent guarantor, UBS AG, Stamford Branch, as administrative agent and L/C issuer, UBS Loan Finance LLC, as swing line lender, and the other agents and other lenders party thereto.
          1.75  ~~1.72~~ OpCo Credit Facility Amendment means the amendment to the OpCo Credit Facility which provides the relief necessary to permit the PIK Loan Restructuring in form and substance reasonably satisfactory to the Requisite Consenting Lenders.
          1.76  ~~1.73~~ Outstanding PIK Loan Balance means the total debt outstanding under the PIK Loan as of the Petition Date, including all accrued and unpaid interest (calculated in accordance with the terms of the PIK Loan Credit Agreement) and other fees and charges.
          1.77 Permitted Transfer Date means the earlier of (i) the date on which the Favorable Ruling Condition is satisfied or (ii) the date on which Travelport Limited, in its absolute and sole discretion, at any time prior to the satisfaction of the Favorable Ruling Condition, elects to consummate the Transfer.
           1.78  ~~1.74~~ Person means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, or other entity.
          1.79  ~~1.75~~ Petition Date means the date on which the Debtor filed its petition for relief commencing its Chapter 11 Case.
          1.80  ~~1.76~~ PIK Loan means the term loan, in aggregate amount of $715 million (principal including accrued interest) as of September 30, 2011 issued by the Debtor pursuant to the PIK Loan Credit Agreement.
          1.81  ~~1.77~~ PIK Loan Cash Distribution has the meaning set forth in Section 5.3 hereof.
          1.82  ~~1.78~~ PIK Loan Credit Agreement means that certain credit agreement among the Debtor, Credit Suisse, Cayman Islands branch, as administrative agent, and certain lenders from time to time party thereto, dated as of March 27, 2007 and as amended as of December 4, 2008.
           1.83  ~~1.79~~ PIK Loan Restructuring has the meaning set forth in Section 5.3 hereof.
          1.84 ~~1.80~~ PIK Loan Restructuring Documents means all documents relating to the PIK Loan Restructuring, including, without limitation, the Restructuring Support Agreement and all documents referenced therein, but not including this Plan or the Disclosure Statement.
          1.85  ~~1.81~~ PIK Loan Unsecured Claim means any Claim arising from or relating to the PIK Loan.
          1.86  ~~1.82~~ Plan means this Chapter 11 plan of reorganization, including the Exhibits and all supplements, appendices, and schedules hereto, either in its current form or as the same may be altered, amended, or modified from time to time.
           1.87  ~~1.83~~ Plan Supplement means the compilation of documents that the Debtor shall file with the Bankruptcy Court on or before the date that is five (5) days prior to the Confirmation Hearing.
          ~~1.84 Post-Effective Date Common Stock Distribution means the distribution, on a Pro Rata basis, of the Effective Date Common Stock Escrow Distribution (together with any distributions (and related earnings) thereon) by the Equity Escrow Agent to the Holders of PIK Loan Unsecured Claims, to be distributed in accordance with the Post-Effective Date Common Stock Distribution Schedule, which may also be described in the Equity Escrow Agreement.~~

          ~~1.85 Post-Effective Date Common Stock Distribution Schedule means (a) the dates upon which the Worldwide shares (together with any distributions (and related earnings) thereon) held by the Equity Escrow Agent as a result of the Effective Date Common Stock Escrow Distribution shall be distributed to the Holders of the PIK Loan Unsecured Claims and (b) such corresponding amounts of Worldwide shares (together with the corresponding amount of any distributions (and related earnings) thereon) that shall be distributed on such dates, all as provided for in the Shareholders’ Agreement and the Equity Escrow Agreement, as follows: (i) March 31, 2012: 10%; thereby bringing the total equity then held by the Holders of PIK Loan Unsecured Claims to 25% of the Worldwide shares (subject to dilution, Pro Rata with all other outstanding shares, by the Management Incentive Plan); (ii) September 30, 2012: 5%; thereby bringing the total equity then held by the Holders of PIK Loan Unsecured Claims to 30% of the Worldwide shares (subject to dilution, Pro Rata with all other outstanding shares, by the Management Incentive Plan); (iii) March 31, 2013: 5%; thereby bringing the total equity then held by the Holders of PIK Loan Unsecured Claims to 35% of the Worldwide shares (subject to dilution, Pro Rata with all other outstanding shares, by the Management Incentive Plan) and (iv) September 30, 2013: 5%; thereby bringing the total equity then held by the Holders of PIK Loan Unsecured Claims to 40% of the Worldwide shares (subject to dilution, Pro Rata with all other outstanding shares, by the Management Incentive Plan).~~
          1.88 ~~1.86~~ Priority Tax Claim means a Claim of a governmental unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.
          1.89 ~~1.87~~ Pro Rata means, as applicable, the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of all Allowed Claims in that Class, or the proportion that all Allowed Claims in a particular Class bear to the aggregate amount of Allowed Claims in such Class and other Classes entitled to share in the same recovery under this Plan.
          1.90 ~~1.88~~ Professional means (a) any professional employed in this Chapter 11 Case pursuant to sections 327, 328 or 1103 of the Bankruptcy Code or otherwise and (b) any professional or other entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Case pursuant to section 503(b)(4) of the Bankruptcy Code.
          1.91 ~~1.89~~ Professional Fee Claim means an Administrative Claim of a Professional for compensation for services rendered or reimbursement of costs, expenses, or other charges incurred on or after the Petition Date and prior to and including the Effective Date.
          1.92 ~~1.90~~ Registration Rights Agreement means that certain registration rights agreement among Worldwide and the shareholders referred to therein to be filed as part of the Plan Supplement in form and substance reasonably acceptable to Worldwide, the Shareholder Party, Blackstone and the Requisite Consenting Lenders.
          1.93 ~~1.91~~ Released Party means each of (a) the Debtor and the Reorganized Debtor, (b) the current and former directors and officers of the Debtor; (c) the

Creditors’ Committee, if any, and the current and former members thereof, in their capacity as such; (d) Holders of direct Equity Interests in the Debtor that vote to accept this Plan and Holders of indirect Equity Interests that execute a Mutual Release; (e) Holders of PIK Loan Unsecured Claims that voted to accept this Plan; (f) each Consenting Lender to the extent that such Consenting Lender voted to accept this Plan; (g) the Shareholder Party so long as it executes a Mutual Release; and (h) with respect to each of the foregoing Persons in clauses (a) through (g) (but, so as to avoid duplication, without including such persons identified in (a) through (f)), such Person’s subsidiaries, affiliates, members, officers, directors, agents, financial advisors, accountants, investment bankers, consultants, attorneys, employees, partners, and representatives, in each case only in their capacity as such.
          1.94 ~~1.92~~ Reorganized Debtor means the successor to the Debtor on and after the Effective Date.
          1.95 ~~1.93~~ Requisite Consenting Lenders means, at the time of determination, Consenting Lenders holding a majority in principal amount of the PIK Loan Unsecured Claims; provided, however, that in determining the Requisite Consenting Lenders, any PIK Loan Unsecured Claims held by the Shareholder Party, Blackstone or the Debtor shall be excluded.
          1.96 ~~1.94~~ Restructuring Support Agreement means that certain Travelport Holdings Limited Restructuring Support Agreement and attached term sheet dated as of September 17, ~~2011~~2011, as amended on September 28, 2011, by and among the Debtor, Worldwide, the Shareholder Party and the Consenting Lenders, attached hereto as Exhibit B.
          1.97 ~~1.95~~ Retained Actions means all claims, causes of action, rights of action, suits, demands, Liens, indemnities, guarantees, obligations, liabilities, judgments, accounts, defenses, offsets, powers, privileges, licenses, franchises and proceedings of any kind whatsoever, known, unknown, contingent, or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity, which the Debtor or the Debtor’s Estate may hold against any Person, including, without limitation, (a) claims and causes of action brought prior to the Effective Date; (b) all Avoidance Actions; (c) any right of setoff, counterclaim, or recoupment and any claim or cause of action on contracts or for breaches of duties imposed by law or in equity; (d) the right to object to Claims (other than the PIK Loan Unsecured Claims) or Interests; (e) any claim or cause of action or defense including fraud, mistake, duress, and usury and any other defenses set forth in section 558 of the Bankruptcy Code; (f) any state law fraudulent transfer claim; and (g) any such claims, causes of action, rights of action, suits or proceedings listed in the Disclosure Statement or any Schedules filed by the Debtor in this case, if any; provided, however, that Retained Actions shall not include those claims, causes of action, rights of action, suits and proceedings, whether in law or in equity, whether known or unknown, released under Article IX herein.

          1.98 ~~1.96~~ Schedules means the schedules, statements, and lists, if any, filed by the Debtor with the Bankruptcy Court pursuant to Bankruptcy Rule 1007, as may be amended or supplemented from time to time.
          1.99 ~~1.97~~ SEC means the U.S. Securities Exchange Commission.
          1.100 ~~1.98~~ Second Lien OpCo Term Loan means the new term loan, in an aggregate principal amount of $342.5 million, to be issued by OpCo pursuant to the Second Lien OpCo Term Loan Credit Agreement, substantially contemporaneously with the consummation of this Plan.
          1.101 ~~1.99~~ Second Lien OpCo Term Loan Credit Agreement means the credit agreement governing the Second Lien OpCo Term Loan, in substantially the form attached hereto as Exhibit C.
          1.102 ~~1.100~~ Second Lien OpCo Term Loan Exchange Portion has the meaning set forth in Section 5.3 hereof.
          1.103 ~~1.101~~ Second Lien OpCo Term Loan Guarantee means the guarantee issued by certain affiliates of the Debtor, which entities are guarantors of the OpCo Credit Facility, in favor of the holders of the Second Lien OpCo Term Loan, which guarantee shall be in form and substance reasonably acceptable to the Requisite Consenting Lenders and the Shareholder Party and shall be set forth in Plan Supplement.
          1.104 Senior Notes Indentures means (i) the Indenture, dated as of August 23, 2006, by and among OpCo, the guarantors named therein, including Travelport Limited, and the Bank of Nova Scotia Trust Company of New York, as trustee thereunder and (ii) the Indenture, dated as of August 18, 2010, by and among OpCo, Travelport Inc., the guarantors named therein, including Travelport Limited, and The Bank of Nova Scotia Trust Company of New York, as trustee thereunder.
          1.105 ~~1.102~~ Shareholder Party means TDS Investor (Cayman) L.P.
          1.106 ~~1.103~~ Shareholders’ Agreement means that certain shareholders’ agreement among Worldwide, ~~New Sub, TDS Investor (Cayman) L.P., Blackstone and~~Travelport NewCo, the Shareholder Party, Blackstone and as to certain provisions, Blackstone Management Partners L.L.C. (formerly known as Blackstone Management Partners V L.L.C.), the Holders of PIK Loan Unsecured Claims and all other Persons party thereto to be filed as part of the Plan Supplement in form and substance reasonably acceptable to Worldwide, the Shareholder Party, Blackstone and the Requisite Consenting Lenders, which will provide for, among other items, the Additional Payment.
          ~~1.104 Subject IPO means an initial public offering that will result in all amounts owing under the Amended and Restated PIK Loan Credit Agreement being paid in full in Cash.~~

          ~~1.105 Subject Transaction means a sale, amalgamation or merger transaction that will result in all amounts owing under the Amended and Restated PIK Loan Credit Agreement being paid in full in Cash.~~
          1.107 Subordinated Notes Indenture means the Indenture, dated as of August 23, 2006, by and among OpCo, the guarantors named therein, including Travelport Limited, and the Bank of Nova Scotia Trust Company of New York, as trustee thereunder.
          1.108 Subscription Agreement means a subscription agreement to be entered into on the Permitted Transfer Date, pursuant to the terms of the Restructuring Support Agreement, providing for the transfer by Travelport Limited of the note representing $135 million aggregate principal amount of the Second Lien OpCo Term Loan plus accrued and unpaid interest (and interest paid in kind) thereon to the New Sub as an investment in exchange for additional equity interests in the New Sub, to be set forth in the Plan Supplement.
          1.109 ~~1.106~~ Tranche A Extended PIK Loan means the $135 million junior tranche of the PIK Loan issued pursuant to the Amended and Restated PIK Loan Credit Agreement.
          1.110 ~~1.107~~ Tranche B Extended PIK Loan means the approximately $287.5 million senior tranche of the PIK Loan issued pursuant to the Amended and Restated PIK Loan Credit Agreement.
          1.111 Transfer means the causing by the Reorganized Debtor on the Permitted Transfer Date of Travelport Limited to enter into the Subscription Agreement with the New Sub and the execution by Travelport Limited and the New Sub of the Subscription Agreement and other related transactions and documents.
          1.112 ~~1.108~~ Travelport NewCo means Travelport Intermediate Limited to be created by the Shareholder Party on or prior to the Effective Date.
          1.113 ~~1.109~~ Unclassified Claims means Administrative Claims and Priority Tax Claims.
          1.114 ~~1.110~~ Unimpaired means a Claim or Interest that is not impaired within the meaning of section 1124 of the Bankruptcy Code.
          1.115 ~~1.111~~ Worldwide means Travelport Worldwide Limited, the direct parent of the Debtor.
          Rules Of Interpretation And Computation Of Time. For purposes of this Plan, unless otherwise provided herein: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (b) unless otherwise provided in this Plan, any reference in this Plan to a contract, instrument, release, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) any reference in this Plan to an existing document or schedule filed or to be filed means such document or schedule, as it may have been or may be amended, modified, or supplemented pursuant to this Plan; (d) any reference to an entity as a Holder of a Claim or Interest includes that entity’s successors and assigns; (e) all references in this Plan to Sections and Articles are references to Sections and Articles of or to this Plan; (f) the words “herein,” “hereunder,” and “hereto” refer to this Plan in its entirety rather than to a particular portion of this Plan; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; (h) subject to the provisions of any contract, certificates of incorporation, by-laws, instrument, release, or other agreement or document entered into in connection with this Plan, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules; (i) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (j) in computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply; and (k) “including” means “including without limitation.”
          Exhibits. All Exhibits are incorporated into and are a part of this Plan as if set forth in full herein, and, to the extent not annexed hereto, such Exhibits shall be filed with the Bankruptcy Court on or after the Petition Date, but in any event, no later than the date of filing of the Plan Supplement. Holders of Claims and Interests may obtain a copy of the Exhibits upon written request to the Debtor. Upon their filing, the Exhibits may be inspected in the office of the clerk of the Bankruptcy Court or its designee (i) during normal business hours; (ii) on the Bankruptcy Court’s website at http://www.nysb.uscourts.gov (registration required) or (iii) at our noticing agent’s website at www.travelportinfo.com. The documents contained in the Exhibits shall be approved by the Bankruptcy Court pursuant to the Confirmation Order.
ARTICLE II
TREATMENT OF UNCLASSIFIED CLAIMS
          In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims are not classified and are not entitled to vote on this Plan.
          2.1 Administrative Claims. On, or as soon as reasonably practicable after, the later of (a) the Effective Date, (b) the date on which an Administrative Claim becomes an Allowed Administrative Claim, or (c) the date on which an Allowed Administrative Claim becomes payable under any agreement relating thereto, each Holder of such Allowed Administrative Claim shall receive, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Administrative Claim, Cash equal to the unpaid portion of such Allowed Administrative Claim.

Notwithstanding the foregoing, (y) any Allowed Administrative Claim based on a liability incurred by the Debtor in the ordinary course of business during the Chapter 11 Case may be paid in the ordinary course of business in accordance with the terms and conditions of any agreement relating thereto and (z) any Allowed Administrative Claim may be paid on such other terms as may be agreed to between the Holder of such Claim and the Debtor or the Reorganized Debtor.
          2.2 Priority Tax Claims. On, or as soon as reasonably practicable after, the later of (a) the Effective Date or (b) the date on which a Priority Tax Claim becomes an Allowed Priority Tax Claim, in the sole discretion of the Debtor, each Holder of an Allowed Priority Tax Claim shall receive, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Priority Tax Claim, (i) Cash equal to the unpaid portion of such Holder’s Allowed Priority Tax Claim, (ii) treatment in any other manner such that such Holder’s Allowed Priority Tax Claim shall not be Impaired pursuant to section 1124 of the Bankruptcy Code, including payment in accordance with the provisions of section 1129(a)(9)(C) of the Bankruptcy Code over a period of not later than five years from the Petition Date, or (iii) such other treatment as to which the Debtor or the Reorganized Debtor and such Holder shall have agreed upon in writing.
ARTICLE III
CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS
          3.1 Introduction.
          Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of Classes of Claims against and Interests in the Debtor. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified, and the respective treatment of such Unclassified Claims is set forth in Article II of this Plan.
          A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to this Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise settled prior to the Effective Date.
          3.2 Summary Of Classes.

Class	Impaired/Unimpaired; Entitlement To Vote
Class 1 — Non-Tax Priority Claims	Unimpaired — Deemed to have accepted this Plan and not entitled to vote
Class 2 — PIK Loan Unsecured Claims	Impaired — Entitled to vote

Class	Impaired/Unimpaired; Entitlement To Vote
Class 3 — General Unsecured Claims	Unimpaired — Deemed to have accepted this Plan and not entitled to vote
Class 4 — Intercompany Claims	Unimpaired — Deemed to have accepted this Plan and not entitled to vote
Class 5 — Equity Interests	Impaired — Entitled to vote
          3.3 Treatment Of Classes.
     (a) Class 1 — Non-Tax Priority Claims
          (i) Claims In Class: Class 1 consists of all Non-Tax Priority Claims against the Debtor.
          (ii) Treatment: On, or as soon as reasonably practicable after, (A) the Effective Date if such Non-Tax Priority Claim is an Allowed Non-Tax Priority Claim on the Effective Date or (B) the date on which such Non-Tax Priority Claim becomes an Allowed Non-Tax Priority Claim, each Holder of an Allowed Class 1 Non-Tax Priority Claim shall receive, in full and final satisfaction, release, and discharge of, and in exchange for, such Allowed Non-Tax Priority Claim, Cash equal to the unpaid portion of such Allowed Non-Tax Priority Claim.
          (iii) Voting: Class 1 is an Unimpaired Class, and the Holders of Allowed Class 1 Non-Tax Priority Claims are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class 1 Non-Tax Priority Claims are not entitled to vote to accept or reject this Plan.
     (b) Class 2 — PIK Loan Unsecured Claims
          (i) Claims In Class: Class 2 consists of all PIK Loan Unsecured Claims against the Debtor.
          (ii) Allowance Of PIK Loan Unsecured Claims: The PIK Loan Unsecured Claims shall be Allowed in the aggregate amount of $715 million plus such other amounts that accrue thereon from September 30, 2011 through the Effective Date. For the avoidance of doubt, the Allowed PIK Loan Unsecured Claims shall not be subject to any avoidance, reduction, setoff, offset, recharacterization, subordination (equitable or contractual or otherwise), counter-claim, defense, disallowance, impairment, objection or any challenges under applicable law or regulation.
          (iii) Treatment: Each Holder of an Allowed Class 2 PIK Loan Unsecured Claim, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed PIK Loan Unsecured Claim, shall receive (x) on the Effective Date, such Holder’s Pro Rata share of (A) the PIK Loan Cash Distribution to reduce the Outstanding PIK Loan Balance, (B) the Second Lien OpCo Term Loan Exchange Portion, (C) the ~~Effective Date~~ Common Stock ~~Distribution~~Issuance, (D) the Tranche A Extended PIK Loan, and (E) the Tranche B Extended PIK Loan; ~~(y) commencing on March 31, 2012, shares of Worldwide pursuant to the Post-Effective Date Common Stock Distribution; and (z~~and (y) on October 1, 2013, if a Liquidity Event has not yet occurred, such Holder’s Pro Rata share of the Additional Share Distribution. In connection with the Common Stock Issuance and the Additional Share Distribution, each Holder of an Allowed PIK Loan Unsecured Claim shall automatically become and be deemed to be a party to the Shareholders’ Agreement regardless of whether such Holder votes to accept or reject this Plan or executes the Shareholders’ Agreement. For the avoidance of doubt, in the event a Holder of an Allowed PIK Loan Unsecured Claim receives alternative treatment pursuant to Section 3.4 of this Plan, the portion of the recovery such Holder is entitled to under this section that it has elected not to receive shall be reallocated to the other Holders of Allowed PIK Loan Unsecured Claims on a Pro Rata basis.
          (iv) Voting: Class 2 is Impaired. Pursuant to section 1126 of the Bankruptcy Code, each Holder of an Allowed Class 2 PIK Loan Unsecured Claim is entitled to vote to accept or reject this Plan.
     (c) Class 3 — General Unsecured Claims
          (i) Claims In Class: Class 3 consists of all General Unsecured Claims against the Debtor.
          (ii) Treatment: On the later of the Effective Date and the date on which such General Unsecured Claims are Allowed, or, in each case, as soon thereafter as practicable, each Holder of an Allowed General Unsecured Claim in Class 3 shall be paid in full and final satisfaction of such Holder’s Allowed General Unsecured Claim in Cash. A General Unsecured Claim that is not due and payable on or before the Effective Date shall be paid thereafter (A) in the ordinary course of business in accordance with the terms of any agreement that governs such General Unsecured

Claim, or (B) in accordance with the course of practice between the Debtor and such Holder with respect to such General Unsecured Claim.
          (iii) Voting: Class 3 is an Unimpaired Class, and the Holders of Allowed Class 3 General Unsecured Claims are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class 3 General Unsecured Claims are not entitled to vote to accept or reject this Plan.
     (d) Class 4 — Intercompany Claims
          (i) Claims In Class: Class 4 consists of all Intercompany Claims against the Debtor.
          (ii) Treatment: On the later of the Effective Date and the date on which such Intercompany Claims are Allowed, or, in each case, as soon thereafter as practicable, each Holder of an Allowed Intercompany Claim in Class 4 shall be paid in full and final satisfaction of such Holder’s Allowed Intercompany Claim in Cash. Notwithstanding the foregoing, an Intercompany Claim that is not due and payable on or before the Effective Date shall be paid thereafter (A) in the ordinary course of business in accordance with the terms of any agreement that governs such Intercompany Claim, or (B) in accordance with the course of practice between the Debtor and such Holder with respect to such Intercompany Claim.
          (iii) Voting: Class 4 is an Unimpaired Class, and the Holders of Allowed Class 4 Intercompany Claims are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class 4 Intercompany Claims are not entitled to vote to accept or reject this Plan.
     (e) Class 5 — Equity Interests
          (i) Interests In Class: Class 5 consists of all Equity Interests.
          (ii) Allowance Of Equity Interests: The Equity Interests shall be Allowed.

          (iii) Treatment: The Holder of Class 5 Allowed Equity Interests shall retain such Equity Interests as of the Effective Date.
          (iv) Voting: Class 5 is Impaired. Pursuant to section 1126 of the Bankruptcy Code, the Holder of Allowed Class 5 Equity Interests is entitled to vote to accept or reject this Plan.
          3.4 Alternative Treatment. Notwithstanding any provision herein to the contrary, any Holder of an Allowed Claim may receive, instead of the distribution or treatment to which it is entitled hereunder, any other less favorable distribution or treatment to which it and the Debtor or the Reorganized Debtor may agree in writing.
          3.5 Special Provision Regarding Unimpaired Claims. Except as otherwise provided in this Plan, nothing shall affect the Debtor’s or the Reorganized Debtor’s rights and defenses, both legal and equitable, with respect to any Unimpaired Claims, including but not limited to, all rights with respect to legal and equitable defenses to setoffs against or recoupments of Unimpaired Claims.
          3.6 Procedures For Resolving Disputed, Contingent, And Unliquidated Claims. The Debtor and the Reorganized Debtor may contest the amount and validity of any disputed, contingent or unliquidated Claim in the ordinary course of business in the manner and venue in which such Claim would have been determined, resolved or adjudicated if the Chapter 11 Case had not been commenced.
ARTICLE IV
ACCEPTANCE OR REJECTION OF THIS PLAN
          4.1 Classes Entitled To Vote. Each Impaired Class of Claims or Interests of the Debtor that is entitled to receive or retain property or any interest under this Plan is entitled to vote to accept or reject this Plan. By operation of law, each Unimpaired Class of Claims is deemed to have accepted this Plan and, therefore, is not entitled to vote.
          4.2 Acceptance By Impaired Classes. The Impaired Class of Claims (Class 2 — PIK Loan Unsecured Claims) shall have accepted this Plan if (a) the Holders of at least two-thirds in amount of the Allowed Claims actually voting in the Class have voted to accept this Plan and (b) the Holders of more than one-half in number of the Allowed Claims actually voting in the Class have voted to accept this Plan, not counting the vote of any Holder designated under section 1126(e) of the Bankruptcy Code. The Impaired Class of Interests shall have accepted this Plan if the Holder of Class 5 Equity Interests has voted to accept this Plan.
          4.3 Elimination Of Classes. To the extent applicable, any Class that does not contain any Allowed Claims or any Claims temporarily allowed for voting purposes under Bankruptcy Rule 3018, as of the date of the commencement of the Confirmation Hearing, shall be deemed to have been deleted from this Plan for purposes of

(a) voting to accept or reject this Plan and (b) determining whether it has accepted or rejected this Plan under section 1129(a)(8) of the Bankruptcy Code.
ARTICLE V
MEANS FOR IMPLEMENTATION OF THIS PLAN
          5.1 Continued Legal Existence. Except as otherwise provided in this Plan, the Debtor will continue to exist after the Effective Date as a separate legal entity, with all the powers under applicable law in Bermuda and pursuant to the Debtor’s organizational documents in effect prior to the Effective Date (provided that such organizational documents shall be amended to prohibit the Reorganized Debtor from issuing non-voting equity securities, to the extent necessary to comply with section 1123(a) of the Bankruptcy Code), without prejudice to any right to terminate such existence (whether by merger or otherwise) under applicable law after the Effective Date.
          5.2 New Boards Of Directors. The identity of the members of the New Board of each of the Reorganized Debtor, Worldwide and Travelport Limited shall be identified in the Plan Supplement. As of the Effective Date, the Holders of PIK Loan Unsecured Claims shall have the right to select ~~one~~two members of the New Board of each of the Reorganized Debtor, Worldwide and Travelport Limited for an initial term of two (2) years, subject to and in accordance with the terms and conditions set forth in the Shareholders’ Agreement.
          5.3 PIK Loan Restructuring. The Debtor and Worldwide, as joint proponents of this Plan, shall take, or shall cause to be taken, as applicable, such actions as may be necessary or appropriate to effect the transactions contemplated by this Plan (such actions, as set forth below, and together with the Additional Share Distribution, the “PIK Loan Restructuring”). In furtherance thereto, in the event any of the following have not yet taken place, the Debtor and Worldwide, as joint proponents of this Plan, as applicable, shall or shall cause (directly or indirectly, as applicable) on or prior to the Effective Date:
               (a) OpCo to enter into the Second Lien OpCo Term Loan Credit Agreement and to issue the Second Lien OpCo Term Loan pursuant thereto;
               (b) certain affiliates of the Debtor, which entities are guarantors of the OpCo Credit Facility, to execute and effect the Second Lien OpCo Term Loan Guarantee;
               (c) Travelport Limited to issue the New Intercompany Note to OpCo in exchange for the entire outstanding principal of the Second Lien OpCo Term Loan;

               (d) Travelport Limited to dividend $89.5 million in Cash and $207.5 million of principal value of the Second Lien OpCo Term Loan to the Debtor;
               (e) Travelport Limited to ~~create the New Sub;~~
               ~~(f) Travelport Limited to deliver, as an investment,~~hold $135 million of principal value of the Second Lien OpCo Term Loan ~~to the New Sub (the “New Sub Investment”);~~
               ~~(g) the New Sub to deposit with the New Sub Escrow Agent the New Sub Investment;~~
               ~~(h) the New Sub to execute and effect the New Sub Guarantee and the New Sub Pledge~~pursuant to the terms of the Restructuring Support Agreement;
               (f) ~~(i)~~ distribute $85 million dollars received from Travelport Limited to the Holders of the PIK Loan Unsecured Claims, on a Pro Rata basis, as a pay-down of PIK Loan (the “PIK Loan Cash Distribution”);
               (g) ~~(j)~~ distribute $207.5 million of the Second Lien OpCo Term Loan (the “Second Lien OpCo Term Loan Exchange Portion”) to the Holders of the PIK Loan Unsecured Claims in exchange for $207.5 million of the PIK Loan;
               (h) ~~(k)~~ the Shareholder Party to form Travelport NewCo, and the Shareholder Party to transfer its 100% interest in Worldwide to Travelport NewCo in exchange for 100% of the equity of Travelport NewCo;
               (i) ~~(l)~~ issue 40% of the fully diluted issued and outstanding common stock of Worldwide~~, as follows: (i) the Effective Date Common Stock Distribution~~ to the Holders of PIK Loan Unsecured Claims on a Pro Rata basis ~~and (ii) the Effective Date Common Stock Escrow Distribution to the Equity Escrow Agent (collectively, the “Common Stock Issuance”)~~; provided, however in the event BMA Approval is not granted for any particular Holder of PIK Loan Unsecured Claims the issuance shall nonetheless be deemed effective subject to the satisfaction of the condition contained in Section 8.2(e) of this Plan. The shares of Worldwide that would otherwise be issued to Holder(s) that have not obtained BMA Approval will (i) be issued into escrow (along with any dividends, distributions or other consideration received in respect of the Worldwide shares), and (ii) will be released from escrow, along with any dividends, distributions or other consideration received, to such Holder(s) on such later date when BMA Approval is obtained. Holders(s) that have not obtained BMA Approval may transfer the right to receive such shares held in escrow to a valid transferee (as permitted pursuant to the Shareholders’ Agreement, but not subject to the right of first offer set forth therein). In the event BMA Approval is not obtained for the Holder or a valid transferee within three months following the Effective Date such undistributed shares of Worldwide shall be reallocated and distributed to the Holders of Allowed PIK Loan Unsecured Claims that have received BMA Approval on a Pro Rata basis;
               (j) ~~(m)~~ execute the Shareholders’ Agreement~~, the Equity Escrow Agreement~~ and the Registration Rights Agreement;
               (k) ~~(n)~~ execute the Amendment Agreement and the Amended and Restated PIK Loan Credit Agreement, such amendments shall have become effective, and distribute the Tranche A Extended PIK Loan and the Tranche B Extended PIK Loan to the Holders of PIK Loan Unsecured Claims on a Pro Rata basis;
               (l) ~~(o)~~ $4.5 million of the $89.5 million cash dividend received by the Debtor in accordance with Section 5.3(d) of this Plan will be retained by the Debtor for the payment of fees and expenses allocable to the Debtor, Worldwide or Travelport NewCo in connection with the transactions contemplated hereby, with any unused amount being applied to reduce the Tranche B Extended PIK Loan as soon as practicable after the Effective Date; and
               (m) ~~(p)~~ OpCo and the other Debtor-affiliates to the OpCo Credit Facility to execute the OpCo Credit Facility Amendment and such amendment shall have become effective (each of the foregoing (a) — (~~p~~m) collectively, the “Conditions”).
          On or promptly following the Effective Date, the Shareholder Party or its designee(s) shall offer to promptly purchase up to $40 million aggregate principal amount of the Tranche A Extended PIK Loan from all of the holders thereof at par on a Pro Rata basis, on terms consistent with the form of assignment and assumption agreement to be attached to the Amended and Restated PIK Loan Credit Agreement (the “Agreement to Purchase”). Also following the Effective Date, the Subscription Agreement, the New Sub Escrow and Security Agreement and the New Sub Guarantee shall be entered into pursuant to the terms of the Restructuring Support Agreement.
          Travelport Limited shall (i) use all reasonable commercial efforts to diligently pursue a Favorable Ruling beginning promptly after the Effective Date, (ii) not take actions that would impair its ability to consummate the Transfer, including making any investments that would result in inadequate investment capacity under the Indentures to consummate the Transfer and (iii) consummate the Transfer on or before five (5) business days after the Permitted Transfer Date.

          In accordance with the Restructuring Support Agreement (including the amended term sheet), the Subscription Agreement, the New Sub Escrow and Security Agreement, the New Sub Guarantee and the Agreement to Purchase shall not be required to be executed and/or effective on or prior to the Effective Date or otherwise as a condition or prerequisite to the consummation of the PIK Loan Restructuring.
          5.4 Reinstatement Of Equity Interests And The Common Stock Issuance. The reinstatement of Equity Interests by the Reorganized Debtor and the Common Stock Issuance, the Additional Share Distribution and the shares issued pursuant to the Management Incentive Plan are authorized without the need for any further corporate action (other than standard Worldwide corporate governance approval) or further notice to or action, order, or approval of the Bankruptcy Court or any other entity except for those expressly required pursuant to this Plan; provided, however that the Common Stock Issuance is subject to BMA Approval as described herein. ~~On~~Except as otherwise provided for herein, on the Effective Date, Equity Interests in the Reorganized Debtor shall be retained and the Common Stock Issuance~~, consisting of the Effective Date Common Stock Distribution and the Effective Date Common Stock Escrow Distribution~~ shall be made to the Holders of PIK Loan Unsecured Claims ~~and the Equity Escrow Agent, as applicable~~.
          All shares issued in the Common Stock Issuance, the Additional Share Distribution, and pursuant to the Management Incentive Plan shall be duly authorized, validly issued and, if applicable, fully paid and non-assessable.
          5.5 ~~Equity Escrow Distribution~~[Reserved]~~. Pursuant to Section 3.3 hereof, and as is also described in the Shareholders’ Agreement and the Equity Escrow Agreement, the Equity Escrow Agent shall make the Post-Effective Date Common Stock Distribution to Holders of PIK Loan Unsecured Claims on a Pro Rata basis in accordance with the Post-Effective Date Common Stock Distribution Schedule subject to the occurrence of a Liquidity Event as described in Section 5.6 hereof.~~.
          5.6 ~~Liquidity Event~~[Reserved]~~. As is also described in the Equity Escrow Agreement, upon the occurrence of a Liquidity Event, the Equity Escrow Agent will cease the Post-Effective Date Common Stock Distribution, and any shares of Worldwide still held by the Equity Escrow Agent thereafter shall be repurchased by Travelport NewCo for no additional consideration, and all dividends, distributions and other consideration received in respect of such shares shall be returned to Travelport NewCo; provided, however, in the event a Subject IPO or a Subject Transaction is not consummated as set forth in this Section 5.6, the Equity Escrow Agent shall resume the Post-Effective Date Common Stock Distribution in accordance with the Post-Effective Date Common Stock Distribution Schedule.~~
~~•~~ 	~~In the event a Subject IPO is not closed within three months from the announcement date of the Subject IPO, resulting in the Amended and Restated PIK Loan Credit Agreement being paid in full in Cash during that time period, then the Post-Effective Date Common Stock Distribution will continue in accordance with the Post-Effective Date Common Stock Distribution Schedule,~~

~~and the release of shares of Worldwide by the Equity Escrow Agent contemplated herein shall be made as if no announcement had been made, subject to an automatic one-time three month extension to close the Subject IPO for SEC approval or other applicable securities regulatory approval if the necessary approval is actively being sought using commercially reasonable best efforts but no decision has yet been made by the SEC or other applicable securities regulatory agency to approve. In the event a Subject Transaction is announced (i) prior to March 31, 2012 but is not closed (resulting in the Amended and Restated PIK Loan Credit Agreement being paid in full in Cash during that time period) prior to October 31, 2012, or (ii) after March 31, 2012 but is not closed (resulting in the Amended and Restated PIK Loan Credit Agreement being paid in full in Cash during that time period) prior to six months following the announcement of the Subject Transaction, then the Post-Effective Date Common Stock Distribution will continue in accordance with the Post-Effective Date Common Stock Distribution Schedule, and the release of shares by the Equity Escrow Agent contemplated herein shall be made as if no announcement had been made; provided, however, that these closing deadlines are subject to an automatic one-time three-month extension if necessary regulatory approval of the sale, amalgamation or merger is actively being sought using commercially reasonable best efforts but no decision has yet been made by the regulatory agency to approve or block the Subject Transaction; provided further, however, in no case, may the time period between announcement and closing with respect to clause (i) above exceed 365 days and with respect to clause (ii) above exceed 270 days, before the Post-Effective Date Common Stock Distribution will continue in accordance with the Post-Effective Date Common Stock Distribution Schedule, and the release of shares by the Equity Escrow Agent contemplated herein shall be made as if no announcement had been made; provided further, however, that in any event, if and when any Subject Transaction is consummated the Post-Effective Date Common Stock Distribution will stop~~..
          5.7 Section 1145 And Other Exemptions. Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance and distribution of any securities contemplated by this Plan and any and all settlement agreements incorporated herein, including shares issued in the Common Stock Issuance~~, the Post-Effective Date Common Stock Distribution~~, the Additional Share Distribution and pursuant to the Management Incentive Plan shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act of 1933 (as now in effect or hereafter amended) and any other applicable law requiring registration prior to the offering, issuance, distribution or sale of securities.
          5.8 Additional Share Distribution. Pursuant to Section 3.3 hereof, the Disbursing Agent shall make a Pro Rata distribution of the Additional Shares to the Holders of PIK Loan Unsecured Claims in accordance with Section 3.3 hereof (the “Additional Share Distribution”); provided that the total amount of the Additional Shares issued shall be reduced to the extent necessary, in the reasonable opinion of tax counsel, in order to prevent an “ownership change” within the meaning of section 382(g) of the IRC, with respect to Worldwide, prior to the consummation of a sale, merger, amalgamation or IPO transaction (an “Ownership Change”). To the extent the full amount of the Additional Shares is not issued pursuant to the preceding sentence, (i) the Holders of PIK Loan Unsecured Claims will be issued such shares that have not yet been issued or receive an amount of Cash equal to the fair market value of such shares upon the earlier of the first date on which such shares can be issued without causing an Ownership Change or the consummation of a sale, merger, amalgamation or IPO transaction, respectively, unless, solely in the case of the issuance of the Additional Shares (and not in the case of payment of Cash), in the reasonable opinion of tax counsel, it would cause an Ownership Change; and (ii) until such time as all of the Additional Shares are issued or payment in Cash with respect to such shares is made, in each case pursuant to clause (i) above, Worldwide shall use its best reasonable efforts to prevent any “owner shift” or “equity structure shift” within the meaning of section 382(g) of the IRC with respect to Worldwide. In the event that the Majority Shareholder takes any action, directly or indirectly, to cause an Ownership Change, the Additional Shares will be promptly issued as described above.
          5.9 Treatment Of The Second Lien OpCo Term Loan, The Tranche A Extended PIK Loan And The Tranche B Extended PIK Loan. The Debtor, the Reorganized Debtor and Worldwide shall, and by accepting distributions pursuant to this Plan each Holder of an Allowed PIK Loan Unsecured Claim receiving distributions pursuant to this Plan shall be deemed to have agreed to, (i) treat each of the Tranche A Extended PIK Loan, the Tranche B Extended PIK Loan and the Second Lien OpCo Term Loan as debt for U.S. federal income tax purposes and (ii) not take any position on any U.S. federal, state or local income or franchise tax return or take any other reporting position that is inconsistent with the treatment of the Tranche A Extended PIK Loan, the Tranche B Extended PIK Loan and the Second Lien OpCo Term Loan as debt for U.S. federal income tax purposes.
          5.10 Treatment Of ~~The Post-Effective Date Common Stock Distribution And~~ The Additional Share Distribution. If a portion (the “Imputed Interest Potion”) of ~~any Post-Effective Date Common Stock Distribution or~~the Additional Share Distribution (collectively, the “Unreleased Worldwide Stock Distributions”) is recharacterized as imputed interest under the IRC pursuant to section 483 thereof or otherwise, the Debtor, the Reorganized Debtor and Worldwide shall, and by accepting distributions pursuant to this Plan each Holder of an Allowed PIK Loan Unsecured Claim receiving distributions pursuant to this Plan shall be deemed to have agreed to, (i) for all U.S. federal, state and local income tax purposes, treat the Imputed Interest Portion as paid first in the form of any Cash or property other than shares of Worldwide that are part of such Unreleased Worldwide Stock Distribution, and thereafter, to the extent necessary, a portion of the shares of Worldwide distributed in such Unreleased Worldwide Stock Distribution (such portion, the “Imputed Interest Shares”); (ii) treat any Imputed Interest Shares as separate shares (and not as a portion of each Worldwide share that is part of such Unreleased Worldwide Stock Distribution); and (iii) not take any position on any U.S. federal, state or local income or franchise tax return or take any other reporting position that is inconsistent with the treatment of the Imputed Interest Portion and the Imputed Interest Shares as provided in this Section 5.10.

          5.11 Management Incentive Plan. The post-Effective Date Management Incentive Plan shall be implemented by the New Board of Worldwide subject to the terms of the Restructuring Support Agreement.
          5.12 Corporate Action. Each of the matters provided for under this Plan involving the corporate structure of the Debtor or the Reorganized Debtor or any corporate action to be taken by or required of the Debtor or the Reorganized Debtor shall be deemed to have occurred and be effective as provided herein, and shall be authorized, approved and, to the extent taken prior to the Effective Date, ratified in all respects without any requirement of further action by stockholders, members, creditors, directors, or managers of the Debtor or the Reorganized Debtor.
          5.13 Preservation Of Certain Causes Of Action. In accordance with section 1123(b)(3) of the Bankruptcy Code, the Reorganized Debtor shall retain and may (but is not required to) enforce all Retained Actions. After the Effective Date, the Reorganized Debtor, in its sole and absolute discretion, shall have the right to bring, settle, release, compromise, or enforce such Retained Actions (or decline to do any of the foregoing), without further approval of the Bankruptcy Court. The Reorganized Debtor or any successors, in the exercise of their sole discretion, may pursue such Retained Actions so long as it is in the best interests of the Reorganized Debtor or any successors holding such rights of action. The failure of the Debtor to specifically list any claim, right of action, suit, proceeding or other Retained Action in this Plan does not, and will not be deemed to, constitute a waiver or release by the Debtor or the Reorganized Debtor of such claim, right of action, suit, proceeding or other Retained Action, and unless any causes of action against an entity are expressly waived, relinquished, exculpated, released, compromised or settled in this Plan or a Bankruptcy Court order, the Reorganized Debtor expressly reserves the right to pursue such claims, rights of action, suits, proceedings and other Retained Actions in its sole discretion and, therefore, no preclusion doctrine, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise) or laches will apply to such claim, right of action, suit, proceeding, or other Retained Action upon, after, or as a consequence of the Confirmation or consummation of this Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any claim, right of action, suit, proceeding or other Retained Action that the Debtor may hold against any entity shall vest in the Reorganized Debtor. The Reorganized Debtor, through its authorized agents or representatives, shall retain and may exclusively enforce any and all such claims, rights of action, suits, proceedings or other Retained Actions. The Reorganized Debtor reserves and shall retain the foregoing causes of action notwithstanding the rejection or repudiation of any Executory Contract during the Chapter 11 Case or pursuant to this Plan.
          5.14 Effectuating Documents; Further Transactions. The Debtor and the Reorganized Debtor, and their respective officers and designees, are authorized to execute, issue, deliver, file, or record such contracts, securities, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan, or to otherwise comply with applicable law, without further notice to or action, order, or approval of the Bankruptcy Court or any other entity except for those expressly required pursuant to this Plan.

          5.15 Exemption From Certain Transfer Taxes And Recording Fees. Pursuant to section 1146(a) of the Bankruptcy Code, any transfers from the Debtor to the Reorganized Debtor or to any other Person or entity pursuant to this Plan, or any agreement regarding the transfer of title to or ownership of the Debtor’s real or personal property will not be subject to any document recording tax, stamp tax, conveyance fee, sales tax, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, or other similar tax or governmental assessment, and the Confirmation Order will direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.
          5.16 Further Authorization. The Debtor and the Reorganized Debtor shall be entitled to seek such orders, judgments, injunctions, and rulings as they deem necessary to carry out the intentions and purposes, and to give full effect to the provisions, of this Plan.
          5.17 Dissolution Of Creditors’ Committee. The Debtor does not anticipate a Creditors’ Committee will be formed in the Chapter 11 Case because general unsecured creditors are Unimpaired under this Plan. Notwithstanding this, a Creditors’ Committee, if appointed, shall continue in existence until the Effective Date to exercise those powers and perform those duties specified in section 1103 of the Bankruptcy Code and shall perform such other duties as it may have been assigned by the Bankruptcy Court prior to the Effective Date. On the Effective Date, the Creditors’ Committee, if appointed, shall be dissolved and the Creditors’ Committee’s members shall be deemed released of all their duties, responsibilities, and obligations in connection with the Chapter 11 Case or this Plan and its implementation, and the retention or employment of the Creditors’ Committee’s attorneys, accountants, professionals, and other agents shall terminate, except with respect to (a) all Professional Fee Claims and (b) any appeals of the Confirmation Order.
ARTICLE VI
PROVISIONS GOVERNING DISTRIBUTIONS
          6.1 Allowed Claims And Interests. Notwithstanding any provision herein to the contrary, the Debtor or the Reorganized Debtor shall make distributions only to Holders of Allowed Claims. A Holder of a Disputed Claim shall receive only a distribution on account thereof when and to the extent that such Holder’s Disputed Claim becomes an Allowed Claim.
          6.2 Distributions For Claims Allowed As Of The Effective Date. Except as otherwise provided in this Plan or as ordered by the Bankruptcy Court, distributions to be made on account of Claims that are Allowed Claims as of the Effective Date shall be made on the Effective Date. Any payment or distribution required to be made under this Plan on a day other than a Business Day shall be made on the next succeeding Business Day.
          6.3 Payments And Distributions On Disputed Claims. Distributions made after the Effective Date to Holders of Claims that are not Allowed Claims as of the Effective Date but which later become Allowed Claims shall be deemed to have been made on the Effective Date.
          6.4 Special Rules For Distributions To Holders Of Disputed Claims. Notwithstanding any provision otherwise in this Plan and except as otherwise agreed to by the relevant parties: (a) no partial payments and no partial distributions shall be made with respect to a Disputed Claim until all such disputes in connection with such Disputed Claim have been resolved by settlement or Final Order, and (b) any entity that holds both an Allowed Claim and a Disputed Claim shall not receive any distribution on the Allowed Claim unless and until all objections to the Disputed Claim have been resolved by settlement or Final Order and the Disputed Claim has been Allowed.
          6.5 Interest And Penalties On Claims. Unless otherwise specifically provided for in this Plan or the Confirmation Order, or required by applicable bankruptcy law, postpetition interest and penalties shall not accrue or be paid on any Claims and no Holder of a Claim shall be entitled to interest and penalties accruing on or after the Petition Date through the date such Claim is satisfied in accordance with the terms of this Plan.
          6.6 Delivery Of Distributions And Undeliverable Or Unclaimed Distributions.
               (a) Delivery Of Distributions In General
          Except as otherwise provided herein, the Disbursing Agent shall make distributions to Holders of Allowed Claims at the address for each such Holder as indicated on the Reorganized Debtor’s records as of the date of any such distribution; provided that the method of delivery of such distributions shall be determined at the discretion of the Reorganized Debtor.
               (b) Fractional Shares
          No fractional shares will be issued or distributed in the Common Stock Issuance, the Additional Share Distribution or pursuant to the Management Incentive Plan under this Plan. The actual distribution of shares in the Common Stock Issuance, the Additional Share Distribution and pursuant to the Management Incentive Plan will be rounded to the next higher or lower number as follows: (i) fractions less than one-half (1/2) shall be rounded to the next lower whole number and (ii) fractions equal to or greater than one-half (1/2) shall be rounded to the next higher whole number. The total number of shares to be distributed in the Common Stock Issuance, the Additional Share Distribution and

pursuant to the Management Incentive Plan will be adjusted as necessary to account for such rounding.
               (c) Minimum Distributions
          Notwithstanding anything herein to the contrary, the Disbursing Agent shall not be required to make distributions or payments of Cash of less than the amount of $50 and shall not be required to make partial distributions or payments of fractions of dollars. Whenever any payment or distribution of a fraction of a dollar under this Plan would otherwise be called for, the actual payment or distribution will reflect a rounding of such fraction to the nearest whole dollar, with half dollars or less being rounded down.
               (d) Means Of Cash Payment
          Payments of Cash made pursuant to this Plan shall be in U.S. dollars and shall be made, at the option and in the sole discretion of the Reorganized Debtor, by (a) checks drawn on or (b) wire transfer from a domestic bank selected by the Reorganized Debtor. Cash payments to foreign creditors may be made, at the option of the Reorganized Debtor, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.
               (e) Undeliverable Distributions And Unclaimed Property
          In the event that any distribution to any Holder is returned as undeliverable, no distribution to such Holder shall be made unless and until the Disbursing Agent has determined the then current address of such Holder, at which time such distribution shall be made to such Holder without interest; provided, however, that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the Effective Date. After such date, all unclaimed property or interests in property shall revert to the Reorganized Debtor (notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any Holder to such property or interest in property shall be discharged and forever barred.
          6.7 Withholding And Reporting Requirements. In connection with this Plan and all distributions thereunder, the Reorganized Debtor shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Reorganized Debtor shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

          6.8 Setoffs. Except as otherwise set forth herein, the Reorganized Debtor may, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy laws, but shall not be required to, set off against any Claim, the payments or other distributions to be made pursuant to this Plan in respect of such Claim, or claims of any nature whatsoever that the Debtor or the Reorganized Debtor may have against the Holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtor of any such claim that the Debtor or the Reorganized Debtor may have against such Holder.
ARTICLE VII
TREATMENT OF EXECUTORY CONTRACTS
AND UNEXPIRED LEASES
          7.1 Assumption Of Executory Contracts And Unexpired Leases. On the Effective Date, all Executory Contracts or Unexpired Leases of the Debtor shall be deemed assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, except those Executory Contracts or Unexpired Leases that have previously expired or terminated pursuant to their own terms. An Executory Contract or Unexpired Lease that is deemed to be assumed pursuant to the foregoing sentence shall be referred to as an “Assumed Contract.”
          Entry of the Confirmation Order by the Bankruptcy Court shall constitute findings by the Bankruptcy Court that (a) the Reorganized Debtor has properly provided for the cure of any defaults that might have existed, (b) each assumption is in the best interest of the Reorganized Debtor, its Estate, and all parties in interest in the Chapter 11 Case and (c) the requirements for assumption of any Executory Contract or Unexpired Lease to be assumed had been satisfied. Except as otherwise provided in the following sentence, all cure payments under any Assumed Contract would be made by the Reorganized Debtor on the Effective Date or as soon as practicable thereafter. In the event of a dispute, cure payments required by section 365(b)(1) of the Bankruptcy Code shall be paid upon entry of a Final Order resolving such dispute.
ARTICLE VIII
CONFIRMATION AND CONSUMMATION OF THE PLAN
          8.1 Conditions To Confirmation. The following are conditions precedent to Confirmation of this Plan each of which must be satisfied unless waived in accordance with Section 8.3 of this Plan.
               (a) The Bankruptcy Court shall have approved the Disclosure Statement in form and substance reasonably satisfactory to the Debtor, the Requisite Consenting Lenders and the Shareholder Party.

               (b) The Confirmation Order, this Plan and all exhibits and annexes to each of this Plan and the Confirmation Order shall be in form and substance reasonably satisfactory to the Debtor, the Requisite Consenting Lenders and the Shareholder Party.
          8.2 Conditions To Effective Date. The Debtor shall request that the Confirmation Order include a finding by the Bankruptcy Court that, notwithstanding Bankruptcy Rule 3020(e), the Confirmation Order shall take effect immediately upon its entry. The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with Section 8.3 of this Plan:
               (a) The Confirmation Order, with this Plan and all exhibits and annexes to each, in form and substance reasonably satisfactory to the Debtor, the Requisite Consenting Lenders and the Shareholder Party, shall have been entered by the Bankruptcy Court and shall be a Final Order and shall, among other things, provide that the Debtor and the Reorganized Debtor are authorized to take all actions necessary or appropriate to enter into, implement, and consummate the PIK Loan Restructuring and other agreements or documents created in connection with this Plan.
               (b) All documents related to, provided for therein, or contemplated by the PIK Loan Restructuring, including the PIK Loan Restructuring Documents, in form and substance reasonably satisfactory to the Debtor, the Requisite Consenting Lenders and the Shareholder Party, shall have been executed and delivered, and all conditions precedent thereto shall have been satisfied (other than the occurrence of the Effective Date); provided, however, this condition shall not include any documents related to the Subscription Agreement, the New Sub Escrow and Security Agreement, the New Sub Guarantee, the Agreement to Purchase, or efforts to get a Favorable Ruling.
               (c) All authorizations, consents, and regulatory approvals required, if any, in connection with the consummation of this Plan shall have been obtained.
               (d) Worldwide and the Debtor shall have amended their organizational documents as required by the Bankruptcy Code and as necessitated by this Plan and the transactions contemplated thereby, in form and substance reasonably satisfactory to the Requisite Consenting Lenders.
               (e) BMA Approval shall have been given to (i) each of the Consenting Lenders and (ii) Holders of no less than 70% of the PIK Loan Unsecured Claims that have completed and submitted the documents required by the BMA to the BMA.

               (f) All actions, documents and agreements necessary to implement this Plan and the PIK Loan Restructuring shall be in form and substance reasonably satisfactory to the Debtor, the Requisite Consenting Lenders and the Shareholder Party and shall have been effected or executed as applicable, including but not limited to the Conditions; provided, however, this condition shall not include any documents related to the Subscription Agreement, the New Sub Escrow and Security Agreement, the New Sub Guarantee, the Agreement to Purchase, or efforts to get a Favorable Ruling.
               (g) All documents related to the Subscription Agreement, the New Sub Escrow and Security Agreement and the New Sub Guarantee, in the forms to be attached to the Amended and Restated PIK Loan Credit Agreement, shall be in form and substance reasonably acceptable to the Debtor, the Requisite Consenting Lenders and the Shareholder Party.
               (h) ~~(g)~~ The Debtor shall have sufficient Cash to make all required payments to be made on the Effective Date.
               (i) ~~(h)~~ Execution by the Shareholder Party and Blackstone of Mutual Releases.
               (j) ~~(i)~~ Travelport Limited (and its direct or indirect owners) shall have taken all action required for Travelport Limited to be treated as a disregarded entity under the IRC.
               (k) ~~(j)~~ Worldwide and its direct or indirect owners shall not have taken any action, or omitted to take any action, prior to the Effective Date, if such action or omission would cause Worldwide to no longer be treated as a corporation under the IRC.
               (l) ~~(k)~~ Worldwide shall have made a representation to the Requisite Consenting Lenders as to its capitalization on the Effective Date, and shall hold no assets other than its interests in the Debtor, and shall have, and represent that it has, no liabilities (other than obligations under the Shareholders’ Agreement).
               (m) ~~(l)~~ The Debtor or OpCo shall have reimbursed the Initial Consenting Lenders and the Shareholder Party, without the need to file a fee application with the Bankruptcy Court, for the reasonable fees and expenses of each party’s respective select legal counsels and financial advisors, pursuant to the terms of the Restructuring Support Agreement.

               (n) The Shareholder Party shall have affirmed, pursuant to documentation reasonably satisfactory to the Initial Consenting Lenders, that it or its designee(s) shall offer to purchase and have the necessary resources to purchase, on or promptly following the Effective Date, at least $40 million aggregate principal amount of the Tranche A Extended PIK Loan from all of the holders thereof at par on a pro rata basis, on terms consistent with the form of assignment and assumption agreement to be attached to the Amended and Restated PIK Loan Credit Agreement.
          8.3 Waiver Of Conditions. Each of the conditions to the Effective Date set forth herein may be waived in whole or in part by the Person who is entitled to satisfaction of that condition, without any notice to parties in interest or the Bankruptcy Court and without a hearing. The failure to satisfy or waive any condition to the Effective Date may be asserted by the Debtor, the Requisite Consenting Lenders or the Shareholder Party (or as otherwise provided in the Restructuring Support Agreement) regardless of the circumstances giving rise to the failure of such condition to be satisfied. The failure of the Debtor, the Requisite Consenting Lenders and the Shareholder Party to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.
ARTICLE IX
EFFECT OF PLAN CONFIRMATION
          9.1 Binding Effect. This Plan shall be binding upon and inure to the benefit of the Debtor, its Estate, all present and former Holders of Claims and Interests, and their respective successors and assigns, including but not limited to the Reorganized Debtor.
          9.2 Revesting Of Assets. Except as otherwise explicitly provided in this Plan, on the Effective Date, all property comprising the Estate (including Retained Actions, but excluding property that has been abandoned pursuant to an order of the Bankruptcy Court) shall revest in the Reorganized Debtor, free and clear of all Claims, Liens, charges, encumbrances, rights and Interests of creditors and equity security holders. As of the Effective Date, the Reorganized Debtor may continue its business and use, acquire, and dispose of property and settle and compromise Claims or Interests without supervision of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by this Plan or the Confirmation Order.
          9.3 Releases And Related Matters
               (a) Releases By Holders Of Claims And Interests
          To the maximum extent permitted by applicable law, as of the Confirmation Date (but subject to the occurrence of the Effective Date), for good and valuable consideration, the adequacy of which is hereby confirmed, each Holder of a Claim or Interest that affirmatively votes in favor of this Plan hereby forever releases, waives, and discharges all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, and liabilities, whatsoever against the Released Parties, arising under or in connection with or related to the Debtor, the Estate, the conduct of the Debtor’s business, the Chapter 11 Case, this Plan (other than the rights under this Plan and the documents that comprise the Plan Supplement, contracts, instruments, releases, indentures, and other agreements or documents delivered hereunder or contemplated hereby and thereby) or the Reorganized Debtor, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereunder arising, in law, equity, or otherwise, that are based in whole or in part on any act, omission, transaction, event, or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtor, the Estate, the conduct of the Debtor’s business, the Chapter 11 Case, this Plan or the Reorganized Debtor.
               (b) Releases By The Debtor, Its Estate And The Reorganized Debtor
          As of the Confirmation Date (but subject to the occurrence of the Effective Date), for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtor, the Reorganized Debtor and any Person seeking to exercise the rights of the Estate, including, without limitation, any successor to the Debtor or any estate representative appointed or selected pursuant to section 1123(b)(3) of the Bankruptcy Code shall be deemed to forever release, waive, and discharge the Released Parties of all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities which the Debtor or the Estate is entitled to assert, whether known or unknown, liquidated or unliquidated, fixed or contingent, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, or otherwise, based in whole or in part upon any act or omission, transaction, or occurrence taking place on or prior to the Effective Date in any way relating to the Debtor, the Estate, the conduct of the Debtor’s business, the Chapter 11 Case, this Plan or the Reorganized Debtor with respect to each of the Released Parties; provided, however, that there shall be no such release, waiver or discharge on account of claims or obligations in respect of the rights and obligations under this Plan, the transaction documents, the documents that comprise the Plan Supplement, and the contracts, instruments, releases, and other agreements or documents delivered hereunder or contemplated hereby and thereby.
          9.4 Discharge Of The Debtor
               (a) Except as otherwise provided herein or in the Confirmation Order, (x) all consideration distributed under this Plan shall be in exchange for, and in full and final satisfaction, settlement, discharge, and release of, all Claims, Interests and causes of action of any nature whatsoever against the Debtor, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, liabilities of, Liens on, obligations of, rights and Interests in the Debtor or its assets or properties and, (y) regardless of whether any property shall have been abandoned by order of the Bankruptcy Court, retained, or distributed pursuant to this Plan on account of such Claims, upon the Effective Date, the Debtor shall be deemed discharged and released under section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims, including, but not limited to, demands and liabilities that arose before the Effective Date, and all debts of the kind specified in section 502 of the Bankruptcy Code, whether or not (i) a proof of claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code, (ii) a Claim based upon such debt is Allowed under section 502 of the Bankruptcy Code, (iii) a Claim based upon such debt is or has been disallowed by order of the Bankruptcy Court, or (iv) the Holder of a Claim based upon such debt accepted this Plan.
               (b) As of the Effective Date, except as provided in this Plan or the Confirmation Order, all Persons shall be precluded from asserting against the Debtor or the Reorganized Debtor, any other or further Claims, debts, rights, causes of action, claims for relief, liabilities, or Equity Interests relating to the Debtor based upon any act, omission, transaction, occurrence, or other activity of any nature that occurred prior to the Effective Date. Except as otherwise provided herein, any default by the Debtor or its affiliates with respect to any Claim that existed before or on account of the filing of the Chapter 11 Case shall be deemed cured on the effective date. Except as provided in this Plan or the Confirmation Order, the Confirmation Order shall be a judicial determination of the discharge of all such Claims and other debts and liabilities against the Debtor, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against the Debtor at any time, to the extent that such judgment relates to a discharged Claim.
          9.5 Compromises And Settlements. Pursuant to Bankruptcy Rule 9019(a), the Debtor may compromise and settle various Claims (a) against it and (b) that it has against other Persons. The Debtor expressly reserves the right (with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against it and claims that it may have against other Persons up to and including the Effective Date. After the Effective Date, such right shall pass to the Reorganized Debtor as contemplated in Section 9.2 of this Plan, without any need for Bankruptcy Court approval.
          9.6 Injunction
               (a) Except as provided in this Plan or the Confirmation Order, as of the Effective Date, all Persons that have held, currently hold, may hold, or allege that they hold, a Claim, Interest, obligation, suit, judgment, damage, demand, debt, right, cause of action, or liability that is released, terminated, exculpated or discharged under this Article IX, along with their respective current and former employees, agents, officers, directors, managers, principals, affiliates, shareholders, and members, are permanently enjoined from taking any of the following actions against the Released Parties or their property on account of any such released, terminated or discharged Claim, Interest, obligation, suit, judgment, damage, demand, debt, right, cause of action, or liability: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order; (iii) creating, perfecting, or enforcing any Lien or encumbrance; (iv) asserting a setoff, right of subrogation, or recoupment of any kind against any debt, liability, or obligation due to any released Person; or (v) commencing or continuing any action, in each such case in any manner, in any place, or against any Person that does not comply with or is inconsistent with the provisions of this Plan or the Confirmation Order.
               (b) The rights afforded in this Plan and the treatment of all Claims and Interests herein shall be in exchange for and in complete satisfaction of all Claims and Interests of any nature whatsoever, including any interest accrued on Claims from and after the Petition Date, against the Debtor or any of its assets, property or Estate. Except as otherwise provided in this Plan or the Conformation Order, on the Effective Date, all such Claims against the Debtor shall be fully released and discharged, and the Interests shall be cancelled.
               (c) Except as otherwise provided in this Plan or the Confirmation Order, all Persons shall be precluded from asserting against the Debtor, the Debtor’s Estate, the Reorganized Debtor, each of their respective successors and assigns, and each of their assets and properties, any other Claims or Interests based upon any documents, instruments or any act or omission, transaction or other activity of any kind or nature that occurred before the Effective Date.
               (d) Without limiting the effect of the foregoing provision of this Section 9.6 upon any Person, by accepting distributions pursuant to this Plan, each Holder of an Allowed Claim receiving distributions pursuant to this Plan shall be deemed to have specifically consented to the injunctions set forth in this Section 9.6.
          9.7 Exculpation And Limitation Of Liability
               (a) Except as otherwise provided in this Plan or the Confirmation Order, none of the Released Parties shall have or incur, and each Released Party is hereby released and exculpated from, any liability to any Person or any of their respective agents, employees, representatives, advisors, attorneys, affiliates, shareholders, or members, or any of their successors or assigns, for any act or omission, whether occurring prior to, on or following the Petition Date, in connection with, relating to, or arising out of, the Chapter 11 Case, the Disclosure Statement, the transactions contemplated by or described in this Plan or related documents, the formulation, negotiation, or implementation of this Plan, the pursuit of Confirmation of this Plan, the Confirmation of this Plan, the consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan, except for acts or omissions that are the result of gross negligence or willful misconduct. The Debtor, the Reorganized Debtor and their respective affiliates, agents, directors, officers, employees, advisors and attorneys have, and upon Confirmation of this Plan shall be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the solicitation and distribution of the securities pursuant to this Plan, and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of this Plan or such distributions made pursuant to this Plan.
               (b) Notwithstanding any other provision of this Plan, no Person or any of their respective agents, employees, representatives, advisors, attorneys, affiliates, shareholders, or members, or any of their successors or assigns, shall have any right of action against the Released Parties for any act or omission, whether occurring prior to, on or following the Petition Date, in connection with, relating to, or arising out of, the Chapter 11 Case, the Disclosure Statement, the transactions contemplated by or described in this Plan or related documents, the formulation, negotiation, or implementation of this Plan, the pursuit of Confirmation of this Plan, the Confirmation of this Plan, the consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan, except for acts or omissions that are the result of gross negligence or willful misconduct.
          9.8 Indemnification Obligations. Except as otherwise provided in this Plan or the Confirmation Order, in satisfaction and compromise of the Indemnitees’ Indemnification Rights: (a) all Indemnification Rights except those held by (i) Persons who are Released Parties and who are included in either the definition of “Insured Persons” or the “Insureds” in any of the policies providing the D&O Insurance and (ii) the Shareholder Party shall be released and discharged on and as of the Confirmation Date; provided that the Indemnification Rights excepted from the release and discharge shall remain in full force and effect on and after the Confirmation Date and shall not be modified, reduced, discharged, or otherwise affected in any way by the Chapter 11 Case; (b) the Debtor or Reorganized Debtor, as the case may be, covenant to use commercially reasonable efforts to cause OpCo to purchase and maintain D&O Insurance providing coverage for those Persons described in clause (a)(i) of this Section 9.8 whose Indemnification Rights are not being released and discharged on and as of the Confirmation Date, for a period of six years after the Confirmation Date insuring such parties in respect of any claims, demands, suits, causes of action, or proceedings against such Persons based upon any act or omission related to such Person’s service with, for, or on behalf of the Debtor or the Reorganized Debtor in at least the scope and amount as currently maintained by the Debtor (the “Insurance Coverage”); and (c) the Debtor or the Reorganized Debtor, as the case may be, hereby indemnify such Persons referred to in subclause (b) above to the extent of, and agree to pay for, any deductible or retention amount that may be payable in connection with any claim covered by either under the foregoing Insurance Coverage or any prior similar policy.
          9.9 Term Of Bankruptcy Injunction Or Stays. Unless otherwise provided in this Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Case pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in this Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in this Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.
          9.10 Entire Agreement. Except as otherwise indicated, this Plan and the executed or final versions of the documents and agreements contained in the Plan Supplement supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into this Plan.
ARTICLE X
RETENTION OF JURISDICTION
          10.1 Retention Of Jurisdiction. Pursuant to sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction (unless otherwise indicated) over all matters arising out of, and related to, the Chapter 11 Case and this Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:
               (a) resolve any matters related to the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which the Debtor is a party or with respect to which the Debtor or Reorganized Debtor may be liable and to hear, determine, and, if necessary, liquidate any Claims arising therefrom;
               (b) decide or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters and grant or deny any applications involving the Debtor that may be pending on the Effective Date (which jurisdiction shall be non-exclusive as to any such non-core matters);
               (c) enter such orders as may be necessary or appropriate to implement or consummate the provisions of this Plan and all contracts, instruments, releases, and other agreements or documents created in connection with this Plan, the Disclosure Statement, or the Confirmation Order;

               (d) resolve any cases, controversies, suits, or disputes that may arise in connection with the consummation, interpretation, or enforcement of this Plan or any contract, instrument, release, or other agreement or document that is executed or created pursuant to this Plan, or any entity’s rights arising from or obligations incurred in connection with this Plan or such documents, provided, however, that the Bankruptcy Court shall not have exclusive jurisdiction over matters arising out of, or related to, the PIK Loan Restructuring Documents;
               (e) modify this Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code or modify the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with this Plan, the Disclosure Statement, or the Confirmation Order, or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, this Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with this Plan, the Disclosure Statement, or the Confirmation Order, in such manner as may be necessary or appropriate to consummate this Plan;
               (f) hear and determine all applications for compensation and reimbursement of expenses of Professionals under this Plan or under sections 330, 331, 503(b), and 1129(a)(4) of the Bankruptcy Code; provided, however, that from and after the Effective Date the payment of fees and expenses of the Reorganized Debtor, including Professional Fee Claims, shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;
               (g) issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation, or enforcement of this Plan or the Confirmation Order;
               (h) adjudicate controversies arising out of the administration of the Estate or the implementation of this Plan;
               (i) hear and determine causes of action by or on behalf of the Debtor or the Reorganized Debtor;
               (j) enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked, or vacated, or distributions pursuant to this Plan are enjoined or stayed;

               (k) determine any other matters that may arise in connection with or relate to this Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with this Plan, the Disclosure Statement, or the Confirmation Order, provided, however, that the Bankruptcy Court shall not have exclusive jurisdiction over matters arising out of, or related to, the PIK Loan Restructuring Documents;
               (l) enforce all orders, judgments, injunctions, releases, exculpations, indemnifications, and rulings entered in connection with the Chapter 11 Case;
               (m) hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under the Bankruptcy Code; and
               (n) enter an order closing the Chapter 11 Case.
          10.2 Failure Of Bankruptcy Court To Exercise Jurisdiction. If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter, including matters set forth in Section 10.1 of this Plan, the provisions of this Article X shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter.
ARTICLE XI
ALLOWANCE AND PAYMENT OF
CERTAIN ADMINISTRATIVE CLAIMS
          11.1 Professional Fee Claims
               (a) Final Fee Applications. All final requests for Professional Fee Claims shall be filed no later than sixty (60) after the Effective Date. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Bankruptcy Court, the Allowed amounts of such Professional Fee Claims shall be determined by the Bankruptcy Court.
               (b) Payment of Interim Amounts. Subject to the Holdback Amount, on the Effective Date, the Debtor or the Reorganized Debtor shall pay all amounts owing to Professionals for all outstanding amounts relating to prior periods through the Effective Date. In order to receive payment on the Effective Date for unbilled fees and expenses incurred through such date, no later than two (2) days prior to the Effective Date, the Professionals shall estimate fees and expenses due for periods that have not been billed as of the Effective Date and shall deliver such estimate to counsel for the Debtor. Within fifteen (15) days after the Effective Date, a Professional receiving payment for the estimated period shall submit a detailed invoice covering such period.
               (c) On the Effective Date, the Debtor or the Reorganized Debtor shall pay to the Disbursing Agent, in order to fund the Holdback Escrow Account, Cash equal to the aggregate Holdback Amount for all Professionals for whom a deposit was made. The Disbursing Agent shall maintain the Holdback Escrow Account in trust for the Professionals with respect to whom fees have been held back. Such funds shall not be considered property of the Reorganized Debtor. The remaining amount of Professional Fee Claims owing to the Professionals shall be paid to such Professionals by the Disbursing Agent from the Holdback Escrow Account when such claims are finally allowed by the Bankruptcy Court. When all Professional Fee Claims have been paid in full, amounts remaining in the Holdback Escrow Account, if any, shall be paid to the Reorganized Debtor.
               (d) Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date will terminate, and the Reorganized Debtor shall employ and pay Professionals in the ordinary course of business (including the reasonable fees and expenses incurred by Professionals in preparing, reviewing, prosecuting or addressing any issues with respect to final fee applications).
          11.2 Other Administrative Claims. All other requests for payment of an Administrative Claim (other than as set forth in Section 11.1 of this Plan) must be filed with the Bankruptcy Court and served on counsel for the Debtor no later than thirty (30) days after the Effective Date. Unless the Debtor or the Reorganized Debtor object to an Administrative Claim by the Claims Objection Deadline, such Administrative Claim shall be deemed Allowed in the amount requested. In the event that the Debtor or the Reorganized Debtor objects to an Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim (a) which is paid or payable by the Debtor in the ordinary course of business or (b) the payment of which has been approved by the Bankruptcy Court.
ARTICLE XII
MISCELLANEOUS PROVISIONS
          12.1 Effectuating Documents And Further Transactions. The Debtor and the Reorganized Debtor shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of this Plan, including, without limitation, (a) the PIK Loan Cash Distribution, (b) the Second Lien OpCo Term Loan (pursuant to the ~~New Sub Investment~~

~~and the~~ Second Lien OpCo Term Loan Exchange Portion), (c) the Second Lien OpCo Term Loan Guarantee, (d) the Subscription Agreement, the New Sub Escrow and Security Agreement, the New Sub Guarantee and the ~~New Sub Pledge~~Agreement to Purchase, (e) the Common Stock Issuance, (f) the Additional Share Distribution, and (g) the Tranche A Extended PIK Loan and the Tranche B Extended PIK Loan.
          12.2 Reservation Of Rights. Except as expressly set forth in this Plan, this Plan shall have no force or effect unless the Bankruptcy Court shall have entered the Confirmation Order. None of the filing of this Plan, any statement or provision contained in this Plan, or the taking of any action by the Debtor with respect to this Plan or the Disclosure Statement, shall be or shall be deemed to be an admission or waiver of any rights of the Debtor with respect to the Holders of Claims or Interests prior to the Effective Date.
          12.3 Corporate Action. Prior to, on, or after the Effective Date (as appropriate), all matters expressly provided for under this Plan and the PIK Loan Restructuring that would otherwise require approval of the stockholders or directors of the Debtor or the Reorganized Debtor shall be deemed to have occurred and shall be in effect prior to, on, or after the Effective Date (as appropriate) pursuant to the applicable general corporation or other applicable law of the jurisdiction in which the Debtor or the Reorganized Debtor is incorporated without any requirement of further action by the stockholders or directors of the Debtor or the Reorganized Debtor.
          12.4 Payment Of Statutory Fees. All fees payable pursuant to section 1930 of title 28, United States Code, as determined by the Bankruptcy Court, shall be paid for each quarter (including any fraction thereof) until the first to occur of the Chapter 11 Case being converted, dismissed, or closed.
          12.5 Amendment Or Modification Of This Plan. Subject to section 1127 of the Bankruptcy Code and, to the extent applicable, sections 1122, 1123, and 1125 of the Bankruptcy Code, the Debtor reserves the right to alter, amend, or modify this Plan, at any time prior to or after the Confirmation Date but prior to the substantial consummation of this Plan; provided, however, that the Debtor shall not be entitled to alter, amend, or modify this Plan without the prior consent of the Requisite Consenting Lenders and the Shareholder Party, except as provided in the Restructuring Support Agreement. If the Debtor alters, amends, or modifies this Plan in accordance with the foregoing sentence, a Holder of a Claim or Interest that has accepted this Plan shall be deemed to have accepted this Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim or Interest of such Holder.
          12.6 Severability Of Plan Provisions. If, prior to the Confirmation Date, any term or provision of this Plan is determined by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power, upon the request of the Debtor, to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of this Plan shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation.
          The Confirmation Order shall constitute a judicial determination and shall be deemed to provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (a) valid and enforceable pursuant to its terms; (b) integral to this Plan and may not be deleted or modified without the Debtor’s consent; and (c) nonseverable and mutually dependent.
          12.7 Successors And Assigns. This Plan shall be binding upon and inure to the benefit of the Debtor, and its successors and assigns, including, without limitation, the Reorganized Debtor. The rights, benefits, and obligations of any entity named or referred to in this Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign, affiliate, officer, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each entity.
          12.8 Revocation, Withdrawal, Or Non-Consummation. The Debtor, subject to the terms of the Restructuring Support Agreement in all respects, reserves the right to revoke or withdraw this Plan at any time prior to the Confirmation Date and to file other plans of reorganization. If the Debtor revokes or withdraws this Plan, or if Confirmation or consummation of this Plan does not occur, then (a) this Plan shall be null and void in all respects, (b) any settlement or compromise embodied in this Plan (including the fixing or limiting to an amount any Claim or Class of Claims), assumption of Executory Contracts or Unexpired Leases effected by this Plan, and any document or agreement executed pursuant to this Plan shall be deemed null and void, and (c) nothing contained in this Plan, and no acts taken in preparation for consummation of this Plan, shall (i) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, the Debtor or any other Person, (ii) prejudice in any manner the rights of the Debtor or any Person in any further proceedings involving the Debtor, or (iii) constitute an admission of any sort by the Debtor or any other Person.
          12.9 Notice. All notices, requests, and demands to or upon the Reorganized Debtor to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

TRAVELPORT HOLDINGS LIMITED 22 Elm Place Rye, New York 10580 Telephone: (973) 939-1620 Fax: (914) 967-0128 Att’n: Eric J. Bock	SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP Four Times Square New York, New York 10036-6522 Telephone: (212) 735-3000 Fax: (212) 735-2000 Att’n: Jay M. Goffman, Esq. Att’n: J. Eric Ivester, Esq.

Attorneys for Travelport Holdings Limited
          After the Effective Date, the Reorganized Debtor has authority to send a notice to entities that to continue to receive documents pursuant to Bankruptcy Rule 2002, that they must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Reorganized Debtor is authorized to limit the list of entities receiving documents pursuant to Bankruptcy Rule 2002 to those entities who have filed such renewed requests.
          12.10 Governing Law. Except to the extent that the Bankruptcy Code, the Bankruptcy Rules or other federal law is applicable, or to the extent that an Exhibit or schedule to this Plan provides otherwise, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of New York without giving effect to the principles of conflicts of law of such jurisdiction.
          12.11 Tax Reporting And Compliance. The Reorganized Debtor is hereby authorized, on behalf of the Debtor, to request an expedited determination under section 505(b) of the Bankruptcy Code of the tax liability of the Debtor for all taxable periods ending after the Petition Date through, and including, the Effective Date.
          12.12 Exhibits. All Exhibits to this Plan are incorporated and are a part of this Plan as if set forth in full herein.
          12.13 Filing Of Additional Documents. On or before the date of filing of the Plan Supplement, the Debtor shall file such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan.
          12.14 Conflicts. In the event that provisions of the Disclosure Statement and provisions of this Plan conflict, the terms of this Plan shall govern.
          12.15 Waiver Or Estoppel. Each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtor or its counsel or any other entity, if such agreement was not disclosed in this Plan, the Disclosure Statement, or papers filed with the Bankruptcy Court prior to the Confirmation Date.

Remainder of Page Left Intentionally Blank

Dated: Rye, New York
     September ~~21,~~28, 2011

TRAVELPORT HOLDINGS LIMITED
By:	/s/ ~~Philip Emery~~Eric Bock
	Name:	~~Philip Emery~~Eric Bock
	Title:	Executive Vice President, ~~and~~ Chief ~~Financial~~Administrative Officer and General Counsel

47

EXHIBIT B
TO
AMENDMENT NO. 2 TO
DISCLOSURE STATEMENT OF
TRAVELPORT HOLDINGS LIMITED
AMENDED TERM SHEET
(Marked version)

Restructuring Term Sheet
The terms set forth below do not constitute a binding agreement and are solely for the purpose of outlining the principal terms of a potential restructuring of the Holdco PIK Loans of Travelport Holdings Limited (“Holdco”) and covenants in the Opco Credit Facility of Travelport LLC (“Opco”). Any final agreement is subject to execution of definitive documentation that is mutually acceptable to the parties. This term sheet is intended solely to facilitate discussions and is a confidential settlement communication which may not be relied upon or introduced into evidence in any legal proceeding.

Restructuring of Holdco PIK Loans

Second Lien Opco Term Loan	► Opco will issue a new term loan in an aggregate principal amount of $342.5 million (consisting of a $207.5 million Tranche B Loan and a $135 million Tranche A Loan) on the terms set forth below
•	Maturity: December 1, 2016

•	Interest Rate: LIBOR + 6.00%, payable in cash or PIK as required under “Second Lien PIK Toggle” below on a cumulative quarterly basis.

•	Security / Seniority: (a) The Second Lien Opco Term Loan shall be secured on a second priority basis by substantially the same assets securing the existing Opco Credit Facility (but in no event on any assets that do not secure the Opco Credit Facility), and shall be guaranteed, on a secured second priority basis, by the same entities that guarantee the Opco Credit Facility (but in no event by any entity that does not guarantee the Opco Credit Facility), to the extent practicable. (b) Travelport (as defined below) shall use commercially reasonable efforts to ensure that, to the extent permitted by applicable law and subject to no material adverse tax, regulatory or legal consequences and to the extent the same is pledged to support the Opco Credit Facility on a first lien basis, the obligations and guarantees under the Second Lien Opco Term Loan will be secured by the pledge of (i) 100% of the equity interests of each direct wholly owned foreign subsidiary of Travelport (to the extent not already subject to a 100% pledge), and (ii) 65% of the issued and outstanding voting equity interests of any foreign subsidiary that is directly owned by any Guarantor (other than Travelport) and by 100% of the issued and outstanding non-voting equity interests of each such direct wholly owned foreign subsidiary (and together constituting 100% of the economic equity interests of such subsidiary). (c) In addition, Travelport and its Restricted Subsidiaries will use commercially reasonable best efforts to cause each of its Restricted Subsidiaries that are not required to provide guarantees or liens and pursuant to clause (a) or (b) above to provide guarantees and liens (to lenders under the Opco Credit Facility on a first priority basis and to lenders of the Second Lien Opco Term Loan on a second priority basis) to the extent permitted under applicable law and subject to there being no material adverse tax, regulatory or legal consequences therefrom if (i) the total assets of such Restricted Subsidiary exceed $2.5 million as of the date of the most recent financial information prepared for such Restricted Subsidiary and (ii) there are minority equity holders at such Restricted Subsidiary or pledges or liens on the assets of such Restricted Subsidiary or any other arrangement that would prevent the economic value of such Restricted Subsidiary from being available to Opco’s lenders in an Insolvency Proceeding (as defined below) of Opco. Commercially reasonable best efforts shall include appropriate amendments to charters and/or the interposition of intermediate holding companies in furtherance of the foregoing.

•	Covenants / Events of Default: The Second Lien Opco Term Loan shall have substantially the same covenants and events of default as the existing Opco Credit Facility, as the same is amended in connection with the transactions described herein, except no financial maintenance covenants. Other baskets will be set with 30% cushions (excluding the debt incurrence covenant).

•	Voluntary Prepayments: The Second Lien Opco Term Loan may be paid prior to maturity at par at all times. Voluntary prepayments on the Second Lien Opco Term Loan may only be made after the First Lien Loans have been paid in full and there are no commitments or letters of credit outstanding under the Opco Credit Facility (unless fully collateralized).

•	Mandatory Prepayments: Mandatory prepayments on the Second Lien Opco Term Loan shall not be permitted until the First Lien Loans have been paid in full and there are no commitments or letters of credit outstanding under the Opco Credit Facility (unless fully collateralized).

1

Restructuring of Holdco PIK Loans
•	Voting: Any Second Lien Opco Tranche A Term Loan held by the Majority Shareholder Entity, an affiliate of the Majority Shareholder Entity or any investor in the Majority Shareholder Entity (other than Investment Funds (as defined below)) will not be counted in determination of the outcome of any vote of the holders.

•	“Investment Funds” shall means an affiliate of the Majority Shareholder Entity that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course and with respect to which the Majority Shareholder Entity does not, directly or indirectly, actually direct or cause the direction of the investment policies of such entity.

Distribution of Cash and Second Lien Opco Term Loan
►    On or before the final consummation of the transactions described herein (the “Closing Date”), Opco will sell $342.5 million aggregate principal amount of Second Lien Opco Tranche A and Tranche B Term Loans to Travelport Limited (“Travelport”) in exchange for a subordinated promissory note issued by Travelport on terms reasonably acceptable to the Lockup Parties (as defined below).

► On or before the Closing Date, Travelport will dividend $89.5 million of cash and $207.5 million of the Second Lien Opco Tranche B Term Loan to Holdco as a restricted payment.

~~Investment of Second Lien Opco Term Loan~~Subscription Agreement
►    On ~~or before~~ the ~~Closing Date, Travelport will invest the remaining $135 million of Second Lien Tranche A Opco Term Loan in~~Permitted Transfer Date (as defined below), Holdco will cause Travelport to enter into a subscription agreement (the “Subscription Agreement” with a new (bankruptcy remote) unrestricted subsidiary (the “New Unrestricted Subsidiary”). The Subscription Agreement will provide for the transfer of the note representing $135 million aggregate principal amount of Second Lien Tranche A Opco Term Loans plus accrued and unpaid interest (and interest paid in kind) thereon to the New Unrestricted Subsidiary as an investment in exchange for additional equity interests in the New Unrestricted Subsidiary (the “Transfer”). Such New Unrestricted Subsidiary shall have at least one independent director, chosen by the Requisite Consenting Lenders (as defined in the RSA (as defined below)).

►    “Permitted Transfer Date” shall mean the earlier of (i) the date on which the Favorable Ruling Condition (as defined below) is satisfied or (ii) the date on which Travelport, in its absolute and sole discretion, at any time prior to the satisfaction of the Favorable Ruling Condition elects to enter into and cause the New Unrestricted Subsidiary to enter into the Subscription Agreement.

►    “Favorable Ruling Condition” shall mean that a court of competent jurisdiction has entered a judgment (a “Favorable Ruling”) that none of the transactions related to the $135 million of Second Lien Opco Tranche A Term Loan following its issuance that are contemplated by the RSA and the Restructuring Termsheet violate or give rise to an event of default under the indentures (the “Indentures”) for the existing notes (the “Existing Notes”) and that such Favorable Ruling has become a final order, in full force and effect without reversal, modification or stay, not subject to a pending motion for reconsideration, revocation, reversal, modification, stay or appeal and the period for an appeal having expired; provided, however, that if the Favorable Ruling has not become a final order because a notice of appeal has been timely filed and the parties are not stayed or enjoined from taking certain action contemplated hereby including executing the Subscription Agreement and consummating the Transfer, the condition requiring a final order shall be only be deemed satisfied if Travelport determines in its sole and absolute commercially reasonable discretion that the effect of any appeal or other related proceeding would not be adverse to the business, operations, property, condition (financial or otherwise) or prospects of Travelport or its affiliates. The Favorable Ruling Condition may be waived by Travelport in its absolute and sole discretion.

►    Travelport will use all reasonable commercial efforts to diligently pursue a Favorable Ruling beginning promptly after the Closing Date and will not take actions that would impair its ability to consummate the Transfer, including making any investments that would result in inadequate investment capacity under the Indentures to consummate the Transfer.

Guaranty by New Unrestricted Subsidiary; Escrow Arrangement
►    On the ~~Closing~~Permitted Transfer Date, Holdco shall cause the New Unrestricted Subsidiary ~~shall~~to (i) guarantee the Tranche A Extended Holdco PIK Loan and pledge all of its assets to secure such guarantee~~. In addition, the New Unrestricted Subsidiary will~~ and (ii) enter into an escrow arrangement with holders of the Tranche A Extended PIK Loan pursuant to which the escrow agent

2

Restructuring of Holdco PIK Loans

       (who will be chosen by the Requisite Consenting Lenders and reasonably acceptable to Holdco) will hold the Second Lien Opco Term Loan for the benefit of the Tranche A Extended Holdco PIK Loan holders.  ~~Unless~~ If the Permitted Transfer Date occurs, then unless the outstanding Tranche A Extended PIK Loan, together with all interest and other amounts owing with respect thereto, is paid in cash in full on ~~the maturity date or any earlier due date thereof,~~or prior to September 30, 2012, the escrowed Second Lien Opco Term Loan, and all other property and amounts held in such escrow, will be released to holders of the Tranche A Extended PIK Loan on such due date to satisfy all outstanding obligations due and owing under the Tranche A Extended PIK Loan on such date; any remaining Second Lien Opco Term Loans in escrow will be returned to the New Unrestricted Subsidiary.

Intercreditor Agreement
► The administrative agent and collateral agent under the Second Lien Opco Term Loan will enter into an Intercreditor Agreement with the administrative agent and collateral agent under the Opco Credit Facility which shall provide for a “silent second lien”. “Silent” provisions to include first lien control of all aspects of a bankruptcy, including consent to amount and terms of any priming loans, use of cash collateral and sale of collateral (through 363 sale, plan or otherwise). The Intercreditor Agreement shall provide for (i) an explicit waiver of second-lien right to object to sale of collateral (or manner of sale, including bid procedures) in an Insolvency Proceeding and consent of second-lien lenders to any 363 sale (or sale procedures) approved by the first lien lenders, (ii) a waiver by second lien lenders of their right to assert any rights as an unsecured lender if they are prohibited from exercising the same rights as secured lenders (including objections to 363 sales), (iii) a no competing DIP facility from second lien lenders provision (unless DIP facility takes out first lien in its entirety or consented to by a majority of first lien lenders), (iv) an explicit agreement of second lien lenders not to contest the enforceability of any provision of the Intercreditor Agreement, (v) to the extent permitted by applicable law, no second lien lender will sponsor or agree to fund or otherwise facilitate or support or vote for any restructuring plan of any obligor that does not pay the first lien lenders in full in cash without the consent of a majority of the first lien lenders, (vi) no second lien lender will raise or support any objections to a restructuring plan of any obligor on the basis that such plan provides the first lien lenders with an excessive interest rate on any reorganization debt, and (vii) an “X-Clause”, provided that any securities retained by second lien lenders must be PIK/no amortization/no cash payment entitlement of any sort prior to cash payment in full of any securities received by the first lien lenders and such “X-Clause” shall not apply in the case of any plan where the first lien lenders have voted to reject the restructuring plan but have been crammed up or crammed down. In addition to the foregoing, the Intercreditor Agreement shall contain provisions substantially in the form set forth on Exhibit A.

Cash Paydown of Holdco PIK Loan	► On the Closing Date, $85 million of the $89.5 million cash dividend to Holdco will be used to paydown, on a pro rata basis, the existing Holdco PIK Loan.

Agreement to Purchase
►    By executing the RSA, TDS Investor (as defined herein) agrees that on or promptly following the Closing Date, it or Travelport NewCo shall offer to promptly purchase up to $40 million aggregate principal amount of Tranche A Extended Holdco PIK Loans from all of the holders thereof at par on a pro rata basis, on terms consistent with the form of assignment and assumption agreement to be attached to the Amended and Restated PIK Credit Agreement.

Cash for Payment of Expenses of Holdco
►    $4.5 million of the $89.5 million cash dividend to Holdco will be retained by Holdco for the payment of fees and expenses allocable to Holdco, Worldwide (as defined below) or NewCo (as defined below) in connection with the transactions contemplated hereby, with any unused amount being applied to reduce the Tranche B Extended Holdco PIK Loans as soon as practicable after the Closing Date.

Exchange of Holdco PIK Loan
►    Holdco PIK Loan Holders will agree to exchange on the Closing Date with Holdco, on a pro rata basis, Holdco PIK Loans, at par, for a portion of the Second Lien Opco Term Loan, in an aggregate principal amount of $207.5 million.

Extension
►    The remaining Holdco PIK Loans (estimated at $422.5 million as of September 30, 2011), including any additional accretion through the Closing Date, will be extended on the terms set forth below (collectively, “Extended Holdco PIK Loans”).

► Tranche A Extended Holdco PIK Loans
•	Principal Amount: $135 million

•	Maturity: September 30, 2012 (Change from March 27, 2012), or if the

3

Restructuring of Holdco PIK Loans
Permitted Transfer Date or related Transfer have not occurred by such date, the maturity will automatically be extended to December 1, 2016. Any Extended Holdco PIK Loans held by an affiliate of the Majority Shareholder Entity or any investor in the Majority Shareholder Entity (other than Investment Funds) will not be counted in determination of the outcome of any vote of the holders.

•	Interest Rate: LIBOR + 6.00% PIK on a cumulative quarterly basis (Change from LIBOR + 8.0%)

•	Voluntary Prepayments: Prepayable at par at all times

•	Priority: Will rank junior in right of repayment to the Tranche B Extended Holdco PIK Loans (other than as provided above under the heading “Guaranty by New Unrestricted Subsidiary; Escrow Arrangement”)

•	Mandatory Paydown: Same as existing agreement

•	Mandatory Repayment: ~~The obligation to repay~~Any time on or after September 30, 2012, unless obligations under the Tranche A Extended Holdco PIK Loans ~~at maturity shall, at the option of Holdco, be satisfied by delivery~~are repaid in cash in full, the Tranche A Extended Holdco PIK Loans shall, be satisfied within 5 business days of the later of the September 30, 2012 and the Permitted Transfer Date by delivery to the holders thereof of $135 million aggregate principal amount of Second Lien Opco Tranche A Term Loans plus accrued and unpaid interest (and interest paid in kind) thereon by New Unrestricted Subsidiary.

•	Voting/Consent: Prior to the Transfer, the Borrower will not consent to any amendment to the Second Lien Opco Tranche A Term Loan that is materially adverse to the lenders or would disproportionately impact the Second Lien Opco Tranche A Term Loan.

•	Representations, Covenants and Events of Default: Same as existing agreement, except as set forth herein and as required to consummate the transaction.
►	Tranche B Extended Holdco PIK Loans
•	Principal Amount: All remaining amounts (estimated at approximately $287.5 million as of September 30, 2011), including any additional accretion through the Closing Date

•	Maturity: December 1, 2016 (Change from March 27, 2012)

•	Interest Rate: LIBOR + 13.5% PIK on a cumulative quarterly basis (Change from LIBOR + 8.0%)

•	Voluntary Prepayments: Prepayable at par at all times

•	Priority: Will rank senior in right of payment to the Tranche A Extended Holdco PIK Loans (other than as provided above under the heading “Guaranty by New Unrestricted Subsidiary; Escrow Arrangement”)

•	Mandatory Paydown: Same as existing agreement

•	Representations, Covenants and Events of Default: Same as existing agreement, except as set forth herein and as required to consummate the transaction.

Affiliates: Any Extended Holdco PIK Loans held by an affiliate of the Majority Shareholder Entity or any investor in the Majority Shareholder Entity (other than Investment Funds) will not be counted in determination of the outcome of any vote of the holders. The agreement governing the ~~Tranche A and Tranche B~~ Extended Holdco PIK Loans shall exclude from the definition of Affiliates any of the New Equity Holders (as defined below).

4

Restructuring of Holdco PIK Loans

Opco Indenture Capacity Utilized for Restricted Payment	► $297 million of $297 million aggregate total capacity for restricted payments.

Opco Indenture Capacity Utilized for Investment	► $135 million of $155 million of aggregate total capacity for investments as per section 4.07(b)(7) and Permitted Investments definition (clause 8 and 13) of the indentures.

Consent Fee to Holdco PIK Loan Holders	► None

Conversion of Second Lien Opco Term Loan
►    Upon a one-time request (a “Request”) given no earlier than 30 days and no later than 60 days after the Closing Date by the holders of not less than a majority of the Second Lien Opco Term Loans, excluding those held by Travelport or the New Unrestricted Subsidiary, which Request will be irrevocable, Opco will consummate, within 30 days of the Request, a conversion (the “Bond Conversion”) of the Second Lien Opco Term Loan for newly issued private-for-life bonds (the “Second Lien Opco Bonds”) to be governed by an indenture that contains substantially the same covenants, representations, events of default and remedies as the Second Lien Opco Term Loan, plus such provisions as are necessary to comply with the TIA.

►    Upon the commencement of the Bond Conversion, the OpCo shall provide notice of the Bond Conversion to each Second Lien Opco Term Loan lender and the loans held by such lenders shall be converted to the Second Lien Opco Bonds on the Consummation Date (as defined below), unless a lender (other than Travelport or the New Unrestricted Subsidiary) notifies Opco in writing within 3 business days of the commencement of the Bond Conversion of its intent to not participate in the Bond Conversion (the “Opt-out Notice”). No later than 5 business days of the commencement of the Bond Conversion (the “Consummation Date”), the Bond Conversion shall be consummated and the Borrower shall convert all loans that were not the subject of an Opt-out Notice and all loans held by Travelport and the New Unrestricted Subsidiary into Second Lien Opco Bonds.

►    The Second Lien Opco Term Loan and the related security agreements will provide that upon the consummation of the Bond Conversion the restrictive covenants and related events of default and the security interest in collateral will fall away in any remaining Second Lien Opco Term Loan that has not been converted and such Second Lien Opco Term Loan will no longer be secured or have the benefit of customary restrictive covenants or related events of default. The Second Lien Opco Bonds will be secured by and shall have the benefit of all collateral, guarantees and other credit support that was applicable to the Second Lien Opco Term Loan.

Required Participation
►    100%; provided however, if the contemplated restructuring (the “Restructuring”) cannot be completed on a fully consensual basis by September ~~26,~~30, 2011 (or such later date as shall be agreed to by the Lockup Parties), upon receipt of the Required Consents,[1] then the Restructuring shall be implemented forthwith by means of a “pre-packaged” plan of reorganization for Holdco under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101 et seq with effectiveness to occur no later than the earlier of (i) 60 days after filing the chapter 11 case and (ii) December 6, 2011, or such later date as shall be agreed to by the Lockup Parties.

Equity Participation
►    The Holdco PIK Loan Holders will receive as partial consideration for the Restructuring, and the transactions contemplated thereby, their pro rata share of 40% (such amount, together with any additional shares issued in accordance with the provisions below, the “New Equity Shares,” and such holders, together with their transferees, successors and assigns as permitted under the terms set forth in this term sheet, in their capacity as holders of the New Equity Shares, the “New Equity Holders”) of the fully diluted issued and outstanding equity of Travelport Worldwide Limited (“Worldwide”), the direct parent of Holdco, on the Closing Date (such issued and outstanding equity, the “Worldwide Shares”, subject, pro rata together with all other outstanding shares, to dilution by newly issued equity to active members of management under a management incentive

[1]	As used herein, “Required Consents” shall mean the consent, in the form of an executed counterpart of the Holdco Restructuring Support Agreement among Holdco, Worldwide, TDS Investor (as defined below) and the consenting lenders thereto or executed joinder agreement in the form attached thereto (the “RSA”) as “Exhibit B”, (a) with respect to a Plan, of persons holding at least two-thirds (2/3) in value of the Holdco PIK Loans and constituting more than one-half (1/2) in number of the Holdco PIK Loan Holders, and (b) with respect to a Scheme of Arrangement, of persons holding at least three-quarters (3/4) in value of the PIK Loans.

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Restructuring of Holdco PIK Loans
plan (the “Management Shares”), on terms approved by the board of directors of Worldwide and at least one independent director designated by the New Equity Holders, of up to 5% of the Worldwide Shares on a fully diluted basis). On the Closing Date, ~~25% of the Worldwide Shares subject to redemption as set forth below will be issued into a third party escrow account with an escrow agent chosen by the Requisite Consenting Lenders and reasonably acceptable to Worldwide, and 15% of the Worldwide~~the New Equity Shares will be issued directly to the New Equity Holders~~. Any dividends, distributions or other consideration received in respect of the New Equity Shares held in the escrow account, will similarly be held in the escrow account~~ or a designee that would be a permitted transferee under the Shareholders Agreement (as defined herein). Issuance of New Equity Shares is subject to (i) the approval of the Bermudan Monetary Authority (“BMA Approval”) for all holders who will hold 5% or more of the issued and outstanding shares of Worldwide and to notification of the identity of all holders below that threshold~~2~~ and (ii) receipt of customary private placement representations and warranties. ~~The New Equity Holders will provide NewCo a voting proxy covering the New Equity Shares held in the escrow account.~~ If BMA Approval is not granted for any particular Holdco PIK Loan Holder ~~or for the equity escrow agent~~, (i) the New Equity Shares that would otherwise be issued to such holder(s) ~~or the equity escrow agent, as applicable,~~ will instead be issued into an escrow account (any dividends, distributions or other consideration received in respect of the New Equity Shares held in the escrow account, will similarly be held in the escrow account), (ii) notwithstanding any such non-approval by the BMA, the issuance of the New Equity Shares shall nonetheless be deemed effective, and (iii) such New Equity Shares (along with any dividends, distributions or other consideration received) will be later distributed to such Holdco PIK Loan Holder(s) or ~~the equity escrow agent or~~ such transferees of same as permitted pursuant to the Shareholders’ Agreement on such later date when BMA Approval is obtained; provided further however, in the event BMA Approval is not obtained within three months following the Closing Date such undistributed New Equity Shares shall be reallocated and distributed to the Holdco PIK Loan Holders that have received BMA Approval on a pro rata basis.

~~▶~~	 ~~If either the Extended Holdco PIK Loans are not paid in full, or an IPO, sale, amalgamation or merger transaction that will result in the Extended Holdco PIK Loans, and all other amounts owing in respect thereof or pursuant to the documentation governing such Extended Holdco PIK Loans, being paid in full in cash (“Extended Holdco PIK Loan Repayment”) is not announced, prior to the following dates, or if so announced prior to such date, is not consummated with such Extended Holdco PIK Loan Repayment being consummated as provided within the time frames set forth below, then an amount of equity held in the escrow account, together with any dividend, distribution, and other consideration received in respect thereof shall be released pro-rata to the New Equity Holders who held the New Equity Shares as of the Closing Date (the “Original New Equity Holders”), or upon written notice from any Original New Equity Holder to Worldwide and the escrow agent specifying permitted transferees or assigns of New Equity Shares of such Original New Equity Holder, to such permitted transferees or assigns, as follows:~~
~~▪~~	 ~~March 31, 2012: 10%; thereby bringing the total equity then held[3] by New Equity Holders to 25% of the Worldwide Shares (subject to dilution, pro rata with all other outstanding shares, by issuance of the Management Shares)~~

~~▪~~	~~September 30, 2012: 5%; thereby bringing the total equity then held by New Equity Holders to 30% of the Worldwide Shares (subject to dilution, pro rata with all other outstanding shares, by issuance of the Management Shares)~~

~~▪~~	~~March 31, 2013: 5%; thereby bringing the total equity then held by New Equity Holders to 35% of the Worldwide Shares (subject to dilution, pro rata with all other outstanding shares, by issuance of the Management Shares)~~

~~▪~~	~~September 30, 2013: 5%; thereby bringing the total equity then held by New Equity Holders to 40% of the Worldwide Shares (subject to dilution, pro rata with all other outstanding shares, by issuance of the Management Shares)~~
~~•~~	~~All shares vesting in accordance with the schedule above shall, upon such vesting, be released~~

~~2~~	~~An alternative arrangement reasonably acceptable to Holdco and the Lockup Parties shall be implemented if such approval is not obtained.~~

~~3~~	~~Throughout this term sheet, any New Equity Shares or other Worldwide equity “then held” by the New Equity Holders shall exclude any New Equity Shares held in escrow.~~

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Restructuring of Holdco PIK Loans
~~to the New Equity Holders from the escrow account together with all dividends, distributions and other consideration received in respect thereof. Any shares still held in escrow following the Extended Holdco PIK Loan Repayment shall be repurchased by NewCo for no additional consideration, and all dividends, distributions and other consideration received in respect of such shares shall be returned to NewCo.~~
▶	~~•~~ If such Extended Holdco PIK Loan Repayment has not occurred by September 30, 2013, an additional number of the Worldwide Shares (the “Additional Shares”) will be issued on a pro rata basis to the Original New Equity Holders (or upon written notice from any Original New Equity Holder to Worldwide and the escrow agent specifying permitted transferees or assigns of New Equity Shares of such Original New Equity Holder, to such permitted transferees or assigns), thereby bringing the total equity held by New Equity Holders to 44% of the Worldwide Shares (subject to dilution, pro rata with all other outstanding shares, by issuance of the Management Shares), provided that the total amount of the Additional Shares issued shall be reduced to the extent necessary, in the reasonable opinion of tax counsel, in order to prevent an “ownership change” within the meaning of Section 382(g) of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to Worldwide, prior to the consummation of a sale, merger, amalgamation or IPO transaction (an “Ownership Change”). To the extent the full amount of the Additional Shares are not issued pursuant to the preceding sentence, (a) the New Equity Holders will be issued such shares that have not yet been issued or receive an amount equal to the fair market value of such shares upon the earlier of the first date on which such shares can be issued without causing an Ownership Change or the consummation of a sale, merger, amalgamation or IPO transaction, respectively, unless, solely in the case of the issuance of the Additional Shares (and not in the case of payment of the fair market value of such shares), in the reasonable opinion of tax counsel it would cause an Ownership Change; and (b) until such time as all of the Additional Shares are issued or payment with respect to such shares is made, in each case pursuant to clause (a) above, Worldwide shall use its best reasonable efforts to prevent any “owner shift” or “equity structure shift” within the meaning of Section 382(g) of the Code with respect to Worldwide. In the event that the Majority Shareholder takes any action, directly or indirectly, to cause an Ownership Change, the Additional Shares will be promptly issued as described above.
~~•~~	~~If the subject IPO is not closed within 3 months from the announcement date, resulting in an Extended Holdco PIK Loan Repayment within such period, then the ratchet schedule above will resume, and the release of shares from escrow contemplated above will be made, as if no announcement had been made subject to automatic one-time 3 month extension for SEC approval or other applicable securities regulatory approval if the necessary approval is actively being sought using commercially reasonable best efforts but no decision has yet been made by the SEC or other applicable securities regulatory agency to approve.~~

~~•~~	~~If a subject sale, amalgamation or merger, in each case which will result in an Extended Holdco PIK Loan Repayment, is announced (i) prior to March 31, 2012 but is not closed (with consummation of the Extended Holdco PIK Loan Repayment) prior to October 31, 2012, or (ii) after March 31, 2012 but is not closed (with consummation of the Extended Holdco PIK Loan Repayment) prior to 6 months following the announcement of the sale, amalgamation or merger, then in both circumstances, the ratchet schedule will resume, and the release of shares from escrow contemplated above will be made, as if no announcement had been made; provided however, that these closing deadlines are subject to an automatic one-time 3-month extension if necessary regulatory approval of the sale, amalgamation or merger is actively being sought using commercially reasonable best efforts but no decision has yet been made by the regulatory agency to approve or block the transaction; provided further however, in no case, may the time period between announcement and closing with respect to clause (i) above exceed 365 days and with respect to clause (ii) above exceed 270 days, before the ratchet schedule will resume, and the release of shares from escrow contemplated above will be made as if no announcement had been made; provided further however, that in any event, if and when any sale, amalgamation or merger is consummated which results in an Extended Holdco PIK Loan Repayment, the ratchet schedule above will stop.~~
▶	~~•~~ In connection with any proposed IPO, sale, amalgamation, merger or similar transaction of the Majority Shareholder Entity (as defined below) or any of its direct or indirect subsidiaries (an “Exit Transaction”), the Majority Shareholder and Worldwide shall (i) structure such Exit Transaction in a manner that, in the case of an Exit Transaction that is an IPO or similar transaction (an “IPO

7

Restructuring of Holdco PIK Loans
Transaction”), permits the New Equity Holders to hold equity directly in the public company in an appropriate proportion (taking into account (x) the dilution attributable to such IPO Transaction, (y) the equity disposed of in such IPO Transaction~~)~~ and (z) the value of the equity the~~y~~n held in Worldwide (without giving effect to any minority, illiquidity or similar discount) as it relates to the value of the equity of the public company); (ii) (A) use reasonable best efforts so that in any such IPO Transaction, each New Equity Holder and its direct and indirect owners recognize income for U.S. federal income tax purposes only to the extent such New Equity Holder or any of its direct and indirect owners are required under the Code to recognize income in respect of any cash or property other than stock of the public company that such New Equity Holder receives in such IPO Transaction, (such tax treatment, “Non-Recognition Treatment”) and (B) not, without the approval of the board of directors, including one independent director designated by the New Equity Holders, structure any such IPO Transaction in a manner that does not provide for Non-Recognition Treatment and (iii) structure any Exit Transaction in a manner that does not have disproportionate and adverse U.S. federal income tax consequences to the New Equity Holders and their direct and indirect owners as compared to the Majority Shareholder and its direct and indirect owners. By accepting the New Equity Shares, each New Equity Holder agrees to cooperate in good faith to achieve Non-Recognition Treatment with respect to an IPO Transaction, but in no event will the foregoing be deemed to obligate such New Equity Holder to take any action if, in its good faith belief, such action would have an adverse effect on such New Equity Holder or its investment in Worldwide.

▶	In connection with the Restructuring, the New Equity Holders, the Blackstone Funds (as defined below), the Majority Shareholder Entity (as defined below), Worldwide and NewCo will execute and deliver a shareholders agreement (the “Shareholders Agreement”) in form and substance reasonably satisfactory to a majority of the New Equity Holders, which agreement and/or the organizational documents of Worldwide shall provide for, among other things:
•	Every 12 months following the Closing Date, Travelport agrees to allow and to aid the independent board member or members appointed by the New Equity Holders to review in good faith the restricted payment capacity of Travelport with which to cause the repayment of the Extended Holdco PIK Loan and based on those findings Travelport will use its commercially reasonable efforts to utilize any such availability for the purpose of causing the repurchase or repayment, pro rata, of any outstanding Extended Holdco PIK Loans, subject to the fiduciary duties of the directors of Travelport and its subsidiaries and any existing contractual obligations.

•	New Equity Holder Approval Rights: The Required Approval (as defined below) will be required for the following actions by Worldwide (and other entities, to the extent such entities are referred to below) after the Closing Date:
▪	Any sale of all or substantially all of the assets of Worldwide and its direct or indirect subsidiaries, taken as a whole, or any merger, amalgamation, consolidation or any other change of control transaction that would result in the Majority Shareholder no longer directly or indirectly owning or having voting control over the majority of the issued and outstanding equity interest of Worldwide, Holdco, or any Upper Tier Entity (as defined below) or any IPO of Worldwide or Holdco, provided that the New Equity Shares then held by the New Equity Holders constitute at least 35% of the Worldwide Shares, excluding the Management Shares.

▪	Any transaction between any of Worldwide or its direct or indirect subsidiaries on the one hand and any entity that is an “Affiliate” of Worldwide or any Upper Tier Entity on the other hand that is less favorable than a comparable transaction conducted with an unrelated party on an arm’s length basis, except for (i) any transaction after the Closing Date pursuant to the terms of any agreement to which Worldwide or any of its direct or indirect subsidiaries is party or is bound that was entered into prior to execution of the RSA by the Lockup Parties, and the details of which have been disclosed (at Worldwide’s option, on a confidential basis) to the Lockup Parties, or to their counsel, or publicly disclosed, prior to their execution of the RSA, (ii) any transaction or series of transactions approved by the majority of members of the board of directors of Worldwide and at least one independent director designated by the New Equity Holders, (iii) any transaction or series of transactions in which Worldwide obtains a letter from an independent financial advisor stating that such transaction is fair from a financial point of view or that the terms of such

8

Restructuring of Holdco PIK Loans
transaction are not less favorable than those that would have been obtained in a comparable transaction conducted with an unrelated party on an arm’s length basis, (iv) the payment of reasonable and customary fees paid to, and indemnities provided for the benefit of, officers directors, employees or consultants, (v) equity issuances to, retirements and repurchases of equity from, any director, officer, employee or consultant under the terms of any compensation plan approved by the board of directors, and (vi) payments or loans (or cancellation of loans) to employees or consultants and entering into employment agreements, severance arrangements, stock options plans and other similar arrangements with such employees or consultants which arrangements, if they involve executive officers, have been approved by the board of directors, in each case, in the ordinary course of business. “Affiliate” means, with respect to any Person, any other Person that directly, or indirectly, through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, and shall be deemed to include each Person or “group” (within the meaning of Section 13(d)(3) or Section l4(d)(2) of the Exchange Act, Rule 16a-l(2) under the Exchange Act or any successor provision of any of these provisions) that, directly or indirectly, through one or more intermediaries, beneficially owns (within the meaning of Section 13(d)(3) or Section l4(d)(2) of the Exchange Act, Rule 16a-l(2) under the Exchange Act or any successor provision of any of these provisions) or Controls 5% or more of the voting stock of the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Notwithstanding anything herein to the contrary, no New Equity Holder shall be deemed to be an Affiliate of Worldwide or any Upper Tier Entity or an Affiliate of any other Person that would be deemed to be an Affiliate of the Worldwide or any Upper Tier Entity pursuant to this definition.

▪	Any action by Worldwide or any of its subsidiaries that, if taken by a corporation formed under the General Corporation Law of the State of Delaware, would require stockholder approval (unless otherwise agreed in the Shareholders Agreement in which case the Shareholders Agreement shall govern) and that would disproportionately and adversely affect the New Equity Holders in their capacity as shareholders only and not as creditors.

▪	Any authorization to issue, or issuance of, any new equity securities of any subsidiary of Worldwide (unless such shares are issued (i) other than to the Majority Shareholder or an affiliate thereof, for fair market value, determined in the good faith judgment of the board of directors of Worldwide or (ii) to the existing immediate parent company of the entity issuing the shares).

▪	Any reclassification of any outstanding securities of Worldwide that would disproportionately and adversely affect the New Equity Holders, in their capacity as shareholders only and not as creditors.

▪	Any redemption, dividend or distribution in respect of any shares of Worldwide that is not made pro rata (excluding redemptions in the ordinary course of business pursuant to agreements with officers, directors and employees upon their termination of service).

▪	Any amendment of constituent documents and related agreements of Worldwide or any of its subsidiaries in a manner that would have a disproportionate and adverse effect on the New Equity Holders in their capacity as shareholders only and not as creditors, or that would directly or indirectly modify or impair any of the approval rights set forth herein.
▪	“Required Approval” means either (i) the approval of the New Equity Holders holding at least majority of the New Equity Shares voting on such matter, provided that such majority of the New Equity Shares consists of at least 37.5% of the New Equity Shares then held by New Equity Holders; or (ii) in the event that there is confidential information that is required to be disclosed to the New Equity Holders, (x) the approval of New Equity Holders holding at least a majority of New Equity Shares of those New Equity Holders who affirmed their confidentiality obligations under the Shareholders Agreement and voted on such matter and (y) the approval of one of the independent directors designated by the New Equity Holders. In addition, notwithstanding anything to the contrary herein, with respect to each transaction that constitutes a sale of all or substantially all of the assets of Worldwide and its direct or indirect

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Restructuring of Holdco PIK Loans

       subsidiaries, taken as a whole, or a merger, amalgamation, consolidation or other change of control transaction that would require the approval of the New Equity Holders described in the first bullet in the section entitled “New Equity Holder Approval Rights”, the following provisions shall apply: if the Required Approval is not given for such transaction and (i) the Lockup Parties, together, hold 50% or less of the New Equity Shares then held by the New Equity Holders or (ii) each Lockup Party, individually, holds less than 75% of the Worldwide Shares to which it was entitled hereunder (including shares held in escrow) then, if (x) the board of directors, including one independent director designated by the New Equity Holders approved such transaction (and no independent director rejects such transaction), the Majority Shareholder may proceed with such transaction giving effect to the tag-along rights described herein to those New Equity Holders who approved the transaction, but without giving effect to the drag-along rights described herein or (y) the board of directors approves the transaction but at least one independent director rejects the transaction, then the Majority Shareholder may proceed with such transaction so long as they give effect to tag-along rights described herein and do not give effect to the drag-along rights described herein.

•     To the extent that any portion of the Holdco PIK Loans, the New Equity Shares or the Second Lien Opco Term Loan or the Second Lien Opco Bonds are held by the Majority Shareholder and any affiliate thereof, such holdings shall not be considered in any determination as to whether the holders of the Holdco PIK Loans, the New Equity Shares or the Second Lien Opco Term Loan or the Second Lien Opco Bonds have provided their consent to any amendment, modification or action contemplated hereunder or under any of the Restructuring Documents or otherwise.

•     At such time as the New Equity Shares then held by the New Equity Holders constitute less than 5% of the Worldwide Shares (excluding the Management Shares) and either of the Lockup Parties has transferred to an unaffiliated person any of the New Equity Shares to which it was entitled hereunder (including shares held in escrow), the New Equity Holders shall no longer have the approval rights described under this “New Equity Holder Approval Rights” section.

• Other Approval Rights:

▪    Worldwide will not issue any new equity securities (other than in connection with the management incentive plan) unless (i) such equity securities are issued for fair market value, determined in the good faith judgment of the board of directors of Worldwide after obtaining a valuation from a third party financial expert, (ii) at least one director designated by the New Equity Holders shall vote in favor of such issuance and (iii) such equity security issuances in either one or a series of transactions would not result in the Majority Shareholder no longer directly or indirectly owning or having voting control of the majority of the issued and outstanding Worldwide Shares. “Blackstone Funds” is defined as, collectively, Blackstone Family Investment Partnership (Cayman) V-SMD L.P.; Blackstone Family Investment Partnership (Cayman) V L.P.; Blackstone Participation Partnership (Cayman) V L.P.; Blackstone Capital Partners (Cayman) V L.P.; Blackstone Capital Partners (Cayman) V-A L.P.; BCP (Cayman) V-S L.P.; BCP V Co-Investors (Cayman) L.P. and each of their successors or assigns with respect to their interests in any Upper Tier Entity. “Majority Shareholder” is defined as, collectively, the Blackstone Funds; TCV VI (Cayman), L.P.; TCV Member Fund (Cayman), L.P.; OEP TP, Ltd. and any person which directly or indirectly controls, is controlled by or is under common control with each such entity.

▪    The approval of the holders of at least 75% of the New Equity Shares then held by New Equity Holders and the approval of the Lockup Parties will be required to change (i) the classification of Worldwide as a corporation under the Code or (ii) the classification of any direct or indirect subsidiary of Worldwide under the Code in any way that would result in a person other than Worldwide to be treated as this issuer of the Holdco PIK Loan and the Second Lien Opco Term Loan for U.S. federal income tax purposes.

• Board Rights: The New Equity Holders will have the following rights:

▪    The New Equity Holders initially will have the right to designate ~~one~~two directors for a 2-year term, ~~which director~~each of whom shall be (i) independent under the standards promulgated by the SEC for a public company listed on the NYSE, (ii) not employed by

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Restructuring of Holdco PIK Loans

      and unaffiliated with and unassociated with any Holdco PIK Loan Holder, (iii) initially selected by the Lockup Parties and (iv) subject to approval of Travelport, not to be unreasonably withheld or delayed; however, if Travelport rejects 2 consecutive proposed directors then, as to all proposed directors for such designation thereafter, Travelport will have 10 business days to consent and can only reject the candidate on the basis of (x) reasonable competitive concerns, (y) reasonable confidentially concerns or (z) adverse material financial impact. Equity holders of Worldwide will covenant to nominate and elect ~~such~~two directors so long as the New Equity Shares then held by the New Equity Holders constitute at least ~~10~~20% of the Worldwide Shares (excluding the Management Shares). ~~Once the New Equity Shares then held by the New Equity Holders constitute at least 35% of the Worldwide Shares (excluding the Management Shares), the New Equity Holders will have the right to designate a total of two directors (each for an initial 2-year term), each of whom shall meet the criteria set forth in clauses (i) through (iii) above and each of whom will be elected by the vote of the majority of New Equity Holders. Equity~~ The equity holders of Worldwide will covenant to re~~-~~ nominate and re~~-~~ elect such directors so long as the New Equity Holders designate such directors.

▪     The Shareholders Agreement will terminate upon an IPO of Worldwide or any Upper Tier Entity (other than provisions with respect to registration rights described below) or sale of 100% of equity interest of Worldwide or any Upper Tier Entity (by sale, amalgamation or merger).

▪     The number of directors on the board of Worldwide, Holdco and Travelport shall be ~~8~~9 directors, ~~one~~two of whom will be appointed by the New Equity Holders~~, provided that, in the event the New Equity Holders have the right to designate the second director, the number of directors shall be increased to 9 directors to allow such director to join the board~~.

▪      For notice of any board meeting to be valid, each of the director designees of the New Equity Holders shall be given customary, timely notice reasonably in advance of such board meeting and shall be provided, unless waived, a:

▪ Seven-day window in which to schedule a regular board meeting

▪ 48-hour window in which to schedule an emergency board meeting

▪ Telephonic attendance at board meetings will be allowed.

▪ Any action taken by the board by written consent, without a meeting, will require approval of at least one director designated by the New Equity Holders.

▪      In the event that (i) Worldwide issues shares, (ii) New Equity Holders exercise tag-along as set forth under “Restrictions on Transfer — Tag-Along Rights” below or (iii) New Equity Holders transfer New Equity Shares to the Purchaser (as defined below) as set forth under “Restrictions on Transfer — Right of First Offer” below, and, as a result, the percentage of shares then held by the New Equity Holders is reduced (other than as a result of the issuance of the Management Shares), the New Equity Holder’s board representation shall be adjusted according to the following schedule:

▪      So long as New Equity Shares then held by the New Equity Holders constitute 20% or more of the Worldwide Shares (excluding the Management Shares), the New Equity Holders shall retain the right to appoint two directors

▪      So long as New Equity Shares then held by the New Equity Holders constitute at least 10% and less than 20% of the Worldwide Shares (excluding the Management Shares), the New Equity Holders shall retain the right to appoint one director

▪      Once the New Equity Shares then held by the New Equity Holders constitute less than 10% of the Worldwide Shares (excluding the Management Shares), the New Equity Holders shall not have the right to appoint any director

▪ At least one of the directors designated by the New Equity Holders must also be designated as a member of each committee of the boards.

▪ Worldwide, as the sole shareholder of Holdco, will, to the extent legally permitted to do so, cause Holdco to appoint to its board of directors the board members designated by the New

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Restructuring of Holdco PIK Loans

       Equity Holders under the terms and conditions set forth above. Holdco, as the sole shareholder of Travelport, will, to the extent legally permitted to do so, cause Travelport to appoint to its board of directors the board members designated by the New Equity Holders under the terms and conditions set forth above.

• Restrictions on Transfers:

▪ Dispositions: The New Equity Shares are freely transferable, subject to a Right of First Offer (below), except the following transfers will be prohibited:

▪ Transfers that would violate applicable securities laws

▪ Transfers to competitors and their affiliates

▪ Transfers by New Equity Holders that would bring the total number of New Equity Holders above 250 holders, as determined under Section 12(g) of the Exchange Act

▪ Transfers that would violate any regulatory restrictions applicable to Worldwide, including the requirements of the Bermudan Monetary Authority

In addition:

▪ All transferees will be required to execute the Shareholders Agreement

▪ No transfer that would require registration under the U.S. securities laws will be permitted

▪     Lock-up: Angelo, Gordon & Co. and Q Investments (collectively, the “Lockup Parties”) will agree not to sell, transfer or dispose of any New Equity Shares held by either of them or their respective affiliates (other than with respect to New Equity Shares held by swap participants) for a period of three-months beginning on the Closing Date if the Lockup Parties or such affiliates have sole legal and beneficial ownership of, investment and voting discretion over, and full authority to dispose of or act with respect to, such New Equity Shares.

▪     Tag-along right: After the Closing Date, the New Equity Holders individually shall have the right, but not the obligation, to participate pro rata in, and such participation rights are triggered upon, any offer for shares or equity interests held directly or indirectly by the Majority Shareholder of (i) Worldwide or (ii) any Upper Tier Entity. If the equity subject to this provision is of an Upper Tier Entity and such entity owns property or assets other than a direct or indirect interest in Worldwide, the value of the New Equity Shares will be determined by obtaining a valuation of such property or assets from two separate financial experts, one selected by each of (i) the Majority Shareholder and (ii) one of the independent directors appointed by the New Equity Holders. If the two valuations differ by less than 10% then the average of the two valuations will be used. If the two valuations differ by more than 10%, a third financial expert will be selected by the two previously selected financial experts and the valuation used will be the one closest to the appraisal obtained from the third financial expert. The transaction giving rise to the tag-along rights shall be subject to approval rights, if any, set forth under “New Equity Holder Approval Rights” above.

▪ “Upper Tier Entity” means NewCo, the Majority Shareholder Entity or any entity formed above Worldwide and below the Majority Shareholder Entity.

▪ “Majority Shareholder Entity” means TDS Investor, or, if the Majority Shareholder holds its equity interest in Worldwide indirectly through an entity other than TDS Investor, such entity.

▪ The Majority Shareholder will not have the right to tag-along on any sale of any of the New Equity Shares.

▪ Preemptive Right: The New Equity Holders can participate ratably in new share issuance based on the shareholdings at the time of such issue (subject to customary exceptions to be agreed).

▪     Drag-along right: The Majority Shareholder has the right to compel a sale of the New Equity Shares pro rata and such sale is triggered upon acceptance by the Majority Shareholder of an offer to purchase at least a majority of shares or equity interest of Worldwide or an Upper Tier Entity; provided that such transfer is to a non-affiliated party

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Restructuring of Holdco PIK Loans

       and all shareholders are treated equally in the transaction (which, for the avoidance of doubt, shall not include any payment of customary and bona fide advisory fees paid to certain shareholders for actual services rendered pursuant to (i) an agreement entered into by such shareholder and Worldwide which agreement has been approved pursuant to the New Equity Holder Approval Rights described above or (ii) an agreement entered into by such shareholder and an Upper Tier Entity which agreement has been approved by the board of directors of Worldwide (including at least one independent director designated by the New Equity Holders)). If the equity subject to this provisions is the equity of an Upper Tier Entity and such entity owns property or assets other than a direct or indirect interest in Worldwide, the value of the New Equity Shares will be determined by obtaining a valuation of such property or assets from two separate financial experts, one selected by each of (i) the Majority Shareholder and (ii) one of the independent directors appointed by the New Equity Holders. If the two valuations differ by less than 10% then the average of the two valuations will be used. If the two valuations differ by more than 10%, a third financial expert will be selected by the two previously selected financial experts and the valuation used will be the one closest to the appraisal obtained from the third financial expert. The transaction giving rise to the drag-along rights shall be subject to approval rights, if any, set forth under “New Equity Holder Approval Rights” above.

▪   Right of First Offer: In the event that any New Equity Holder offers, or intends to offer, to transfer the New Equity Shares held by it (the “Transfer Shares”) to any person (other than another New Equity Holder or an affiliate of any New Equity Holder), then such New Equity Holder will, prior to consummation of any such transfer or proposed transfer, give to NewCo notice thereof not less than ten business days prior to such offer, and NewCo or its designated affiliate (the “Purchaser”) shall have the right to offer to purchase the Transfer Shares at a price specified by it within ten days of receipt of notice of such proposed transfer. The New Equity Holders may only sell the Transfer Shares to a third party within 30 days of receipt of the Purchaser’s offer to purchase for a price at least 2% greater than that offered by the Purchaser without first offering such Transfer Shares to the Purchaser. If no such sale is consummated within such 30 day period, then no offer of sale by an New Equity Holder may be effected without again complying with the provisions hereof.

• Other Items:

▪   Registration Rights: Customary piggy-back rights upon or following an IPO. ~~Once the New Equity Shares then held by the New Equity Holders constitute at least 35% of the Worldwide Shares (excluding the Management Shares), the~~The New Equity Holders will also have two opportunities to exercise demand registration rights for the resale of the New Equity Shares then held by the New Equity Holders, subject to customary exceptions and limitations and provided that the second demand may not be exercised within 12 months of the first demand.

▪   Information Rights: New Equity Holders shall receive substantially the same information as currently provided to the Holdco PIK Loan Holders. Additional information rights substantially similar to the information provided under the existing shareholder agreement of TDS Investor (Cayman) GP Ltd., including such information rights with respect to Worldwide and its direct and indirect subsidiaries, in each case, subject to confidentiality and privilege, shall be provided to any New Equity Holder that holds at least:

▪ 1.0% of the issued and outstanding shares of Worldwide, if the New Equity Shares then held by the New Equity Holders constitute at least 15% of the Worldwide Shares (excluding the Management Shares)

▪ 1.5% of the issued and outstanding shares of Worldwide, if the New Equity Shares then held by the New Equity Holders constitute at least 25% of the Worldwide Shares (excluding the Management Shares)

▪ 2.0% of the issued and outstanding shares of Worldwide, if the New Equity Shares then held by the New Equity Holders constitute at least 35% of the Worldwide Shares (excluding the Management Shares)

▪   Additional Payment: Under the Transaction Monitoring and Fee Agreement (as amended or modified from time to time, the “Management Agreement”), dated as of August 23, 2006, among Opco, Blackstone Management Partners V, TCV VI Management L.L.C.

13

Restructuring of Holdco PIK Loans

       (together with Blackstone Management Partners V L.L.C., the “Initial Advisors” and together with OEP TP, Ltd (“OEP”) (pursuant to the Investment and Cooperation Agreement, dated as of December 7, 2006, among TDS Investor, Worldwide and OEP), the “Advisors”), the Advisors provide certain monitoring, advisory and consulting services for which Opco pays certain transaction and advisory fees, including upon an initial public offering or change of control transaction. The New Equity Holders will be entitled to receive 25% of any amount that is permitted to be paid to the Advisors as a lump sum (i) under the Management Agreement upon an initial public offering or change of control and (ii) pursuant to the credit agreements and other loan documents.

Fees and Expenses
►    Opco or Holdco shall reimburse the reasonable fees and expenses of select legal counsels and financial advisors of the Lockup Parties and shall provide a reasonable retainer on terms reasonably acceptable to the Lockup Parties with respect thereto upon the execution of the RSA and, if so requested, shall enter into customary retainer agreements with counsel to the Lockup Parties.~~4~~2

Releases	► All parties to the Restructuring shall give and receive standard agreed-upon mutual releases to the maximum extent permitted by applicable law.

Management Incentive Plan
►    An appropriate amount of newly issued equity securities will be allocated toward a management incentive plan to be issued to active members of management on terms approved by the board of directors of Worldwide and at least one independent director designated by the New Equity Holders (which will not exceed 5% of the aggregate fully diluted equity).

Condition Precedent to Consummation of the Restructuring	► Satisfaction of all necessary requirements of the covenant relief under Opco Credit Facility.

► Satisfactory cushion above 2.0x fixed charge coverage ratio required to utilize the Restricted Payment basket capacity.

► Delivery to the board of directors of Travelport solvency opinions in each relevant jurisdiction on the terms and conditions set forth in the RSA.

►    Execution and delivery by 100% of the Holdco PIK Loan Holders of the Loan Documents (as defined below) and other documents reasonably necessary to effectuate the Restructuring or the occurrence of the effective date of any plan of reorganization or scheme of arrangement that may be confirmed or approved as applicable.

► Travelport (and its direct or indirect owners) will have taken all action required for Travelport to be treated as a disregarded entity under the Code.

►    Holdco and Opco represent that Worldwide is treated as a corporation under the Code. Worldwide and its direct or indirect owners will not take any action, or omit to take any action, prior to the Closing Date, if such action or omission would cause Worldwide to no longer be treated as a corporation under the Code.

►    Worldwide will hold no assets other than interest in Holdco and will have, and represent that it has, no liabilities (other than obligations under the Shareholders Agreement); and will represent as to its capitalization on the Closing Date.

►    TDS Investor (Cayman) L.P. (“TDS Investor”), the direct parent of Worldwide, will have formed Travelport NewCo (“NewCo”) and will have transferred its 100% interest in Worldwide to NewCo in exchange for 100% of the equity of NewCo.

► BMA Approval shall have been given to no fewer than 70% of Holdco PIK Loan Holders that have completed and submitted the documents required by the BMA to the BMA.

►    TDS Investor will have affirmed that it or its designee will offer to purchase and have the necessary resources to purchase, on or promptly following the Closing Date, at least $40 million aggregate principal amount of Tranche A Extended Holdco PIK Loans.

Legal Opinions	► Existence, power, due authorization and execution and delivery by Bermuda counsel.

► Each of the Tranche A Extended PIK Loan, Tranche B Extended PIK Loan and Second Lien Opco

~~4~~2	Fees and expenses of the Majority Shareholder to be reimbursed under the Transaction and Monitoring Fee Agreement.

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Restructuring of Holdco PIK Loans

Term Loan (the “Loan Documents”) constitutes the valid and binding obligation of each loan party, enforceable against such loan party in accordance with its terms under New York law.

► In the case of the Tranche A Extended PIK Loan and the Second Lien Opco Term Loan, customary secured transaction opinions, which will not include “true sale” or insolvency-related opinions.

►   The opinions will contain assumptions that neither the execution, delivery nor the performance of the Loan Documents nor the transactions contemplated thereby violate any contracts or agreements to which the loan parties are a party.

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Amendments under Opco Credit Facility

Total Leverage Ratio
►    The Total Leverage Ratio covenant test will be set to 8.0X until June 30, 2013, then 7.75X until December 31, 2013, then 7.50X until December 31, 2014 and 7.25X through maturity of the Extended Term Loans.

First Lien Leverage Ratio
►    Add a first lien leverage ratio calculated as the ratio of the outstanding amount of First Lien Loans to Consolidated EBITDA. The First Lien Leverage Ratio covenant test will be set at 4.0X until June 30, 2013, then 3.85X until December 31, 2013, then 3.7X until December 31, 2014 and 3.5X through maturity of the Extended Term Loans.

Consolidated EBITDA
►    Delete add-back of net cost savings projected by Borrower (clauses (a)(xi) and (xii) of definition of Consolidated EBITDA), limit restructuring charges under clauses (vi) and (ix) of definition of Consolidated EBITDA to $35 million annually (and clarify that clause (v) of definition of Consolidated EBITDA may not be used for expenses that could have qualified under clauses (vi) and (ix) of definition of Consolidated EBITDA) and calculate EBITDA net of United EBITDA (as defined below). “United EBITDA” shall mean $60 million until end of Q1 2012 and declining by $15 million each quarter thereafter until December 31, 2012.

Collateral
►    Additional post-closing collateral arrangements will include control agreements on domestic bank accounts with materiality thresholds to be determined. The additional guarantees and collateral described above under “Second Lien Opco Term Loan — Security/Seniority” will also apply to the first lien facilities.

Mandatory Prepayments
►    During the 12 month period commencing on the Closing Date and the subsequent 12 month period, Opco shall make payments (such payments, “Mandatory Bond Prepayments”) in an aggregate amount equal to $20 million to purchase/retire (through open market purchases, tenders and/or redemptions, at Opco’s discretion) Senior Notes of Opco (other than in the case of ratable redemptions, from persons other than 5% shareholders or affiliates of 5% shareholders) at prices no greater than par plus any redemption premium, and accrued and unpaid interest. Opco shall not be required to make Mandatory Bond Prepayments in the event that the Chief Financial Officer of Opco delivers a certificate, which states that making such Mandatory Bond Prepayments is reasonably likely to result in a violation of the Minimum Liquidity Covenant during the following 12 month period.

►    If, at the end of any fiscal year, the First Lien Leverage Ratio is above or equal to 3.6X until December 31, 2013, 3.45X until December 31, 2014 and 3.25X through maturity of the Extended Term Loans, Opco shall apply 100% of Excess Cash Flow (instead of 50% of Excess Cash Flow as currently provided in Section 2.05(b) of the Opco Credit Facility and after giving effect to any Mandatory Bond Prepayments made during such fiscal year) to repayment of First Lien Loans on a pro rata basis, so long as making such payment does not result in a breach of the Minimum Liquidity Covenant.

►    If, at the end of any fiscal year, the First Lien Leverage Ratio is below 3.6X until December 31, 2013, 3.45X until December 31, 2014 and 3.25X through maturity of the Extended Term Loans, Opco shall apply 50% of Excess Cash Flow for such fiscal year (and after giving effect to any Mandatory Bond Prepayments made during such fiscal year) to prepay the First Lien Loans pursuant to Section 2.05(b) of the Opco Credit Facility on a pro rata basis and shall apply the remaining 50% of Excess Cash Flow (and after giving effect to any Mandatory Bond Prepayments made during such fiscal year) to either (x) repayment of First Lien Loans on a pro rata basis, or (y) purchase/retirement (through open market purchases, tenders and/or redemptions, at Opco’s discretion) of Senior Notes of Opco (other than in the case of ratable redemptions, from persons other than 5% shareholders or affiliates of 5% shareholders) at prices no greater than par plus any redemption premium, and accrued and unpaid interest, so long as making such payment does not result in a breach of the Minimum Liquidity Covenant.

Incremental Facility	► Section 2.14 (Incremental Credit Extensions) to be deleted.

Extension of Revolving Loans
►    The maturity date of the Revolving Loans to be extended to April 28, 2014. Interest rate on the extending revolving loans will increase from L+275 basis points to L+450 basis points. Commitment fee on the extending revolving loans will increase from 50 basis points to 75 basis points.

16

Amendments under Opco Credit Facility

Second Lien Opco Term Loan	► Consent to permit a Second Lien Opco Term Loan secured on a second priority basis by substantially the same assets securing the Opco Credit Facility.

Second Lien PIK Toggle
►    If the First Lien Leverage Ratio is above or equal to 3.0X, Opco shall not pay cash interest to holders of Second Lien Opco Term Loans. If the First Lien Leverage Ratio is below 3.0X, Opco may pay cash interest to holders of Second Lien Opco Term Loans so long as before and after giving effect to such payment no Default or Event of Default has occurred and is continuing under the Opco Credit Facility.

Minimum Liquidity Covenant
►    Add a covenant requiring minimum cash of $75 million (excluding restricted cash which currently is approximately $137 million) at the end of each fiscal quarter; provided that if the Revolving Credit Commitments are less than $125 million then there will be a dollar for dollar reduction until the minimum cash requirement is $70 million.

Restricted Payments
►    Restricted Payments capacity increased to $297 million (matching capacity in indentures) to allow Opco to dividend the Second Lien Opco Term Loan and cash in the amount of $89.5 million to Holdco as described above.

Limitations on Prepayments	► Restrictions on prepayments (Section 7.13) will be expanded to prohibit prepayments of the Second Lien Opco Term Loans.

Opco Credit Facility Baskets
►    The general basket for investments will be reset to $20 million (built up by cash proceeds of new equity investments). No restricted payments to be made other than to pay normal expenses etc and from cash proceeds of new equity investments. Eliminate ability to form or invest in new unrestricted subsidiaries, and to make investments in the New Unrestricted Subsidiary after the Closing Date (except for the Transfer).

Limitations on Guarantees of Holdco Indebtedness
►    Holdings and its Restricted Subsidiaries shall not be permitted to directly or indirectly guarantee Holdco PIK Loans, it being understood that the guarantee of the New Unrestricted Subsidiary of the Holdco PIK Loans does not constitute an indirect guarantee of the Holdco PIK Loans.

Consent Fee
►    400 basis points to consenting term loan and non-extended synthetic letter of credit facility lenders; 200 basis points to consenting revolving lenders; 200 basis points to extending revolving lenders.

Required Participation	► Consent from the holders of more than 50% of the commitments and loans under the Opco Credit Facility.

Condition Precedent
►    Receipt of requisite consent of Holdco PIK Loan Holders to effectuate the extension of Holdco PIK Loans out-of-court or in a pre-packaged bankruptcy is a condition precedent to the effectiveness of an amendment to the Opco Credit Facility.

17

EXHIBIT A
If, in connection with an Insolvency Proceeding, a First Lien Deficiency Claim exists and any Second Priority Secured Party receives a distribution (whether in cash or in-kind) solely on account of its Second Lien Deficiency Claim out of property not constituting Collateral or otherwise not subject to Section 4.2, Section 6.2 or Section 6.8 of the Intercreditor Agreement (such amount, the “Turnover Proceeds”), then such Second Priority Secured Party’s interest in such Turnover Proceeds shall be subject and subordinate to the First Lien Deficiency Claim until such First Lien Deficiency Claim shall have been paid in full, and, subject to the immediately following proviso, such Second Priority Secured Party shall segregate and hold in trust such Turnover Proceeds for the benefit of the First Priority Secured Parties and shall forthwith pay over such Turnover Proceeds in the form received to the First Priority Administrative Agent for application to the First Lien Deficiency Claim until the First Lien Deficiency Claim shall have been paid in full; provided that, to the extent, and only to the extent, required by the last paragraph of Section 4.09 of the Senior Note Documents, each Second Priority Secured Party hereby agrees that (i) its Second Lien Deficiency Claim shall be subject and subordinate to the Senior Note Obligations to the extent and in the same manner as its Second Lien Deficiency Claim is subject and subordinate to the First Lien Deficiency Claim under this paragraph, (ii) it shall, subject to the preceding provisions of this paragraph, segregate and hold in trust Turnover Proceeds for the benefit of the holders of the Senior Note Obligations and (iii) it shall, subject to the preceding provisions of this paragraph, forthwith pay over Turnover Proceeds in the form received to the trustee(s) under the Senior Note Documents. The First Lien Secured Parties and the Second Lien Secured Parties agree that the foregoing shall not be deemed to restrict the Second Priority Secured Parties from acquiring or repaying and discharging in full (other than out of Turnover Proceeds) the First Lien Deficiency Claim. For the avoidance of doubt, nothing in this paragraph shall otherwise impact the rights of the First Priority Secured Parties or the Second Priority Secured Parties to the Collateral, the proceeds of Collateral or any property or distribution contemplated by Section 4.2, Section 6.2 or Section 6.8 of Intercreditor Agreement.
DEFINITIONS:
Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in an intercreditor agreement to be entered into by and among, inter alia, the agents on behalf of the First Priority Secured Parties and the agents on behalf of the Second Priority Secured Parties (the “Intercreditor Agreement”)
“First Lien Deficiency Claim” shall mean that portion, if any, of the First Priority Claims that are unsecured claims under Section 506(a)(i) of the Bankruptcy Code with such determination to be made based upon the value of all of the Collateral securing the First Priority Claims irrespective of whether the Obligor that has pledged such Collateral is a debtor in the Insolvency Proceeding.
“Insolvency Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Obligor as a debtor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Obligor as a debtor or with respect to any substantial part of their respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Obligor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Obligor.
“Obligor” means Holdco, Opco and each of their Subsidiaries that is obligated under any First Priority Document or Second Priority Document.
“Second Lien Deficiency Claim” shall mean that portion, if any, of the Second Priority Claims that are unsecured claims under Section 506(a)(i) of the Bankruptcy Code with such determination to be made based upon the value of all of the Collateral securing the Second Priority Claims irrespective of whether the Obligor that has pledged such Collateral is a debtor in the Insolvency Proceeding.
“Senior Note Documents” means the (i) Indenture, dated as of August 23, 2006, by and among Travelport LLC, the guarantors listed herein and the Bank of Nova Scotia Trust Company of New York, as amended by Supplemental Indenture No. 1, dated as of January 11, 2007, between Warpspeed Sub Inc. and The Bank of Nova Scotia Trust Company of New York and Supplemental Indenture No. 2, dated as of March 13, 2007, among Travelport LLC, TDS Investor (Luxembourg) S.à.r.l., Travelport Inc., Orbitz Worldwide, Inc., Travelport Holdings, Inc. and The Bank of Nova Scotia Trust Company of New York and (ii) Indenture, dated as of August 18, 2010, by and among Travelport Limited, Travelport LLC, Travelport Inc., the guarantors named therein, and The Bank of Nova Scotia Trust Company of New York.
“Senior Note Obligations” means, in connection with any Insolvency Proceeding, the unpaid principal amount, plus any accrued but unpaid interest thereon, of any of the Senior Dollar Floating Rate Notes due 2014, Senior Euro Floating Rate Notes due 2014, 97/8% Senior Dollar Fixed Rate Notes due 2014 and 9% Senior Notes Due 2016 issued under the applicable Senior Note Document as in effect on the date hereof.

18

EXHIBIT C
TO
AMENDMENT NO. 2 TO
DISCLOSURE STATEMENT OF
TRAVELPORT HOLDINGS LIMITED
AMENDMENT AGREEMENT
(Marked pages only)

Exhibit C
     FIRST AMENDMENT AND RESTATEMENT AGREEMENT, dated as of [•], 2011 (collectively with the Exhibits and Schedules attached hereto, this “Amendment”), to the CREDIT AGREEMENT, dated as of March 27, 2007 (as amended thereafter but prior to the Restatement Effective Date (as defined below), the “Existing Credit Agreement”), among TRAVELPORT HOLDINGS LIMITED, a company incorporated under the laws of Bermuda (the “Borrower”), CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and UBS SECURITIES LLC and LEHMAN COMMERCIAL PAPER INC., as Co-Syndication Agents.
          A. The Borrower has issued indebtedness under the Existing Credit Agreement.
          B. The maturity of the indebtedness outstanding under the Existing Credit Agreement requires the restructuring of the indebtedness of the Borrower and certain of its direct and indirect subsidiaries, including without limitation Travelport LLC.
          C. In connection with the financial restructuring of the Borrower, to be consummated out-of-court or in connection with a Chapter 11 Plan (as defined in the Restated Credit Agreement (as defined below)) as contemplated by the RSA (as defined in the Restated Credit Agreement (as defined below)) the Borrower has requested an amendment to the Existing Credit Agreement pursuant to which (a) certain of the Existing Loans (as defined below) shall be repaid, exchanged or converted (in a manner that extends the maturity date for repayment thereof) in accordance with the terms of this Amendment, and (b) certain other provisions of the Existing Credit Agreement will be amended as set forth herein, and the Lenders are willing to consent thereto, in each case, on the terms and subject to the conditions set forth herein.
          D. In connection therewith and to induce the Lenders to agree to such amendments (including such extensions of maturity), Travelport Limited shall make extensions of credit to Travelport LLC under and pursuant to the terms of the Second Lien Credit Agreement (as defined in the Restated Credit Agreement (as defined below)) on or prior to the Restatement Effective Date (as defined below).
          E. In order to effect the foregoing, the Borrower and the other parties hereto desire to amend and restate, as of the Restatement Effective Date, the Existing Credit Agreement, on the terms and subject to the conditions set forth herein.
          Accordingly, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Existing Administrative Agent (as defined below), the Successor Administrative Agent (as defined below) and the Lenders party hereto hereby agree as follows:

          (iv) Immediately prior to or concurrently with the Restatement Effective Date, each Lender holding an Existing Loan, after giving effect to the prepayment described in clause (iii) above, shall exchange at par its Pro Rata Share of principal amount of Existing Loans in an aggregate outstanding principal amount (for the avoidance of doubt, including capitalized interest) of $207,500,000 and shall receive in return therefor an amount equal to the equivalent ratable share of Second Lien Tranche ~~A~~B Loans in an aggregate outstanding original principal amount of $207,500,000 (the “Exchange”). Upon the consummation of the Exchange, any Existing Loans exchanged pursuant to this clause (iv) shall be automatically and immediately cancelled and terminated.
          (v) On the Restatement Effective Date, each Lender holding an Existing Loan, after giving effect to the Exchange described in clause (iv) above, shall convert at par its Pro Rata Share of $135,000,000 of principal amount of Existing Loans into an equivalent ratable share of $135,000,000 of original principal amount of Extended Tranche A Loans (the “Tranche A Conversion”).
          (vi) On the Restatement Effective Date, each Lender holding an Existing Loan, after giving effect to the Tranche A Conversion described in clause (v) above and the transactions described in clauses (iii) and (iv) above, shall convert at par its Pro Rata Share of the balance of the Exchange Amount into an equivalent ratable share of an equal original principal amount of Extended Tranche B Loans (the “Tranche B Conversion” and, together with the Tranche A Conversion, the “Conversion”).
          (vii) Prior to the Restatement Effective Date, TDS Investor (Cayman) L.P., the direct parent of the Borrower’s direct parent, Travelport Worldwide Limited (“Travelport Worldwide”), will have formed a new Bermuda exempted company, which in turn shall become the direct parent of Travelport Worldwide.
          (b) It is understood and agreed that, after giving effect to the Conversion, with respect to each Lender, the aggregate principal amount of Extended Tranche A Loans and Extended Tranche B Loans of such Lender is set forth on Schedule 2.01A opposite the name of such Lender. The records of the Administrative Agent with respect to the matters set forth on Schedule 2.01A shall be conclusive and binding on the Lenders, absent manifest error.
          (c) None of transactions set forth in this Section 3 shall be deemed to be a conversion of any Existing Loan into a Loan of a different Type or with a different Interest Period or, except to the extent expressly set forth in this Section 3 with respect to the prepayment described in Section 3(a) and the Exchange, a payment or prepayment of any Existing Loan, and the parties hereto hereby agree that no breakage or similar costs will accrue solely as a result of the transactions contemplated by this Section 3.
          (d) Notwithstanding anything to the contrary herein, in the Existing Credit Agreement or in the Restated Credit Agreement, the Borrower may make the prepayments,

3

Exchange and Conversion described in this Section 3 without premium or penalty, and the Administrative Agent and each of the Lenders waive prior notice thereof and any requirements as to minimum prepayment amounts set forth in the Existing Credit Agreement or the Restated Credit Agreement.
          SECTION 4. Concerning the Administrative Agent.
          (a) The Lenders party hereto hereby acknowledge (and waive all notice requirements in respect of) the resignation of Credit Suisse AG, Cayman Islands Branch (the “Existing Administrative Agent”), as Administrative Agent under the Existing Credit Agreement and the other Loan Documents, such resignation to be effective as of the date hereof. In connection therewith, the Lenders party hereto hereby appoint Wells Fargo Bank, National Association (“Wells Fargo”) as the successor Administrative Agent under the Restated Credit Agreement and the other Loan Documents (in such capacity, the “Successor Administrative Agent”); and the Lenders party hereto waive any requirement that such successor agent be a Lender), and Wells Fargo hereby accepts such appointment. The Borrower hereby consents to such appointment, which shall be effective in all respects as of the date hereof.
          (b) The Successor Administrative Agent hereby succeeds to and becomes vested with all the rights, powers, privileges and duties of the Existing Administrative Agent, in its capacity as Administrative Agent under the Existing Credit Agreement and the other Loan Documents, and the Existing Administrative Agent is hereby discharged from its duties and obligations under the Existing Credit Agreement and the other Loan Documents.
          (c) In furtherance of the foregoing, it is understood and agreed that the Existing Administrative Agent shall not be required to take any action or exercise any right, power or privilege (including, without limitation, the exercise of any rights or remedies) under the Loan Documents after the date hereof.
          (d) The parties hereby agree and acknowledge that, from and after the date hereof, Wells Fargo shall be, and shall be deemed to be, the Administrative Agent under the Restated Credit Agreement and the other Loan Documents. In furtherance of the foregoing, all defined terms referencing Credit Suisse AG, Cayman Islands Branch, as the Administrative Agent in the Existing Credit Agreement or any other Loan Documents shall be deemed to have been amended to refer to Wells Fargo, as the Administrative Agent thereunder.
          (e) Notwithstanding this Amendment and the appointment of the Successor Administrative Agent effected pursuant hereto, the parties hereto hereby agree that the provisions of Article IX of the Existing Credit Agreement and Sections 10.04 and 10.05 of the Existing Credit Agreement shall continue in effect for the benefit of the Existing Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent and any actions taken or omitted to be taken by it under or in connection with this Amendment. In furtherance of the foregoing, the Borrower, the Successor Administrative Agent and the Lenders party hereto hereby

4

acknowledge and agree that (i) any action taken or omitted to be taken by the Existing Administrative Agent, its sub-agents and its and their Agent-Related Persons under or in connection with this Amendment, including pursuant to any request or instruction made by or on behalf of the Successor Administrative Agent, and any reasonable and documented out-of-pocket costs and expenses incurred by the Existing Administrative Agent, its sub-agents and its and their Agent-Related Persons in connection therewith, shall be entitled to all the benefits of the exculpatory provisions of Article IX of the Existing Credit Agreement, (ii) the Existing Administrative Agent, its sub-agents and its and their Agent-Related Persons will continue to constitute Indemnitees for all purposes of the Loan Documents, including Section 10.05 of the Existing Credit Agreement and (iii) any amounts owed to the Existing Administrative Agent under this Amendment or under the Loan Documents in its capacity as the Existing Administrative Agent shall constitute “Obligations” for all purposes of the Restated Credit Agreement and the other Loan Documents and shall be entitled to the priority currently afforded thereto by the terms of the Loan Documents.
          (f) Each of the parties hereto acknowledges and agrees that notwithstanding anything to the contrary contained herein or in any other Loan Document, the Successor Administrative Agent shall have no obligation, liability or responsibility for any of the acts or omissions of the Resigning Administrative Agent, its sub-agents and its and their Agent-Related Persons under, pursuant to or in connection with the Existing Credit Agreement or any other Loan Document.
          SECTION 5. ~~SECTION 4.~~Representations and Warranties. The Borrower hereby represents and warrants to each other party hereto that:
          (a) The execution, delivery and performance by the Borrower of this Amendment, and the consummation of the transactions contemplated hereby, are within its corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of the Borrower’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.10 of the Restated Credit Agreement), or require any payment to be made under (A) any Contractual Obligation to which the Borrower is a party or which affects the Borrower or the properties of the Borrower or any of its Subsidiaries, or (B) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or any of its properties is subject, or (iii) violate any material Law; except with respect to any conflict, breach, contravention or payment (but not creation of Liens) referred to in clause (ii)(A), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.
          (b) This Amendment has been duly executed and delivered by the Borrower. This Amendment constitutes, and, on and after the amendment and restatement of the Existing Credit Agreement on Restatement Effective Date, the Restated Credit Agreement will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by

5

Debtor Relief Laws, fraudulent transfer, preference or similar laws and by general principles of equity.
          (c) After giving effect to the Restated Credit Agreement, no Default has occurred and is continuing.
          SECTION 6. ~~SECTION 5.~~ Effectiveness. This Amendment shall become effective on and as of the date on which each of the following conditions precedent is satisfied (such date, the “Restatement Effective Date”):
          (a) The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the Borrower and/or Travelport Guarantor, as applicable, each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel and to the Requisite Consenting Lenders (as defined in the RSA):
(i)	executed counterparts of this Amendment from the Borrower and each lender party to the Existing Credit Agreement;

~~(ii)~~	~~executed counterparts of the Escrow Agreement and the Guaranty from Travelport Guarantor;~~

(ii)	~~(iii)~~ a Note executed by the Borrower in favor of each Lender that has requested a Note at least two Business Days in advance of the Restatement Effective Date;

~~(iv)~~	~~an executed solvency certificate from the Chief Financial Officer of the Borrower;~~

(iii)	~~(v)~~ an executed certificate from a Responsible Officer of each of the Borrower and Travelport Guarantor (or in the case of Travelport Guarantor, of a parent company acting on behalf of Travelport Guarantor) each certifying, after giving effect to the Restated Credit Agreement, (i) the absence of any Default and (ii) the accuracy, in all material respects, of representations and warranties of the Borrower in the Restated Credit Agreement; and

(iv)	~~(vi)~~ a certificate from a Responsible Officer of each of the Borrower and Travelport Guarantor (or in the case of Travelport Guarantor, of a parent company acting on behalf of Travelport Guarantor) each attaching (i) a copy of its Organization Documents, certified as of the Restatement Effective Date or a recent date prior thereto by the appropriate governmental authority; (ii) signature and incumbency certificates of the officers of such Person executing the Loan Documents and Travelport Guarantor Loan Documents to which such Person is a Party; (iii) resolutions of the board of directors, board of managers or similar governing body (and, if applicable, of

6

the shareholders or members) of such Person approving and authorizing the execution, delivery and performance of this Amendment, the other Loan Documents and Travelport Guarantor Loan Documents to which it is a party, certified as of the Restatement Effective Date by its secretary, an assistant secretary, director, counsel, attorney or other Responsible Officer as being in full force and effect without modification or amendment; (iv) if applicable in the jurisdiction of incorporation, organization or formation, as applicable, of such Person, a good standing, status or similar certificate from the applicable governmental authority of such Person’s jurisdiction of incorporation, organization or formation, each dated the Restatement Effective Date or a recent date prior thereto; and (v) other certificates of Responsible Officers of such Person as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment, the other Loan Documents and, as applicable, the Travelport Guarantor Loan Documents.
          (b) The Administrative Agent shall have received copies of opinions from Skadden, Arps, Slate, Meagher & Flom LLP, New York counsel to the Borrower, and from Conyers Dill & Pearman, Bermuda counsel to the Borrower, each such opinion addressed to the Administrative Agent and each Lender and addressing due authorization, execution and delivery of this Amendment and enforceability of the Restated Credit Agreement.
          (c) The Existing Administrative Agent and the Successor Administrative Agent shall have received all fees and other amounts due and payable to it, and each Initial Consenting Lender (as defined in the RSA) shall have received all fees and other amounts due and payable to it under the RSA or the Chapter 11 Plan, as applicable, in connection with this Amendment and invoiced before the Restatement Effective Date, including reimbursement or payment of all reasonable and documented out of pocket expenses (including reasonable fees, disbursements and other charges of counsel) required to be reimbursed or paid by the Borrower in connection with the Amendment.
          (d) The representations and warranties of the Borrower contained in Article V of the Restated Credit Agreement and in Section ~~4~~5 of this Amendment shall be true and correct in all material respects on the Restatement Effective Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates.
          (e) After giving effect to the Restated Credit Agreement, no Default shall exist, or would result from consummation of the Transaction.

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          (f) The Borrower shall have delivered to the Administrative Agent fully executed copies of the Second Lien Credit Agreement and the other documents governing the Second Lien Credit Facilities that are to be executed and delivered on or prior to the Restatement Effective Date, each in form and substance reasonably satisfactory to the Administrative Agent. The Second Lien Credit Facilities shall be in full force and effect and the Second Lien Loans shall have been issued by Opco to Travelport ~~to Opco~~ in exchange for the Travelport Intercompany Note.
          (g) Prior to or concurrently with the Restatement Effective Date:
          (i) Travelport shall have (i) ~~contributed~~received the Second Lien Tranche ~~B~~A Loans in an aggregate principal amount of $~~135,000,000 to Travelport Guarantor as a capital contribution,~~135,000,000, (ii) made a cash dividend in the amount of $89,500,000 to the Borrower and (iii) distributed Second Lien Tranche ~~A~~B Loans in an aggregate principal amount of $207,500,000 to the Borrower;
          (ii) the Borrower shall have made the repayments of Existing Loans as described in Section 3(a)(iii); and
          (iii) the Exchange shall have been consummated.
          (h) The Borrower shall have delivered to the Administrative Agent (x) evidence reasonably satisfactory to the Administrative Agent that a new bankruptcy-remote Subsidiary (“Travelport Guarantor”) of Travelport has been formed and (y) copies of all Organization Documents of Travelport Guarantor, each in form and substance reasonably satisfactory to the Required Extended Tranche A Lenders. As of the Restatement Effective Date, Travelport Guarantor shall be in good standing and existing under the laws of the jurisdiction of its organization and its Organization Documents shall be in full force and effect.
          (i) Concurrently with the effectiveness of the Restated Credit Agreement, (i) the Borrower shall have delivered to the Administrative Agent fully executed copies of the Shareholders Agreement, and Registration Rights ~~Agreement and Equity Escrow~~ Agreement, each in form and substance reasonably satisfactory to a majority of the New Restatement Date Holders, ~~and~~ (ii) the Shareholders Agreement, and Registration Rights ~~Agreement and Equity Escrow~~ Agreement shall be in full force and effect and (iii) the Shareholders’ Agreement will be executed by Blackstone Management Partners L.L.C. (formerly known as Blackstone Management Partners V L.L.C.) only with respect to the provisions related to the additional payment to be made to the New Equity Holders in connection with certain lump sum amounts otherwise payable to Blackstone Management Partners L.L.C. (formerly known as Blackstone Management Partners V L.L.C.) fees by under the Transaction Monitoring and Fee Agreement, dated as of August 23, 2006, among Opco, Blackstone Management Partners L.L.C. (formerly known as Blackstone Management Partners V L.L.C.) and, TCV VI Management L.L.C. (as amended or modified from time to time) and the tax treatment of same.

8

          (j) The Administrative Agent shall have received a form UCC-1 financing statement, naming Travelport Guarantor as debtor and the Administrative Agent as secured party, in proper form for filing with the Secretary of State of the State of Delaware.
          (k) Concurrently with the effectiveness of the Restated Credit Agreement, Travelport Worldwide shall have issued ~~15~~40% of its fully diluted common shares directly to the Lenders under the terms set forth in ~~the RSA, with an additional 25% of its fully diluted shares being issued to a third party escrow account as set forth in the Escrow Agreement as required by~~ the RSA.
          (l) The Fourth Amendment and Restatement Agreement, dated as of • , 2011 in a form consistent with the RSA, to the Third Amended and Restated Credit Agreement, dated as of August 23, 2006, among Travelport LLC, Travelport limited, Waltonville Limited, UBS AG, Stamford Branch, UBS Loan Finance LLC, the lender parties thereto, Credit Suisse Securities (USA) LLC and the other parties thereto shall be in full force and effect.
          (m) Travelport Worldwide shall (1) hold no assets other than Equity Interests in Borrower and (2) have no liabilities other than its obligations under the Shareholders’ Agreement, and a Responsible Officer of Parent shall certify that clauses (1) and (2) above of this subsection (m) are true and correct.
          (n) If the Chapter 11 Plan is effective by its terms, Blackstone Capital Partners (Cayman) V L.P.; Blackstone Capital Partners (Cayman) V-A L.P.; BCP (Cayman) V-S L.P.; Blackstone Family Investment Partnership (Cayman) V L.P.; Blackstone Family Investment Partnership (Cayman) V-SMD L.P.; Blackstone Participation Partnership (Cayman) V L.P.; and BCP V Co-Investors (Cayman) L.P. and each of their successors and assigns with respect to their interests in TDS Investor (Cayman) L.P., and TDS Investor (Cayman) L.P. shall execute and deliver mutual releases in a form consistent with the RSA and as set forth in the Chapter 11 Plan.
          (o) The RSA shall be in full force and effect.
          (p) The Chapter 11 Plan shall be effective, if necessary.
          (q) The Lenders shall have received all customary documentation and other information reasonably requested by the Lenders and required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107 56 (signed into law October 26, 2001) the “PATRIOT Act”).
          (r) TDS Investor (Cayman), L.P. shall have affirmed, pursuant to documentation reasonably satisfactory to the Required Lenders, that it or its designee(s) will offer to purchase and have the necessary resources to purchase, on or promptly following the Restatement Effective Date, at least $40,000,0000 aggregate principal amount of Extended Tranche A Loans from all of the holders thereof at par on a pro rata

9

basis, on terms consistent with the form of assignment and assumption agreement to be attached to the Restated Credit Agreement.
          SECTION 7. ~~SECTION 6.~~ Effect of this Amendment; Certain Authorizations. (a) Except as expressly set forth herein, including in the Restated Credit Agreement, this Amendment (i) shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Agents, or the Lenders under the Existing Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect as amended and restated by the Restated Credit Agreement. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Restated Credit Agreement or any other Loan Document in similar or different circumstances.
          (b) On and after the Restatement Effective Date, each reference in the Existing Credit Agreement or the Restated Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Existing Credit Agreement in any other Loan Document, shall be deemed to be a reference to the Restated Credit Agreement as amended and restated hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Existing Credit Agreement, the Restated Credit Agreement and the other Loan Documents.
          (c) The Lenders party hereto hereby authorize the Required Lenders to enter into such amendment or amendments to the Restated Credit Agreement or any other Loan Document as shall be appropriate, in the judgment of the Required Lenders, to give effect to the transactions contemplated hereby (including the Conversion) or to cure any ambiguity, omission, defect or inconsistency relating to effectuation of the transactions contemplated hereby.
          (d) Each Lender party hereto (i) acknowledges that it has made its own analysis and decision to enter into this Amendment, the Restated Credit Agreement and the other Loan Documents being executed or agreed to in connection herewith, and that neither the Administrative Agent or any of its officers, directors, employees, agents or attorneys-in-fact has made any express or implied representation or warranty, or shall be deemed to have any responsibility or duty, with respect to the completeness, sufficiency or performance thereof, and (ii) by delivering its signature page to this Amendment shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document, each Travelport Guarantor Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent on the Restatement Effective Date pursuant to the terms hereof.
           (e) The Borrower reserves the right to alter, amend, or modify this Amendment, at any time prior to the Restatement Effective Date, however, the Borrower shall not be entitled to alter, amend, or modify this Amendment without the consent of (i)

10

the Required Lenders and (ii) effected Lenders if the proposed alteration, amendment or modification materially and adversely changes the treatment of such Lender.
          SECTION 8. ~~SECTION 7.~~ Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.
          SECTION 9. ~~SECTION 8.~~ Governing Law. (a) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          (b) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS AMENDMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AMENDMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.
          SECTION 10. ~~SECTION 9.~~ Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
[Remainder of page intentionally left blank]

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CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Existing Administrative Agent,
by

Name:
Title:

by

Name:
Title:

13

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Successor Administrative Agent,

by

Name: David Bergstrom
Title: Vice President

Name of Lender:

by

Name:
Title:

For any Person requiring a second signature block:

by

Name:
Title:

EXHIBIT A
TO
AMENDMENT AGREEMENT
AMENDED AND RESTATED PIK LOAN CREDIT AGREEMENT

AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of [•], 2011,
among
TRAVELPORT HOLDINGS LIMITED,
as Borrower,
~~Credit Suisse AG, Cayman Islands Branch,~~
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Administrative Agent,
THE LENDERS PARTY HERETO,
UBS SECURITIES LLC and
LEHMAN COMMERCIAL PAPER INC.,
as Co-Syndication Agents,
CREDIT SUISSE SECURITIES (USA) LLC and
UBS SECURITIES LLC,
as Co-Lead Arrangers,
and
CREDIT SUISSE SECURITIES (USA) LLC
UBS SECURITIES LLC
LEHMAN BROTHERS INC.
CITIGROUP GLOBAL MARKETS INC.
DEUTSCHE BANK SECURITIES INC.
GOLDMAN SACHS CREDIT PARTNERS L.P.
J.P. MORGAN SECURITIES INC. and
MORGAN STANLEY SENIOR FUNDING INC.,
as Joint Bookrunners

SCHEDULES

2.01A	Extended Tranche A Loans and Extended Tranche B Loans
10.02	Administrative Agent’s Office, Certain Addresses for Notices
A	New Equity Holders

EXHIBITS

Form of

A	Committed Loan Notice
B	Extended Tranche A Note
C	Extended Tranche B Note
D	Assignment and Assumption
E	Escrow Agreement
F	Guaranty
G	Subscription Agreement

iv

AMENDED AND RESTATED CREDIT AGREEMENT
          This AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of [•], 2011, among TRAVELPORT HOLDINGS LIMITED, a company incorporated under the laws of Bermuda (the “Borrower”), ~~Credit Suisse AG, Cayman Islands Branch~~WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, each lender from time to time party hereto (collectively, the “Lenders”) and UBS SECURITIES LLC and LEHMAN COMMERCIAL PAPER INC., as Co-Syndication Agents.
PRELIMINARY STATEMENTS
          The Borrower, Credit Suisse AG, Cayman Islands Branch, as the ~~Administrative Agent~~administrative agent thereunder, the lenders party thereto and the other financial institutions and Persons party thereto have previously entered into a Credit Agreement, dated as of March 27, 2007 (as amended thereafter but prior to the Restatement Effective Date (as defined below), the “Original Credit Agreement”).
          The maturity of the indebtedness outstanding under the Original Credit Agreement requires the restructuring of the indebtedness of the Borrower and certain of its direct and indirect subsidiaries, including without limitation Travelport LLC.
          On the Restatement Effective Date, at the request of the Borrower in connection with the financial restructuring of the Borrower to be consummated out-of-court or in connection with a Chapter 11 Plan as contemplated by the RSA, (a) the Original Credit Agreement has been amended and restated in the form of this Agreement, (b) certain Existing Loans (as defined below) have been repaid as set forth in the First Amendment and Restatement Agreement (as defined below), (c) the Exchange (as defined below) has been consummated pursuant to the First Amendment and Restatement Agreement and (d) all other Existing Loans, after giving effect to the prepayments and the Exchange described above, have been converted to Extended Tranche A Loans or Extended Tranche B Loans pursuant to the First Amendment and Restatement Agreement. In connection therewith and to induce the Lenders to agree to such amendment and restatement, Travelport Limited has agreed to make, and has made, extensions of credit to Travelport LLC under and pursuant to the terms of the Second Lien Credit Agreement (as defined below) on or prior to the Restatement Effective Date.
          From and after the Restatement Effective Date, the Extended Tranche A Loans and the Extended Tranche B Loans shall be governed in all respects by the terms and conditions of this Agreement.

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          “Adjusted LIBO Rate” shall mean, with respect to any Eurocurrency Rate Loan for any Interest Period, an interest rate per annum equal to the LIBO Rate in effect for such Interest Period multiplied by a fraction (expressed as a decimal), the numerator of which is one (1.00) and the denominator of which is one (1.00) minus the applicable Statutory Reserves for such Interest Period.
          “Administrative Agent” means ~~Credit Suisse~~Wells Fargo Bank, National Association (as defined below), in its capacity as administrative agent under the Loan Documents, or any successor administrative agent.
          “Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.
           ~~“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.~~
          “Affiliate” means, with respect to any Person, any other Person that directly, or indirectly, through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, and shall be deemed to include each Person or “group” (within the meaning of Section 13(d)(3) or Section l4(d)(2) of the Exchange Act, Rule 16a-l(2) under the Exchange Act or any successor provision of any of these provisions) that, directly or indirectly, through one or more intermediaries, beneficially owns (within the meaning of Section 13(d)(3) or Section l4(d)(2) of the Exchange Act, Rule 16a-l(2) under the Exchange Act or any successor provision of any of these provisions) or Controls 10% or more of the voting stock of the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Notwithstanding anything herein to the contrary, for purposes of this Agreement, the other Loan Documents and the Travelport Guarantor Loan Documents, no New Equity Holder shall be deemed, solely by reason of its holdings of Equity Interests of the Borrower (or any of its direct or indirect parent companies) issued in connection with the Transaction to be an Affiliate of the Borrower or an Affiliate of any other Person that would be deemed to be an Affiliate of the Borrower pursuant to this definition.
          “Affiliated Lender” means (a) a Lender that is an Affiliate of the Borrower, a Permitted Holder or an Affiliate of a Permitted Holder (other than Investment Funds), (b) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) in which another member of such group is an Affiliated Lender, or (c) a Permitted Holder. Notwithstanding anything herein to the contrary, no New Equity Holder shall be deemed, solely by reason of its holdings of Equity Interests of the Borrower (or any of its direct or indirect parent companies) issued in connection with the Transaction to be an Affiliated Lender.

3

          “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.
          “Base Rate” means, for any day, a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as announced to the Borrower from time to time by ~~Credit Suisse~~Wells Fargo as its “prime rate.” The “prime rate” is a rate set by ~~Credit Suisse~~Wells Fargo based upon various factors, including ~~Credit Suisse’s~~Wells Fargo’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by ~~Credit Suisse~~Wells Fargo shall take effect at the opening of business on the day specified in the announcement of such change.
          “Base Rate Loan” means a Loan that bears interest based on the Base Rate.
          “Borrower” has the meaning specified in the introductory paragraph to this Agreement.
          “Borrower Exception” has the meaning specified in Section 7.07(a).
          “Borrower Materials” has the meaning specified in Section 10.02(a).
          “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations under this Agreement is located and, if such day relates to any interest rate settings as to a Eurocurrency Rate Loan, any fundings, disbursements, settlements and payments in respect of any such Eurocurrency Rate Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market.
          “Capital Stock” means:
               (a) in the case of a corporation, corporate stock;
               (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

7

               (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or
               (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.
          “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
          “Control” has the meaning specified in the definition of “Affiliate”.
          “Conversion” has the meaning specified in Section 2.01(b)(iii).
          “Covenant Suspension Event” has the meaning specified in Section 7.14(a).
          “Credit Facilities” means, with respect to the Borrower or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facilities and the Second Lien Credit Facilities, or other financing arrangements (including commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 7.07) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.
           ~~“Credit Suisse” means Credit Suisse AG, Cayman Islands Branch, and its successors.~~
          “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

15

           ~~“Equity Escrow Agreement” has the meaning specified in the Shareholders Agreement.~~
          “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.
          “Equity Offering” means any public or private sale of common stock or Preferred Stock of the Borrower or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:
               (a) public offerings with respect to the Borrower’s or any direct or indirect parent company’s common stock registered on Form S-8;
               (b) issuances to any Subsidiary of the Borrower; and
               (c) any such public or private sale that constitutes an Excluded Contribution.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
          “ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with the Borrower or any Restricted Subsidiary within the meaning of Section 414 of the Code or Section 4001 of ERISA.
          “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any Restricted Subsidiary or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any Restricted Subsidiary or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any Restricted Subsidiary or any ERISA Affiliate.

20

          “Escrow Agent” means the escrow agent party to the Escrow Agreement.
          “Escrow Agreement” means the Escrow and Security Agreement ~~executed by~~among Travelport Guarantor, the Administrative Agent and the Escrow Agent, substantially in the form of Exhibit E, to be executed upon the terms and condition set forth in the Subscription Agreement.
          “Escrow Exchange” has the meaning specified in the Escrow Agreement.
          “Escrow Trigger Event” has the meaning specified in the Escrow Agreement.
          “Escrowed Property” has the meaning specified in the Escrow Agreement.
          “Euro” means the lawful currency of the Participating Member States introduced in accordance with EMU Legislation.
          “Eurocurrency Rate” means, when used in reference to any Loan, a reference to whether such Loan is bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
          “Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on the Eurocurrency Rate.
          “Event of Default” has the meaning specified in Section 8.01(a).
          “Excess Proceeds” has the meaning specified in Section 7.08(c).
          “Exchange” has the meaning specified in the First Amendment and Restatement Agreement.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
          “Excluded Contribution” means an “Excluded Contribution” under any Senior Notes Indenture or the Senior Subordinated Notes Indenture.

21

Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to ~~Credit Suisse~~Wells Fargo on such day on such transactions as determined by the Administrative Agent.
          “First Amendment” means the First Amendment dated as of December 4, 2008 among the Borrower, the Administrative Agent and the Required Lenders.
          “First Amendment and Restatement Agreement” means that certain First Amendment and Restatement Agreement, dated as of [•], 2011, among the Borrower, the Administrative Agent and the Lenders party thereto.
          “First Amendment Effective Date” has the meaning specified in Section 4 of the First Amendment.
          “First Amendment Equity Contribution” means the common equity contribution (for no consideration from the Borrower other than additional common Equity Interests in the Borrower) made by the Parent to the Borrower of $35.0 million in cash and 9,120,378 shares of Orbitz pursuant to the First Amendment; provided that any such shares of Orbitz may be replaced with cash at a price per share equal to the greater of (a) $3.00 and (b) the volume weighted average trading price for the previous 30 trading days prior to the date on which the First Amendment Equity Contribution is made.
          “Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Borrower or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.
          For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Borrower or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions,

23

          “guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.
          “Guaranty” means the Guaranty ~~executed~~ by Travelport Guarantor, substantially in the form of Exhibit F, to be executed upon the terms and condition set forth in the Subscription Agreement.
          “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
          “Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.
          “High Yield Notes” means the Senior Notes and Senior Subordinated Notes.
          “High Yield Notes Documentation” means the High Yield Notes, and all documents executed and delivered with respect to the High Yield Notes, including the Senior Notes Indentures and the Senior Subordinated Notes Indenture.
          “incur” or “incurrence” has the meaning specified in Section 7.07(a).
          “Indebtedness” means, with respect to any Person, without duplication:
               (a) any indebtedness (including principal and premium) of such Person, whether or not contingent:
               (i) in respect of borrowed money;

26

          “Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Borrower, qualified to perform the task for which it has been engaged.
          “Information” has the meaning specified in Section 10.08.
          “Interest Payment Date” means, (a) as to any Eurocurrency Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date applicable to such Loan and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date applicable to such Loan.
          “Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date three months thereafter; provided that:]
               (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
               (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;
               (c) no Interest Period shall extend beyond the Maturity Date applicable to such Loan; and
               (d) the Interest Period for any Eurocurrency Rate Loan outstanding prior to the Restatement Effective Date shall terminate on the Restatement Effective Date; provided that the provisions of Section 3.05 shall not apply to this clause (d).
          “Investment Fund” means an Affiliate of TDS Investor (Cayman) L.P. that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course and with respect to which TDS Investor (Cayman) L.P. does not, directly or indirectly, actually direct or cause the direction of the investment policies of such entity.

28

          “Lender” has the meaning specified in the introductory paragraph to this Agreement and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.” “Lender” also means an Extended Tranche A Lender or Extended Tranche B Lender, as the context may require.
          “Lending Office” means, as to any Lender, the office or offices of such Lender ~~described as such in such Lender’s Administrative Questionnaire, or such other office or offices~~ as a Lender may from time to time notify the Borrower and the Administrative Agent.
          “LIBO Rate” means, with respect to any Eurocurrency Rate Loan for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers’ Association Interest Settlement Rates for deposits in Dollars (as set forth by Bloomberg Information Service or any successor thereto or any other service selected by the Administrative Agent which has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.
          “Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.
          “Loan” means each Extended Tranche A Loan or Extended Tranche B Loan, as the context may require.
          “Loan Documents” means, collectively, (i) this Agreement and (ii) the Notes.
          “Management Incentive Plan” has the meaning specified in the Shareholders Agreement.

31

          “Material Adverse Effect” means (a) a material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of the Borrower and its Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Borrower to perform its respective payment obligations under any Loan Document or (c) a material adverse effect on the rights and remedies of the Lenders or the Agents under any Loan Document.
          “Maturity Date” means (a) with respect to the Extended Tranche A Loans, the earlier of (i) September 30, 2012 ~~and (ii)~~  (or if the Permitted Transfer Date or Travelport Guarantor Transfer have not occurred by such date, December 1, 2016 and (ii) the date on which all Extended Tranche A Loans shall become due and payable in full hereunder, whether by acceleration or otherwise, and (b) with respect to the Extended Tranche B Loans, the earlier of (i) December 1, 2016 and (ii) the date on which all Extended Tranche B Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.
          “Maximum Rate” has the meaning specified in Section 10.10.
          “Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
          “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any Restricted Subsidiary or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
          “Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.
          “Net Proceeds” means the aggregate cash proceeds received by the Borrower or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness or Indebtedness of any Subsidiary required (other than required by clause (i) of Section 7.08(b)) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Borrower or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Borrower or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and

32

          “Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any Restricted Subsidiary or any ERISA Affiliate or to which the Borrower or any Restricted Subsidiary or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) plan years.
          “Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Borrower or any of its Restricted Subsidiaries and another Person; provided, that any cash or Cash Equivalents received must be applied in accordance with Section 7.08.
          “Permitted Holders” means each of the Investors who, on the Original ~~Issue~~Closing Date, are holders of Equity Interests of the Borrower (or any of its direct or indirect parent companies) and each of the members of management of the Borrower (or its direct parent) who are holders of Equity Interests of the Borrower (or any of its direct or indirect parent companies) pursuant to the Management Incentive Plan and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided, that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Borrower or any of its direct or indirect parent companies.
          “Permitted Investments” means:
               (a) any Investment in the Borrower or any of its Restricted Subsidiaries;
               (b) any Investment in cash and Cash Equivalents or Investment Grade Securities;
               (c) any Investment by the Borrower or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:
               (i) such Person becomes a Restricted Subsidiary; or
               (ii) such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary,

35

          “Permitted Transfer Date” shall mean the earlier of (i) the date on which the Favorable Ruling Condition (as such term is defined in the Subscription Agreement) is satisfied or (ii) the date on which Travelport, in its absolute and sole discretion, at any time prior to the satisfaction of the Favorable Ruling Condition (as such term is defined in the Subscription Agreement) elects to enter into and cause Travelport Guarantor to enter into the Subscription Agreement.
          “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
          “Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA), other than a Foreign Plan, established by the Borrower or any Restricted Subsidiary or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.
          “Platform” has the meaning specified in Section 10.02(a).
          “Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.
          “Pro Rata Share” means, with respect to each Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Loans outstanding of the applicable Class or Classes of such Lender at such time and the denominator of which is the aggregate Outstanding Amount of Loans of the applicable Class or Classes at such time; provided that if all Loans have been repaid, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such repayment; provided further that the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender after giving effect to any assignments made pursuant to the terms hereof.
          “Public Lender” has the meaning specified in Section 10.02(a).
          “Qualified Proceeds” means the fair market value of assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business.
          “Qualifying IPO” means the issuance by the Borrower, the Parent or any direct or indirect holding company of the Borrower of its Capital Stock in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering) or a London

41

Stock Exchange “listing” or similar public issuance on another major exchange which generates Net Proceeds of at least $400 million.
          “Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Loans publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Borrower which shall be substituted for Moody’s or S&P or both, as the case may be.
          “Receivables Facility” means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Borrower or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Borrower or any of its Restricted Subsidiaries sells its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.
          “Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.
          “Receivables Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Receivables Facilities and other activities reasonably related thereto.
          “Refinancing Indebtedness” has the meaning specified in Section 7.07(b)(xiii).
          “Refunding Capital Stock” has the meaning specified in Section 7.05(b)(ii).
          “Register” has the meaning specified in Section 10.07(d).
          “Registration Rights Agreement” means the Registration Rights Agreement, dated [•], among Parent, Travelport Intermediate Limited and the shareholder parties therein.
          “Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business, provided that any assets received by the Borrower or a Restricted Subsidiary in exchange for assets transferred by the Borrower or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a

42

           “Restricted Subsidiary” means, with respect to any Person at any time, any direct or indirect Subsidiary of such Person (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon an Unrestricted Subsidiary of such Person ceasing to be an Unrestricted Subsidiary of such Person, such Subsidiary shall be included in the definition of “Restricted Subsidiary” with respect to such Person. Unless otherwise indicated, references to “Restricted Subsidiary” herein shall refer to Restricted Subsidiaries of the Borrower.
          “Reversion Date” has the meaning specified in Section 7.14(c).
          “RSA” means that certain Travelport Holdings Limited Restructuring Support Agreement and attached term sheet dated as of September 17, 2011, as amended on September 28, 2011, by and among the Borrower, Parent, TDS Investor (Cayman) L.P., Angelo, Gordon & Co. and R2 Top Hat, Ltd.
          “S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.
          “Same Day Funds” means immediately available funds.
          “Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Borrower or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to a third Person in contemplation of such leasing.
          “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
          “Second Commitment” has the meaning specified in Section 7.08(b).
          “Second Lien Consummation Date” means “Consummation Date” (as defined in the Second Lien Credit Agreement).
          “Second Lien Credit Agreement” means the Second Lien Credit Agreement dated as of [•], 2011 by and among Travelport, Waltonville Limited, TDS Investor (Luxembourg) S.a.r.l., Opco, the lenders party thereto in their capacities as lenders thereunder and ~~Credit Suisse AG, Cayman Islands Branch~~Wells Fargo Bank, National Association, as administrative agent, as amended, amended and restated, supplemented or otherwise modified in accordance with the terms thereof.

44

          “Senior Notes” means, collectively, the 2014 Senior Notes and the 2016 Senior Notes.
          “Senior Notes Indentures” means, collectively, the 2014 Senior Notes Indenture and the 2016 Senior Notes Indenture.
          “Senior Subordinated Notes” means, collectively, (a) $300,000,000 in aggregate principal amount of Opco’s 11 7/8% senior subordinated notes due 2016 and (b) €160,000,000 in aggregate principal amount of Opco’s 10 7/8% senior euro fixed rate notes due 2016.
          “Senior Subordinated Notes Indenture” means the Indenture for the Senior Subordinated Notes, dated as of August 23, 2006.
          “Settlement Date” means the date on which all Obligations under the Extended Tranche A Loans are paid in full in cash or the Escrow Exchange is consummated pursuant to the terms of the Escrow Agreement.
          “Shareholders Agreement” means the ~~Shareholders~~Shareholders’ Agreement, dated [•], 2011, among Parent, Travelport ~~Guarantor~~Intermediate Limited, TDS Investor (Cayman), L.P~~. and~~ ., the shareholder parties therein and as to certain provisions, Blackstone Management Partners L.L.C. (formerly known as Blackstone Management Partners V L.L.C.), in the form reasonably satisfactory to the Required Lenders.
          “Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Restatement Effective Date.
          “Similar Business” means any business conducted or proposed to be conducted by the Borrower and its Restricted Subsidiaries on the Original Closing Date or any business that is similar, reasonably related, incidental or ancillary thereto.
          “Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
          “SPC” has the meaning specified in Section 10.07(h).
          “Sponsor Management Agreement” means the management agreements between certain of the management companies associated with the Investors and Travelport, including the Transaction and Monitoring Fee Agreement dated as of August 23, 2006 among Blackstone Management Partners ~~V,~~ L.L.C~~.,~~. (formerly known as Blackstone Management Partners V L.L.C.), TCV VI Management L.L.C. and TDS Investor Corporation, as amended, modified, supplemented, restated or replaced from time to time, including by the Transaction and Monitoring Fee Agreement Notice dated December 7, 2007 and the Transaction and Monitoring Fee Agreement dated May 8, 2008.
          “Statutory Reserves” means, for any Interest Period for any Eurocurrency Rate Loan in Dollars, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the United States Federal Reserve System in New York City with deposits exceeding one billion dollars against “Eurocurrency liabilities” (as such term is used in Regulation D). Eurocurrency Rate Loans shall be deemed to constitute Eurocurrency liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.
          “Subordinated Indebtedness” means any Indebtedness (excluding any Indebtedness or other Obligations under the Loan Documents or the Travelport Guarantor Loan Documents) of the Borrower which is by its terms subordinated in right of payment to the Loans.
          “Subscription Agreement” means the Subscription Agreement to be entered into between Travelport and Travelport Guarantor upon the terms and condition set forth therein, substantially in the form of Exhibit G.
          “Subsidiary” means, with respect to any Person:
          (a) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time; and

a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
          “Taxes” has the meaning specified in Section 3.01(a).
          “Total Assets” means the total assets of the Borrower and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of the Borrower or such other Person as may be expressly stated.
          “Total Outstandings” means the aggregate Outstanding Amount of all Loans.
          “Tranche A Conversion” has the meaning specified in Section 2.01(b)(ii).
          “Tranche B Conversion” has the meaning specified in Section 2.01(b)(iii).
          “Transaction” means, collectively, (a) the amendment and restatement of the Senior Credit Facilities, (b) the execution and delivery of documentation governing the Second Lien Credit Facilities and borrowings thereunder on or prior to the Restatement Effective Date, (c) the formation of Travelport Guarantor, (d) the amendment and restatement of the Original Credit Agreement pursuant to the First Amendment and Restatement Agreement, (e) the sale of the Second Lien Loans in an aggregate principal amount of $342,500,000 to Travelport by Opco in exchange for the Travelport Intercompany Note, (f) the ~~contribution of the Second Lien Tranche A Loans in an aggregate principal amount of $135,000,000 by Travelport to~~ Travelport Guarantor ~~as a capital contribution~~Transfer upon the terms and conditions set forth in the Subscription Agreement, (g) a cash dividend in the amount of $89,500,000 from Travelport to the Borrower and the application of $85,000,000 thereof by the Borrower to prepay Existing Loans hereunder, on a pro rata basis, on or prior to the Restatement Effective Date, (h) the distribution of the Second Lien Tranche B Loans in an aggregate principal amount of $207,500,000 by Travelport to the Borrower, and to the Lenders pursuant to the Exchange, (i) the execution and delivery of the Guaranty and Escrow Agreement by Travelport Guarantor upon the terms and conditions set forth in the Subscription Agreement, (j) the execution and delivery of the Shareholders Agreement, the Registration Rights Agreement and the ~~Equity Escrow Agreement and the~~ issuance of Equity Interests of the Borrower (or any of its direct or indirect parent companies) pursuant to the terms ~~thereof~~of the RSA, (k) the execution and delivery of the Subscription Agreement upon the terms and condition set forth therein, (l) the consummation of any other transactions incidental to any of the foregoing and (~~l~~m) the payment of fees and expenses in connection with any such other transaction or any of the foregoing.
          “Travelport” means Travelport Limited, a company incorporated under the laws of Bermuda.

          “Travelport Entities” means Travelport and its Restricted Subsidiaries.
          “Travelport Exception” has the meaning specified in Section 7.07(a).
          “Travelport Guarantor” means Travelport Guarantor LLC, a Delaware limited liability company.
          “Travelport Guarantor Loan Documents” means, collectively, the Escrow ~~and Security~~ Agreement and the Guaranty, the Subscription Agreement, the certificate of formation and operating agreement of Travelport Guarantor.
          “Travelport Guarantor Transfer” means the transfer of the note representing the Second Lien Tranche A Loans in an aggregate principal amount of $135,000,000, plus accrued and unpaid interest (and interest paid in kind) to Travelport Guarantor as an investment in exchange for additional equity interest in Travelport Guarantor upon the terms and conditions set forth in the Subscription Agreement.
          “Travelport Intercompany Note” means that certain subordinated promissory note, dated as of the Restatement Effective Date made by Travelport to Opco in an amount equal to the initial principal amount of the loans made under the Second Lien Credit Facilities.
          “Treasury Capital Stock” has the meaning specified in Section 7.05(b)(ii).
          “Type” means its character as a Base Rate Loan or a Eurocurrency Rate Loan.
          “Unaffiliated Lender” means any Lender that is not an Affiliated Lender.
          “Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of collateral.
          “United States” and “U.S.” mean the United States of America.
          “Unrestricted Subsidiary” means:
               (a) any Subsidiary of the Borrower which at the time of determination is an Unrestricted Subsidiary (as designated by the Borrower, as provided below); and

or (2) the Fixed Charge Coverage Ratio for the Travelport Entities would be greater than such ratio for the Travelport Entities immediately prior to such designation, in each case on a pro forma basis taking into account such designation.
          Any such designation by the Borrower shall be notified by the Borrower to the Administrative Agent by promptly filing with the Administrative Agent a copy of the resolution of the board of directors of the Borrower or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.
          Until the Settlement Date, Travelport Guarantor shall be an Unrestricted Subsidiary and neither the Borrower nor any of its Subsidiaries shall be permitted to designate Travelport Guarantor to be a Restricted Subsidiary. Upon and after the Settlement Date, the Borrower shall be permitted to designate Travelport Guarantor to be a Restricted Subsidiary pursuant to the provisions set forth above in this definition of “Unrestricted Subsidiary.”
          “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.
          “Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:
               (a) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by
               (b) the sum of all such payments.
          “Wells Fargo” means Wells Fargo Bank, National Association, and its successors.
          “Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

received by the Administrative Agent not later than 12:00 p.m. (New York, New York time) three (3) Business Days prior to the requested date of any continuation of Eurocurrency Rate Loans or any conversion of Base Rate Loans to Eurocurrency Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $2,500,000 or a whole multiple of $500,000 in excess thereof. Each conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a conversion of Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount and Class of Loans to be converted or continued, and (iv) the Type of Loans to which existing Loans are to be converted. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans.
               (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.02(a).
               (c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan unless the Borrower pays the amount due, if any, under Section 3.05 in connection therewith. During the existence of an Event of Default, the Administrative Agent or the Required Lenders may require that no Loans may be converted to Eurocurrency Rate Loans.
               (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. The determination of the Eurocurrency Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in ~~Credit Suisse’s~~Wells Fargo’s prime rate used in determining the Base Rate promptly following such change.
               (e) After giving effect to all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than eight (8) Interest Periods in effect.

any prepayment of the Loans pursuant to this Section 2.03(a)(iii) will be made at par; provided, that if the amount of such proceeds to be applied to such prepayments under this Section 2.03(a)(iii) is insufficient to prepay the Loans in their entirety, then the proceeds shall be applied to prepay, first, the Extended Tranche B Loans on a pro rata basis, and second, the Extended Tranche A Loans on a pro rata basis, in each case, subject to Section 8.10.
          Section 2.04 [Reserved].
          Section 2.05 Repayment of Loans.
               (a) The Borrower shall repay to the Administrative Agent for the ratable account of the Extended Tranche A Lenders on the Maturity Date applicable to the Extended Tranche A Loans, the aggregate principal amount of all Extended Tranche A Loans outstanding on such date (including any principal resulting from capitalization of accrued interest on such date); provided that such obligation to repay the Extended Tranche A Lenders ~~on the Maturity Date applicable to the Extended Tranche A Loans~~ may be satisfied by the Escrow Exchange. It is understood and agreed that the aggregate amount of Escrowed Property delivered to the Extended Tranche A Lenders pursuant to the Escrow Exchange shall satisfy and fully discharge the Obligations comprising the Outstanding Amount of the Extended Tranche A Loans owed to the Extended Tranche A Lenders. The Extended Tranche A Lenders and the Borrower agree that if all outstanding Obligations under the Extended Tranche A Loans are not paid in cash ~~on the Maturity Date applicable to the Extended Tranche A Loans,~~by September 30, 2012, and the Permitted Transfer Date has occurred then the Escrow Exchange shall be consummated pursuant to the terms of the Escrow Agreement. All Extended Tranche A Loans shall be repaid, whether pursuant to this Section 2.05 or otherwise, in Dollars (subject to the proviso in the first sentence above of this clause (a)).
               (b) The Borrower shall repay to the Administrative Agent for the ratable account of the Extended Tranche B Lenders on the Maturity Date applicable to the Extended Tranche B Loans, the aggregate principal amount of all Extended Tranche B Loans outstanding on such date (including any principal resulting from capitalization of accrued interest on such date). All Extended Tranche B Loans shall be repaid, whether pursuant to this Section 2.05 or otherwise, in Dollars.
          Section 2.06 Interest.
               (a) Subject to the provisions of Section 2.06(b), (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.
               (b) The Borrower shall pay interest on past due amounts hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
               (c) Accrued interest on each Loan shall be capitalized as of and added to principal on (i) each Interest Payment Date, (ii) without duplication, on the date of any prepayment (on the amount prepaid), (iii) at maturity (whether by acceleration or otherwise) and (iv) after maturity, on the last Business Day of each month; provided that the Borrower may, at its election, pay any such accrued interest in cash; provided, however, that such interest payment is made entirely in cash. The Borrower may make such election three Business Days prior to the date such interest is payable and shall deliver to the Administrative Agent at least three Business Days prior to the date such interest is payable, a written notice setting forth that such interest payment will be made in the form of cash (and if no such notice is given, the Borrower shall be deemed not to have elected to pay such interest in cash, and such interest shall be capitalized on the date it is payable without further action or notice by any party) and provided further that the Borrower shall elect that such interest shall be paid in cash so long as such cash payment is permitted under the Senior Credit Facilities.
          Section 2.07 Fees. The Borrower shall pay to the Agents in cash such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).
          Section 2.08 Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by ~~Credit Suisse’s~~Wells Fargo’s “prime rate” shall be made on the basis of a year of three hundred and sixty-five/three hundred and sixty-six (365/366) days and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.07(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
          Section 2.09 Evidence of Indebtedness.
               (a) The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans and the related Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
               (b) Entries made in good faith by the Administrative Agent in the Register pursuant to Section 2.09(a), and by each Lender in its account or accounts pursuant to Section 2.09(a), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.
          Section 2.10 Payments Generally.
               (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. The Administrative Agent will, subject to Section 8.10, promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. (New York, New York time) may in each case, in the Administrative Agent’s sole discretion, be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.
               (b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day. Payments hereunder shall be made in Same Day Funds; provided that Escrowed Property delivered to the Extended Tranche A Lenders in connection with the Escrow Exchange shall be deemed to constitute a payment in Same Day Funds for purposes of the Loan Documents.

or a portion, as the case may be, of the assigning Lender’s outstanding Loans, (B) all obligations of the Borrower owing to the assigning Lender relating to the Loans so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such assignment and assumption and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.
               (c) In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain Class of the Loans and (iii) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”
          Section 3.08 Survival. All of the Borrower’s obligations under this Article 3 shall survive repayment of all other Obligations hereunder.
ARTICLE IV
CONDITIONS PRECEDENT TO EFFECTIVENESS
          Section 4.01 Restatement Effective Date. The effectiveness of this Agreement pursuant to the First Amendment and Restatement Agreement is subject to the satisfaction of the conditions set forth in the First Amendment and Restatement Agreement, and the occurrence of the Restatement Effective Date.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
          The Borrower represents and warrants to the Agents and the Lenders on the Restatement Effective Date that:
          Section 5.01 Existence, Qualification and Power; Compliance with Laws. The Borrower and each of its Subsidiaries (a) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents and the executed and delivered Travelport Guarantor Loan Documents to which it is a party, (c) is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all

Laws, orders, writs, injunctions and orders and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
          Section 5.02 Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement, and by the Borrower and Travelport Guarantor of each other Loan Document and Travelport Guarantor Loan Document to which it is a party, and the consummation of the Transaction, are within the Borrower’s and Travelport Guarantor’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and at the time of such execution, delivery and performance, do not and will not (a) contravene the terms of the Borrower’s or Travelport Guarantor’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by this Agreement), or require any payment to be made under (i) any Contractual Obligation to which the Borrower or Travelport Guarantor is a party or affecting the Borrower or Travelport Guarantor or the properties of the Borrower or any of its Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or Travelport Guarantor or their respective property is subject; or (c) violate any material Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (b)(i), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.
          Section 5.03 Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, the Borrower of this Agreement or at the time of such execution, delivery and performance by the Borrower and Travelport Guarantor of any other Loan Document or Travelport Guarantor Loan Document, or for the consummation of the Transaction on the terms and conditions set forth in the Loan Documents and the Travelport Guarantor Loan Documents or (b) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or Travelport Guarantor Loan Documents, except for (i) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (ii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.
          Section 5.04 Binding Effect. This Agreement and each other Loan Document and each Travelport Guarantor Loan Document that has been executed and delivered as of the Restatement Effective Date has been duly executed and delivered by the Borrower and Travelport Guarantor. This Agreement and each other Loan Document and each executed and delivered Travelport Guarantor Loan Document constitutes, a legal, valid and binding obligation of the Borrower and Travelport Guarantor, enforceable against the Borrower and Travelport Guarantor in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws, fraudulent transfer, preference or similar laws and by general principles of equity.

future events. The period of time between the Suspension Date and the Reversion Date is referred to in this Section 7.14 as the “Suspension Period”. Upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Proceeds shall be reset to zero.
               (d) During any Suspension Period, the Borrower will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction; provided, however, that the Borrower or any Restricted Subsidiary may enter into a Sale and Lease-Back Transaction if (i) the Borrower or such Restricted Subsidiary could have incurred a Lien to secure the Indebtedness attributable to such Sale and Lease-Back Transaction pursuant to Section 7.10 without equally and ratably securing the Loans pursuant to Section 7.10; and (ii) the consideration received by the Borrower or such Restricted Subsidiary in that Sale and Lease-Back Transaction is at least equal to the fair market value of the property sold and otherwise complies with Section 7.08; provided, further, that the foregoing provisions shall cease to apply on and subsequent to the Reversion Date following such Suspension Period.
               (e) Notwithstanding the foregoing, in the event of any such reinstatement, no action taken or omitted to be taken by the Borrower or any of its Restricted Subsidiaries with respect to the Suspended Covenants during a Suspension Period will give rise to a Default or Event of Default under this Agreement with respect to the Loans; provided that (i) with respect to Restricted Payments made after such reinstatement, the amount of Restricted Payments made will be calculated as though Section 7.05 had been in effect prior to, but not during, the Suspension Period; and (ii) all Indebtedness incurred, or Disqualified Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to Section 7.07(b)(iii).
               (f) The Borrower shall deliver promptly to the Administrative Agent an Officer’s Certificate notifying it of any such occurrence under this Section 7.14.
          Section 7.15 Modification of Related Documents. The Borrower will not, and will not permit any of its Restricted Subsidiaries to:
               (a) consent or agree to any amendment, modification or change to any material term or condition in any Related Document or, prior to the Travelport Guarantor Transfer, the Second Lien Credit Agreement and the Subscription Agreement in any way related to the Second Lien Tranche A Loans or give any other consent, waiver or approval thereunder, in each case that is materially adverse to the interests of the Lenders or prior to the Travelport Guarantor Transfer, that disproportionately affects the Second Lien Tranche A Loans or the holders thereof; or
               (b) consent to any waiver of any default under or any breach of any material term or condition of any Related Document~~,~~ or, prior to the Travelport Guarantor Transfer, of the Second Lien Credit Agreement and the Subscription Agreement in any way related to the Second Lien Tranche A Loans to the extent that such waiver would be materially

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adverse to the interests of the Lenders or prior to the Travelport Guarantor Transfer, disproportionately affects the Second Lien Tranche A Loans or the holders thereof.
          Section 7.16 Escrow Arrangements.
               (a) On the ~~Restatement Effective~~Permitted Transfer Date, the Borrower shall cause (i) Travelport ~~to make an equity contribution of Second Lien Tranche A Loans in an aggregate principal amount of $135,000,000 to~~ and Travelport Guarantor to execute and deliver the Subscription Agreement and perform their obligations thereunder, (ii) Travelport and Travelport Guarantor to consummate the Travelport Guarantor Transfer and (iii) Travelport Guarantor to (x) execute and deliver the Guaranty, whereby it shall unconditionally guarantee the Obligations under the Extended Tranche A Loans and (y) execute and deliver the Escrow Agreement, whereby the Second Lien Tranche A Loans shall be placed in escrow for the benefit of the Extended Tranche A Lenders pursuant to the terms of the Escrow Agreement.
               (b) Upon the occurrence of an Escrow Trigger Event, the Escrow Exchange shall be consummated pursuant to the terms of the Escrow Agreement. Upon the Settlement Date, the guarantee and escrow arrangements described in clause (a)(ii) above shall be automatically terminated in their entirety.
               (c) Each of the forms of the Subscription Agreement, Guaranty or Escrow Agreement, attached hereto as Exhibits, will not be amended or supplement in contarvention with the procedures set forth in Article X of this Agreement.
          Section 7.17 Travelport Guarantor Prior to the Settlement Date:
               (a) Travelport Guarantor shall not (and the Borrower shall cause Travelport Guarantor not to) conduct, transact or otherwise engage in any business or operations other than those incidental to (i) its ownership of the Second Lien Tranche A Loans, (ii) the maintenance of its legal existence and (iii) the execution, delivery and performance of the Travelport Guarantor Loan Documents and the other agreements and transactions contemplated thereby and hereby;
               (b) Travelport Guarantor shall not (and the Borrower shall cause Travelport Guarantor not to) (i) incur or permit to exist any liabilities other than pursuant to the Travelport Guarantor Loan Documents, (ii) grant or permit to exist any Liens on its properties other than under the Guaranty, (iii) transfer, sell, convey or otherwise dispose of any assets except pursuant to the Escrow Exchange, or (iv) and issue any Equity Interests in Travelport Guarantor, or permit to exist any Equity Interests in Travelport Guarantor that are not directly or indirectly owned by Travelport; ~~and~~

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               (c) ~~the~~The Borrower shall take, and shall cause Travelport and Travelport Guarantor to take, all reasonable steps, including without limitation, all steps that the Required Extended Tranche A Lenders may from time to time reasonably request, to maintain Travelport Guarantor’s identity as a separate (bankruptcy remote) legal entity and to make it manifest to third parties that Travelport Guarantor is a separate legal entity~~.~~ ;
               (d) Until the Travelport Guarantor Transfer, the Borrower shall take, and shall cause Travelport to take, all reasonable steps to ensure that Travelport holds the Second Lien Tranche A Loans (and any proceeds thereof) segregated from other assets and not to transfer, assign, pledge, convey or dispose of any interest therein; and
               (e) From the Restatement Effective Date, and until the Permitted Transfer Date, (i) the Borrower shall take, and shall cause Travelport to take, all reasonable commercial efforts to diligently pursue a Favorable Ruling (as such term is defined in the Subscription Agreement), and (ii) the Borrower shall not take, and shall not permit Travelport to take, actions that would impair Travelport’s ability to consummate the Travelport Guarantor Transfer, including making any investments that would result in inadequate investment capacity under the Senior Notes Indentures or Senior Subordinated Notes Indenture to consummate the Travelport Guarantor Transfer.
ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES
          Section 8.01 Events of Default.
               (a) An “Event of Default” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
               (i) default for 5 days or more in payment (whether in cash or pursuant to the Escrow Exchange) when due and payable, upon acceleration or otherwise, of principal of the Extended Tranche A Loans;
               (ii) default in payment when due and payable, upon acceleration or otherwise, of principal of the Extended Tranche B Loans;
               (iii) default for 30 days or more in the payment when due of interest or fees on or with respect to the Loans;

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Loans or (ii) the consummation of the Escrow Exchange prior to the repayment of Extended Tranche B Loans.
ARTICLE IX
ADMINISTRATIVE AGENT AND OTHER AGENTS
          Section 9.01 Appointment and Authorization of Agents.
               (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
               (b) Each Extended Tranche A Lender irrevocably appoints the Administrative Agent and each other Extended Tranche A Lender as its agent and bailee for the purpose of perfecting Liens (whether pursuant to Section 8-301(a)(2) of the UCC or otherwise), for the benefit of the Administrative Agent and the Extended Tranche A Lenders, in assets in which, in accordance with the UCC or any other applicable Law a security interest can be perfected by possession or control. Should any Extended Tranche A Lender obtain possession or control of any Escrowed Property or other ~~Collateral~~collateral, such Extended Tranche A Lender shall notify the Administrative Agent thereof, and, promptly following the Administrative Agent’s request therefore, shall deliver such Escrowed Property or other Collateral to the Administrative Agent or otherwise deal with such Escrowed Property or other Collateral in accordance with the Administrative Agent’s instructions.
               (c) Each Extended Tranche A Lender hereby also irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of Travelport Guarantor Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement or any Travelport Guarantor Loan Document, together with such powers as are reasonably incidental thereto.

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(whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower, provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto. The undertaking in this Section 9.07 shall survive the payment of all other Obligations in respect of the Loans and the resignation of the Administrative Agent.
          Section 9.08 Agents in their Individual Capacities. ~~Credit Suisse~~Wells Fargo and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Affiliates as though ~~Credit Suisse~~Wells Fargo were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, ~~Credit Suisse~~Wells Fargo or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, ~~Credit Suisse~~Wells Fargo shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” include ~~Credit Suisse~~Wells Fargo in its individual capacity.
          Section 9.09 Successor Agents. The Administrative Agent may resign as the Administrative Agent upon thirty (30) days’ notice to the Lenders and the Borrower. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default under Section 8.01(a)(vii) or (viii) (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent,” shall mean such successor administrative agent and/or supplemental administrative agent, as the case may be, and the retiring Administrative Agent’s appointment, powers and duties as the Administrative Agent shall be terminated. After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article 9 and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent by the date which is thirty (30) days following the retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Extended Tranche A

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               (c) Should any instrument in writing from the Borrower be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower shall execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.
          Section 9.13 Escrowed Property Matters. The Extended Tranche A Lenders irrevocably agree that any Lien on any property granted to or held by the Administrative Agent under any Loan Document or Travelport Guarantor Loan Document shall be automatically released (i) upon the Settlement Date, (ii) at the time the property subject to such Lien is transferred or to be transferred as part of or in connection with any transfer permitted hereunder or under any other Loan Document or Travelport Guarantor Loan Document to any Person other than the Borrower or Travelport Guarantor, or (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Extended Tranche A Lenders.
          Upon request by the Administrative Agent at any time, the Required Extended Tranche A Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property. In each case as specified in this Section 9.13, the Administrative Agent will (and each Extended Tranche A Lender irrevocably authorizes the Administrative Agent to), at the Borrower’s expense, execute and deliver to the Borrower such documents as the Borrower may reasonably request to evidence the release or subordination of such item of Escrowed Property or other Collateral from the assignment and security interest granted under the Escrow Agreement, in accordance with the terms of the Loan Documents, the Travelport Guarantor Loan Documents and this Section 9.13.
          Section 9.14 Voting. In the course of conducting any proceeding for any remedy available to the Administrative Agent or of exercising any power conferred on the Administrative Agent in connection with the Second Lien Tranche A Loan held as Escrowed Property, in the event that the Administrative Agent is required or authorized to exercise voting or consent rights of “Lenders” under the Second Lien Credit Agreement or any agreements executed in connection therewith, a vote of the Extended Tranche A Lenders shall be held, and the Administrative Agent shall exercise such voting or consent rights in the same proportion as the vote of the Extended Tranche A Lenders (other than Affiliated Lenders).
ARTICLE X
MISCELLANEOUS
          Section 10.01 Amendments, Etc.

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               (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number previously specified ~~in its~~to the Administrative ~~Questionnaire~~Agent or ~~to such other address, facsimile number, electronic mail address or telephone number~~  as shall be designated by such party in a notice to the Borrower or the Administrative Agent.
All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(c)), when delivered; provided that notices and other communications to the Administrative Agent pursuant to Article 2 shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including electronic mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by them, provided that approval of such procedures may be limited to particular notices or communications.
          The Borrower hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to the Borrower, that it will, or will cause its Subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents or to the Lenders under Article VI, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (a) is or relates to a notice pursuant to Section 2.02, (b) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (c) provides notice of any Default or Event of Default under this Agreement or any other Loan Document or (d) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Loans or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent. In addition, the Borrower agrees, and agrees to cause its Subsidiaries, to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.

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STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH PERSON’S GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT.
          The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its provided e-mail address ~~set forth above~~ shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.
          Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
               (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on the Borrower, the Agents and the Lenders.
               (c) Reliance by Agents and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct. All telephonic notices to the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
          Section 10.03 No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a

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waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
          Section 10.04 Attorney Costs, Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent, the Co-Syndication Agents, and the Arrangers for all reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs of ~~Cravath, Swaine & Moore~~Ropes & Gray LLP, and (b) to pay or reimburse the Administrative Agent, the Co-Syndication Agents, the Arrangers and each Lender for all out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs of counsel to the Administrative Agent). The agreements in this Section 10.04 shall survive the repayment of all other Obligations in respect of the Loans. All amounts due under this Section 10.04 shall be paid within ten (10) Business Days of receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail. If the Borrower fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may, but is not required to be, paid on behalf of the Borrower by the Administrative Agent in its sole discretion.
          Section 10.05 Indemnification by the Borrower. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents, trustees, investment advisors and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Loan or the use or proposed use of the proceeds therefrom, or (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower or any Subsidiary, or any Environmental Liability related in any way to the Borrower or any Subsidiary, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the

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extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from the gross negligence or willful misconduct of such Indemnitee or of any affiliate, director, officer, employee, counsel, agent or attorney-in-fact of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee or the Borrower have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Original Closing Date). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 10.05 shall be paid within ten (10) Business Days after demand therefor; provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification or contribution rights with respect to such payment pursuant to the express terms of this Section 10.05; provided, further, that the Administrative Agent is authorized to deduct and retain sufficient amounts from any payment received from the Borrower to reimburse the Administrative Agent for any such costs and expenses and any amounts owing to the Administrative Agent in accordance with Section 2.07 prior to the distribution of any amounts to Lenders. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the repayment, satisfaction or discharge of all the other Obligations in respect of the Loans.
          Section 10.06 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.
          Section 10.07 Successors and Assigns.
               (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations

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Borrower by the Administrative Agent prior to the Restatement Effective Date or (y) if an Event of Default under Section 8.01(a)(i), (ii) (vii) or (viii) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any; provided, further, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within seven (7) Business Days after having received notice thereof;
                     (B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); and
                     (C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent ~~an Administrative Questionnaire and~~ any applicable tax form and any other information reasonably requested by the Administrative Agent.
          This paragraph (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Classes of Loans on a non-pro rata basis.
               (c) Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(d), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(e).

129

be reasonably acceptable to the Borrower), to any pledgee referred to in Section 10.07(g), counterparty to a Swap Contract, Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any rights or obligations under this Agreement; (f) with the written consent of the Borrower; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08; (h) to any Governmental Authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; (i) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Borrower received by it from such Lender); or (j) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder. In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents and the Loans. For the purposes of this Section 10.08, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by the Borrower other than as a result of a breach of this Section 10.08; provided that, in the case of information received from the Borrower after the Original Closing Date, such information is clearly identified at the time of delivery as confidential.
          Section 10.09 Setoff. Subject to Section 8.10, in addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates, as the case may be, to or for the credit or the account of the Borrower and its Subsidiaries against any and all Obligations in respect of the Loans owing to such Lender and its Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such ~~Agent or such~~ Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations in respect of the Loans may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of ~~the Administrative Agent and~~ each Lender under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that ~~the Administrative Agent and~~ such Lender may have.
          Section 10.10 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the

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EXHIBIT D
TO
AMENDMENT NO. 2 TO
DISCLOSURE STATEMENT OF
TRAVELPORT HOLDINGS LIMITED
SECOND LIEN OPCO TERM LOAN CREDIT AGREEMENT
(Marked pages only)

SECOND LIEN CREDIT AGREEMENT
Dated as of [•], 2011
among
TRAVELPORT LLC,
as Borrower,
TRAVELPORT LIMITED,
as Holdings,
WALTONVILLE LIMITED,
as Intermediate Parent,
TDS INVESTOR (LUXEMBOURG) S.A.R.L.,
as TDS Intermediate Parent,
~~CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH~~WELLS FARGO BANK, NATIONAL
ASSOCIATION,
as Administrative Agent,
~~[              ]~~WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Agent,
and
THE LENDERS PARTY HERETO

EXHIBITS
Form of

A	Committed Loan Notice
B	Note
C	Compliance Certificate
D	Assignment and Assumption
E	Guaranty
F	Security Agreement
G	Intellectual Property Security Agreement
H	Intercreditor Agreement
I	Tranche A Intercompany Note
J	Tranche B Intercompany Note

v

     SECOND LIEN CREDIT AGREEMENT, dated as of [•], 2011, among TRAVELPORT LLC, a Delaware limited liability company (the “Borrower”), TRAVELPORT LIMITED, a company incorporated under the laws of Bermuda (“Holdings”), WALTONVILLE LIMITED, a company incorporated under the laws of Gibraltar (“Intermediate Parent”), TDS INVESTOR (LUXEMBOURG) S.A.R.L., a société à responsabilité limitée incorporated under the laws of Luxembourg (“TDS Intermediate Parent”), ~~CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH~~WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, ~~[              ]~~WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent, and each Lender from time to time party hereto.
PRELIMINARY STATEMENTS
          WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.01 hereof;
          WHEREAS, the direct parent of Holdings, Travelport Holdings Limited (“THL”), has issued indebtedness under Credit Agreement dated as of March 27, 2007 (the “Original Holdco Credit Agreement”) among THL, Credit Suisse, Cayman Islands Branch, the Administrative Agent, the lenders and other financial institutions party thereto (“THL Lenders”);
          WHEREAS, the maturity of the indebtedness outstanding under the Original Holdco Credit Agreement requires the restructuring of the indebtedness of THL, Holdings and the Borrower;
          WHEREAS, the extension of the Tranche A Term Loans and the Tranche B Term loans to the Borrower is necessary to induce the THL Lenders to agree to reduce the principal amount of and to extend the maturity of the indebtedness outstanding under the Original Holdco Credit Agreement;
          WHEREAS, the Borrower acknowledges that the reduction of the principal amount and the extension of the maturity of the indebtedness outstanding under the Original Holdco Credit Agreement represent substantial value to the Borrower and such reduction and extension of maturity of the indebtedness outstanding under the Original Holdco Credit Agreement, as well as the extension of the Tranche A Term Loans and the Tranche B Term Loans, are in the best interests of the Borrower;

          WHEREAS, the Lenders have agreed to extend certain loans to the Borrower, on the terms and subject to the conditions set forth herein, consisting of (a) $135,000,000 aggregate principal amount of Tranche A Term Loans and (b) $207,500,000 aggregate principal amount of Tranche B Term Loans;
          WHEREAS, the Borrower and the Guarantors have agreed to satisfy, and to cause their respective Subsidiaries to satisfy, the Collateral and Guarantee Requirement, as applicable.
          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
          SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
          “2016 Senior Notes” means $250,000,000 in aggregate principal amount of the Borrower’s 9% senior dollar fixed rate notes due 2016.
          “2016 Senior Notes Indenture” means the Indenture for the 2016 Senior Notes, dated as of August 18, 2010.
          “5% Shareholder” means any Person ~~who~~that, to the knowledge of the Borrower (after due inquiry), together with its Affiliates, directly or indirectly holds 5% or more of the outstanding Equity Interests of Holdings and shall include the Affiliates of any such Person.
          “Acquired EBITDA” means, with respect to any Acquired Entity or Business for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business (determined as if references to Holdings, Borrower and the Restricted Subsidiaries in the definition of Consolidated EBITDA were references to such Acquired Entity or Business and its Subsidiaries), all as determined on a consolidated basis for such Acquired Entity or Business.
          “Acquired Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA”.
          “Act” has the meaning specified in Section 10.21.

2

          “Adjusted LIBO Rate” shall mean, with respect to any Eurocurrency Rate Borrowing for any Interest Period, an interest rate per annum equal to the LIBO Rate in effect for such Interest Period multiplied by a fraction (expressed as a decimal), the numerator of which is one (1.00) and the denominator of which is one (1.00) minus the applicable Statutory Reserves for such Interest Period.
          “Administrative Agent” means ~~Credit Suisse~~Wells Fargo Bank, National Association, in its capacity as administrative agent under the Loan Documents, or any successor administrative agent.
          “Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Borrower and the Lenders.
          ~~“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.~~
          “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
          “Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.
          “Agents” means, collectively, the Administrative Agent, the Collateral Agent and the Supplemental Agents (if any).
          “Agreement” means this Second Lien Credit Agreement.
          “Agreement Currency” has the meaning specified in Section 10.19.
          “Applicable Rate” means a percentage per annum equal to the following percentages per annum:

3

Eurocurrency Rate for	Base Rate for
Loans	Loans

6.00%	5.00%
          “Appropriate Lender” means, at any time, with respect to Loans of any Class, the Lenders of such Class.
          “Approved Bank” has the meaning specified in clause (c) of the definition of “Cash Equivalents”.
          “Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.
          “Assignees” has the meaning specified in Section 10.07(b).
          “Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit D.
          “Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external legal counsel.
          “Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.
          “Audited Financial Statements” means the audited combined balance sheets of Holdings and its Subsidiaries as of each of December 31, 2010, 2009 and 2008, and the related audited consolidated statements of income, stockholders’ equity and cash flows for Holdings and its Subsidiaries for the fiscal years ended December 31, 2010, 2009 and 2008, respectively.
          “Base Rate” means, for any day, a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as announced to the Borrower from time to time by ~~Credit Suisse~~Wells Fargo as its “prime rate.” The “prime rate” is a rate set by ~~Credit Suisse~~Wells Fargo based upon various factors, including ~~Credit Suisse’s~~Wells Fargo’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by ~~Credit Suisse~~Wells Fargo shall take effect at the opening of business on the day specified in the announcement of such change.

4

Holdings and (y) the percentage of the then outstanding voting stock of Holdings owned, directly or indirectly, beneficially by the Permitted Holders, and (B) during each period of twelve (12) consecutive months, the board of directors of Holdings shall consist of a majority of the Continuing Directors; or
     (b) any “Change of Control” (or any comparable term) in any document pertaining to the First Lien Credit Agreement, the 2016 Senior Notes, the High Yield Notes, any Junior Financing or any Permitted Refinancing Indebtedness with an aggregate outstanding principal amount in excess of the Threshold Amount; or
     (c) at any time prior to a Qualifying IPO of the Borrower, the Borrower ceasing to be a directly or indirectly wholly owned Subsidiary of Holdings.
          “Class” (a) when used with respect to Lenders, refers to whether such Lenders are Tranche A Term Lenders or Tranche B Term Lenders and (b) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Tranche A Term Loans or Tranche B Term Loans.
          “Closing Date” means [•], 2011.
          “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and rules and regulations related thereto.
          “Collateral” means all of the “Collateral”, or terms of similar import, as defined in any Collateral Document, including the Mortgaged Properties.
          “Collateral Agent” means ~~[              ]~~Wells Fargo Bank, National Association, in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent.
          “Collateral and Guarantee Requirement” means, at any time, the requirement that:
     (a) the Administrative Agent shall have received each Collateral Document required to be delivered pursuant to Section 6.11 at such time, duly executed by each Loan Party thereto;

9

     (b) all Obligations shall have been unconditionally guaranteed on or prior to the Closing Date by Holdings, TDS Intermediate Parent, any Intermediate Holding Company that is not an Excluded Subsidiary and each Restricted Subsidiary of Holdings that is a Domestic Subsidiary and not an Excluded Subsidiary;
     (c) all guarantees issued or to be issued in respect of the Senior Subordinated Notes (i) shall be subordinated to the Guaranties to the same extent that the Senior Subordinated Notes are subordinated to the Obligations and (ii) shall provide for their automatic release upon a release of the corresponding Guaranty;
     (d) the Obligations and the Guaranties delivered on or prior to the Closing Date shall have been secured by a second-priority security interest in: (i) all of the Equity Interests of the Borrower, (ii) all Equity Interests (other than Equity Interests of Unrestricted Subsidiaries and any Equity Interest of any Restricted Subsidiary pledged to secure Indebtedness permitted under Section 7.03(g)) of each wholly owned direct Subsidiary of Holdings, TDS Intermediate Parent, an Intermediate Holding Company, the Borrower or a Domestic Subsidiary of Holdings that is a Guarantor on the Closing Date and (iii) 65% of the issued and outstanding Equity Interests of each wholly owned Foreign Subsidiary that is directly owned by Holdings, an Intermediate Holding Company, the Borrower or any Domestic Subsidiary of Holdings that is a Guarantor on the Closing Date;
     (e) except to the extent otherwise permitted hereunder or under any Collateral Document, the Obligations and the Guaranties shall have been secured by a perfected security interest in, and mortgages on, substantially all tangible and intangible assets of Holdings, the Borrower and each other Domestic Guarantor (including accounts (other than deposit accounts or other bank or securities accounts, which are the subject of clause (f) below), inventory, equipment, investment property, contract rights, intellectual property, other general intangibles, owned (but not leased) real property and proceeds of the foregoing), in each case, with the priority required by the Collateral Documents; provided that security interests in real property shall be limited to the Mortgaged Properties;
     (f)  subject to the Intercreditor Agreement and Section 6.11(c), with respect to each domestic deposit account and other domestic bank and securities accounts (other than ~~(i) the First Lien Tranche S Collateral Account and (ii) such deposit accounts or other bank or securities accounts,~~Excluded Accounts (as defined in the ~~average daily balance of which has not, for any period of twenty (20) consecutive Business Days after the Closing Date, exceeded $5,000,000 for any such account~~Security Agreement)), maintained by the Borrower or any Domestic Guarantor with any depositary bank or securities intermediary, the Collateral Agent shall have~~, subject to Section 6.17,~~ received a counterpart, duly executed and delivered by the Borrower or the applicable Domestic Guarantor and such depositary bank or securities intermediary, as the case may be, of a

10

control agreement, as soon as practicable but in no event later than one hundred twenty (120) days after the Discharge Date (or such longer period as the Administrative Agent may agree in writing in its reasonable discretion);
     (g) none of the Collateral shall be subject to any Liens other than Liens permitted by Section 7.01;
     (h) subject to Section 6.17, the Collateral Agent shall have received (i) counterparts of a second lien Mortgage with respect to (x) the owned real property of the Loan Parties located at 5350 South Valentia Way, Greenwood Village, Colorado delivered in accordance with Section 6.17 and (y) each owned property required to be delivered pursuant to Section 6.11 (the “Mortgaged Properties”) duly executed and delivered by the record owner of such property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid Lien on the property described therein, free of any other Liens except as expressly permitted by Section 7.01, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request, and (iii) such existing surveys, existing abstracts, existing appraisals, legal opinions and other existing available documents as the Administrative Agent may reasonably request with respect to any such Mortgaged Property;
     (i) subject to Section 6.17 and clause (k) below, Holdings and the Borrower shall use commercially reasonable best efforts to ensure that, to the extent permitted by Law and subject to no material adverse tax, regulatory or legal consequences (as determined by Holdings in good faith after consultation with the Administrative Agent), the Obligations shall be unconditionally guaranteed in full by each Restricted Subsidiary of Holdings (other than an Excluded Subsidiary) that is not required to provide a guarantee pursuant to clause (b) above, and upon the actual execution and delivery of each such guarantee pursuant to this Agreement, such guarantee will also be considered a Guaranty and such guarantor will also be considered a Guarantor for all purposes of this Agreement and the other Loan Documents;
     (j) subject to Section 6.17 and clause (k) below, Holdings and the Borrower shall use commercially reasonable best efforts to ensure that, to the extent permitted by Law and subject to no material adverse tax, regulatory or legal consequences (as determined by Holdings in good faith after consultation with the Administrative Agent), the Obligations and the Guaranties shall have been secured by a second-priority security interest in: (i) 100% of the Equity Interests of each direct wholly owned Foreign Subsidiary of Holdings (to the extent not already subject to a 100% pledge pursuant to clause (d) above), (ii) 100% of the issued and outstanding non-voting Equity Interests of each direct wholly owned Foreign Subsidiary of a Guarantor (other than Holdings) or of the Borrower (to the extent not already subject to a 100% pledge pursuant to clause (d) above) and (iii) 65% of the issued and outstanding voting Equity Interests of each direct wholly owned Foreign Subsidiary of a Guarantor (other than Holdings) or of the

11

Borrower (to the extent not already subject to a 65% pledge pursuant to clause (d) above); provided that with respect to each direct wholly owned Foreign Subsidiary of a Guarantor (other than Holdings) or of the Borrower the non-voting Equity Interests of such Foreign Subsidiary pledged pursuant to the foregoing clause (ii) and voting Equity Interests of such Foreign Subsidiary pledged pursuant to the foregoing clause (iii) shall collectively not exclude more than an immaterial portion of the economic value of such Foreign Subsidiary; and
     (k) no Restricted Subsidiary shall be required to provide a guarantee pursuant to clause (i) above (and any such Restricted Subsidiary shall be automatically released from its obligations under a Guaranty) or have its Equity Interests pledged pursuant to clause (j) above (and any such Equity Interest pledged shall be automatically released) if it is determined by Holdings acting in good faith that (i) the total assets of such Restricted Subsidiary on a consolidated basis have a value of less than $2,500,000 as of the date of the most recent financial ~~statements that have~~information prepared for such Restricted Subsidiary (or, if such financial information has not been ~~delivered pursuant to Section 6.01(~~prepared within the prior 12 months, as of a~~) or (b~~ reasonably recent date determined by such Restricted Subsidiary) or (ii) there are holders of minority interests in such Restricted Subsidiary or pledges or Liens on the assets of such Restricted Subsidiary or any other arrangement that would prevent the economic value of such Restricted Subsidiary from being available to the Secured Parties in an Insolvency Proceeding (as defined in the Intercreditor Agreement) of Holdings.
          For purposes of clauses (i) and (j) above, commercially reasonable best efforts shall include appropriate amendments to charters and/or the interposition of intermediate holding companies in furtherance of the requirements of this definition.
          The foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance or surveys with respect to, particular assets if and for so long as, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance or surveys in respect of such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom. The Administrative Agent may grant extensions of time for the perfection of security interests in or the obtaining of title insurance with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrower, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.
          Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) with respect to leases of real property entered into by the Borrower or any other Domestic Guarantor, the Borrower shall not

12

be required to take any action with respect to creation or perfection of security interests with respect to such leases, (b) Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in the Collateral Documents as in effect on the Closing Date and, to the extent appropriate in the applicable jurisdiction, as agreed between the Administrative Agent and the Borrower and (c) Orbitz TopCo and its Subsidiaries shall not be subject to the Collateral and Guarantee Requirements other than pursuant to Section 6.16.
          Notwithstanding anything to the contrary herein or in any other Loan Document, the Obligations and Guaranties shall not be secured by any Person’s rights, title or interest in or to the Loans held by such Person.
          Notwithstanding the foregoing, no Liens shall be permitted to exist directly or indirectly on the Tranche A Intercompany Note or the Tranche A Term Loans until the Permitted Transfer Date.
          “Collateral Documents” means, collectively, the Intercreditor Agreement, the Security Agreement, the Intellectual Property Security Agreement, the Mortgages, each of the mortgages, collateral assignments, Security Agreement Supplements, security agreements, pledge agreements, control agreements or other similar agreements delivered to the Collateral Agent for the benefit of the Lenders pursuant to Section 6.11, Section 6.13 or Section 6.17, the Guaranty and each of the other agreements, instruments or documents that creates or purports to create a Lien or Guarantee in favor of the Administrative Agent or the Collateral Agent, as the case may be, for the benefit of the Secured Parties.
          “Committed Loan Notice” means a notice of (a) a conversion of Loans from one Type to the other, or (b) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.
          “Communications” has the meaning specified in Section 10.02(a).
          “Compensation Period” has the meaning specified in Section 2.12(c)(ii).
          “Compliance Certificate” means a certificate substantially in the form of Exhibit C.
          “Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period, plus:

13

period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Closing Date and costs related to the closure and/or consolidation of facilities, the separation from Cendant Corporation and the business-to-consumer platform, which amount, when combined with the amounts added pursuant to clause (vi) above, shall not exceed $35,000,000 for any period consisting of four consecutive fiscal quarters;
     (x) any costs or expenses incurred by Holdings, the Borrower or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of Holdings, the Borrower or net cash proceeds of an issuance of Equity Interests of Holdings (other than Disqualified Equity Interests); and
     (xi) on and after the Worldspan Closing Date, any payments with respect to the FASA Credits; less
     (b) without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:
     (i) extraordinary gains and unusual or non-recurring gains;
     (ii) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period);
     (iii) gains on asset sales (other than asset sales in the ordinary course of business);
     (iv) any net after-tax income from the early extinguishment of Indebtedness or hedging obligations or other derivative instruments;
     (v) all gains from investments recorded using the equity method; provided that Consolidated EBITDA shall be increased by the amount of dividends or distributions or other payments from such investment to a Loan Party or the Restricted Subsidiary which made the investment that are actually paid in cash during such period (or to the extent converted into cash during such period); and

15

     (vi) United EBITDA~~,~~;
in each case, as determined on a consolidated basis for Holdings, the Borrower and the Restricted Subsidiaries in accordance with GAAP; provided that, to the extent included in Consolidated Net Income,
     (i) there shall be excluded in determining Consolidated EBITDA currency translation gains and losses (after any offset) related to currency remeasurements of Indebtedness (including the net loss or gain resulting from Swap Contracts for currency exchange risk);
     (ii) there shall be excluded in determining Consolidated EBITDA for any period any adjustments (after any offset) resulting from the application of Statement of Financial Accounting Standards No. 133; and
     (iii) there shall be included in determining Consolidated EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person, property, business or asset acquired by Holdings, Intermediate Parent, TDS Intermediate Parent, the Borrower or any Restricted Subsidiary during such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed by the Borrower or such Restricted Subsidiary during such period (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”), based on the actual Acquired EBITDA of such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) and (B) for the purposes of the definition of the term “Permitted Acquisition”, an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) as specified in a certificate executed by a Responsible Officer and delivered to the Lenders and the Administrative Agent and (C) for purposes of determining the Total Leverage Ratio only, there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset sold, transferred or otherwise disposed of by Holdings, the Borrower or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”), based on the actual Disposed EBITDA of such Sold Entity or Business for such period (including the portion thereof occurring prior to such sale, transfer or disposition).
For the purpose of the definition of Consolidated EBITDA, “Non-Cash Charges” means (a) non-cash losses on discontinued operations and asset sales, disposals or abandonments

16

established within twelve months after the Worldspan Closing Date that are so required to be established as a result of the Worldspan Transactions in accordance with GAAP; provided that, for the avoidance of doubt, any net income attributable to a Restricted Subsidiary shall only constitute Consolidated Net Income after deducting for any minority interests in such Restricted Subsidiary. There shall be excluded from Consolidated Net Income for any period the purchase accounting effects of adjustments to property and equipment, software and other intangible assets, deferred revenue and debt line items in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to Holdings, the Borrower and the Restricted Subsidiaries), as a result of the First Lien Original Closing Date Transaction, any acquisition consummated prior to the Closing Date, any Permitted Acquisitions, or the amortization or write-off of any amounts thereof, net of taxes (other than the impact of unfavorable contract liabilities and commission agreements under purchase accounting). In addition, FASA Credits provided by Worldspan, L.P. to Northwest or Delta shall reduce consolidated net income in the period in which such credit was provided regardless of accounting treatment in accordance with GAAP, except to the extent FASA Credits have been prepaid with the proceeds of debt issuances by Worldspan Technologies Inc.
          “Consolidated Total Debt” means, as of any date of determination, (a)(i) the aggregate principal amount of Indebtedness of Holdings, the Borrower and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the First Lien Original Closing Date Transaction) or any Permitted Acquisition), consisting of Indebtedness for borrowed money, obligations in respect of Capitalized Leases and debt obligations evidenced by promissory notes or similar instruments, plus (ii) the present value of all remaining payments due under the FASA Credits at an assumed 11% discount rate (unless remaining payments under the FASA Credits are classified as a liability on the consolidated balance sheet of Holdings, the Borrower and the Restricted Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP, in which case, the amount under this clause (ii) shall be the amount of such liability), minus (b) without duplication, the aggregate amount of cash and Cash Equivalents credited to the First Lien Tranche S Collateral Account as of such date and the aggregate amount of cash and Cash Equivalents (in each case, free and clear of all Liens, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Section 7.01(a), Section 7.01(l), Section 7.01(r), Section 7.01(s) and clauses (i) and (ii) of Section 7.01(u) and Section 7.01(aa)) included in the consolidated balance sheet of Holdings, the Borrower and the Restricted Subsidiaries as of such date; provided that Consolidated Total Debt shall not include the First Lien Synthetic L/C Facilities or the First Lien Credit-Linked Deposits, except to the extent of First Lien Unreimbursed Amounts thereunder and outstanding First Lien Tranche S Term Loans and First Lien Non-Extended Synthetic L/C Loans.
          “Consolidated Working Capital” means, at any date, the excess of (a) the sum of all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of Holdings, the Borrower and the Restricted Subsidiaries at such date over (b) the

18

sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of Holdings, the Borrower and the Restricted Subsidiaries on such date, including deferred revenue but excluding, without duplication, (i) the current portion of any Funded Debt, (ii) all Indebtedness consisting of Loans, First Lien Loans and L/C Obligations to the extent otherwise included therein, (iii) the current portion of interest and (iv) the current portion of current and deferred income taxes.
          “Consummation Date” has the meaning specified in Section 6.18.
          “Continuing Directors” means the directors of Holdings on the First Lien Original Closing Date, as elected or appointed after giving effect to the First Lien Original Closing Date Transaction and the other transactions contemplated hereby, and each other director, if, in each case, such other directors’ nomination for election to the board of directors of Holdings (or the Borrower after a Qualifying IPO of the Borrower) is recommended by a majority of the then Continuing Directors or such other director receives the vote of the Permitted Holders in his or her election by the stockholders of Holdings (or the Borrower after a Qualifying IPO of the Borrower).
          “Contract Consideration” has the meaning specified in the definition of “Excess Cash Flow.”
          “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
          “Control” has the meaning specified in the definition of “Affiliate.”
          “Conversion Bonds” has the meaning specified in the definition of “Bond Conversion Offer.”
          ~~“Credit Suisse” means Credit Suisse AG, Cayman Islands Branch, and its successors.~~
          “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

19

          “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
          “Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2.0% per annum; provided that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.
          “Delta” means Delta Air Lines, Inc., a Delaware corporation.
          “Delta FASA” means the Delta Founder Airline Services Agreement, dated as June 30, 2003, between Delta and the Borrower.
          “Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by Holdings, the Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 7.05(j) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition).
          “Discharge Date” has the meaning specified in Section 6.11(c).
          “Disposed EBITDA” means, with respect to any Sold Entity or Business for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business (determined as if references to Holdings, the Borrower and the Restricted Subsidiaries in the definition of Consolidated EBITDA were references to such Sold Entity or Business and its Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business.
          “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale of Equity Interests) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that “Disposition” and “Dispose” shall not be deemed to include any issuance by Holdings of any of its Equity Interests to another Person.
          “Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking

20

Holdings, (e) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition financed with secured Indebtedness incurred pursuant to Section 7.03(g) and each Restricted Subsidiary thereof that guarantees such Indebtedness, provided that each such Restricted Subsidiary shall cease to be an Excluded Subsidiary under this clause (e) if such secured Indebtedness is repaid or becomes unsecured or if such Restricted Subsidiary ceases to guarantee such secured Indebtedness, as applicable, and (f) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the cost or other consequences (including any adverse tax consequences) of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom.
          “FASA Credits” means the Delta FASA Credits and the Northwest FASA Credits, as defined in the Delta FASA and the Northwest FASA, respectively.
          “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to ~~Credit Suisse~~Wells Fargo on such day on such transactions as determined by the Administrative Agent.
          ~~“First Lien Administrative Agent” means UBS AG, Stamford Branch, as administrative agent under the First Lien Credit Agreement, together with its successors and permitted assigns.~~
          ~~“First Lien Collateral Agent” means UBS AG, Stamford Branch, as collateral agent under the First Lien Credit Agreement, together with its successors and permitted assigns.~~
          “First Lien Credit-Linked Deposit” means “Credit-Linked Deposit” as defined in the First Lien Credit Agreement.
          “First Lien Collateral Documents” has the meaning assigned to the term “Collateral Documents” in the First Lien Credit Agreement.
          “First Lien Credit Agreement” means the Fourth Amended and Restated Credit Agreement, dated as of August 23, 2006, as amended and restated on [•], 2011, among the Borrower, Holdings, the First ~~Lien~~Priority Administrative Agent, the First ~~Lien~~Priority Collateral Agent, UBS AG, Stamford Branch, as L/C issuer and as swing line lender, each lender

26

from time to time party thereto and the other agents and arrangers named therein, and as further amended, amended and restated, supplemented or otherwise modified from time to time; provided that the term First Lien Credit Agreement shall also include any renewal, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original lenders or with an administrative agent or agents or other lenders, whether provided under the original First Lien Credit Agreement or any other credit or other agreement or indenture and whether entered into concurrently with or subsequent to the termination of the prior First Lien Credit Agreement). Any reference to the First Lien Credit Agreement herein shall be deemed a reference to any First Lien Credit Agreement then in existence.
          “First Lien Credit Agreement Permitted Refinancing Indebtedness” means “Permitted Refinancing Indebtedness” as defined in the First Lien Credit Agreement as in effect on the date hereof.
          “First Lien Credit Agreement Permitted Refinancing Indebtedness Documentation” means “Permitted Refinancing Indebtedness Documentation” as defined in the First Lien Credit Agreement as in effect on the date hereof.
          “First Lien Debt Documents” means each First Lien Credit Agreement, the First Lien Collateral Documents and the other “Loan Documents” as defined in any First Lien Credit Agreement, including each mortgage and other security documents, guaranties and the notes, if any, issued thereunder.
          “First Lien Loans” means the senior secured first lien loans under the First Lien Credit Agreement (or any other Indebtedness under the First Lien Credit Agreement that refinances such senior secured first lien term loans).
          “First Lien Secured Parties” means the First ~~Lien~~Priority Administrative Agent, the First ~~Lien~~Priority Collateral Agent and each person that is a lender under the First Lien Credit Agreement.
          “First Lien Non-Extended Synthetic L/C Loans” means “Non-Extended Synthetic L/C Loans” as defined in the First Lien Credit Agreement.
          “First Lien Original Closing Date” means August 23, 2006.
          “First Lien Original Closing Date Transactions” means “Transactions” as defined in the First Lien Credit Agreement as in effect on the date hereof.

27

          “First Lien Secured Hedge Agreements” means “Secured Hedge Agreements” as defined in the First Lien Credit Agreement.
          “First Lien Synthetic L/C Facilities” means “Synthetic L/C Facilities” as defined in the First Lien Credit Agreement.
          “First Lien Tranche S Collateral Account” means “Tranche S Collateral Account” as defined in the First Lien Credit Agreement.
          “First Lien Tranche S Term Loans” means “Tranche S Term Loans” as defined in the First Lien Credit Agreement.
          “First Lien Unreimbursed Amount” means “Unreimbursed Amount” as defined in the First Lien Credit Agreement.
          “First Priority Administrative Agent” has the meaning assigned to such term in the Intercreditor Agreement.
          “First Priority Collateral Agent” has the meaning assigned to such term in the Intercreditor Agreement.
          “Foreign Guarantor” means any Guarantor that is not a Domestic Guarantor.
          “Foreign Holdco” means a direct wholly owned Subsidiary of Holdings which shall hold all of Holdings’ interests in all of its other Foreign Subsidiaries.
          “Foreign Lender” has the meaning specified in Section 10.15(a)(i).
          “Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, any Loan Party or any Subsidiary with respect to employees employed outside the United States.
          “Foreign Subsidiary” means any direct or indirect Restricted Subsidiary of Holdings which is not a Domestic Subsidiary.

28

Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or monetary other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
          “Guarantors” means each Person that is required to and has unconditionally ~~guarantee~~guaranteed all Obligations to the extent set forth in the definition of “Collateral and Guarantee Requirement”.
          “Guaranty” means (a) the second lien guaranty made by Holdings and the Subsidiary Guarantors in favor of the Administrative Agent on behalf of the Secured Parties, substantially in the form of Exhibit E and (b) each other second lien guaranty and second lien guaranty supplement delivered pursuant to Section 6.11.
          “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
          “High Yield Notes” means the Senior Notes and Senior Subordinated Notes.
          “High Yield Notes Documentation” means the High Yield Notes, and all documents executed and delivered with respect to the High Yield Notes, including the Senior Notes Indentures and the Senior Subordinated Notes Indenture.
          “Holdings” has the meaning specified in the introductory paragraph to this Agreement.

30

terms) and made in the ordinary of business consistent with past practice. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.
          “Indemnified Liabilities” has the meaning specified in Section 10.05.
          “Indemnitees” has the meaning specified in Section 10.05.
          “Indenture” has the meaning specified in the definition of “Bond Conversion Offer.”
          “Information” has the meaning specified in Section 10.08.
          “Intellectual Property Security Agreement” means the Second Lien Intellectual Property Security Agreement, substantially in the form attached as Exhibit G.
          ~~“Intercompany Note” means that certain subordinated promissory note, dated as of the Closing Date made by Holdings to the Borrower in the initial principal amount equal to the Tranche A Term Loans and Tranche B Term Loans made on the Closing Date.~~
          “Intercreditor Agreement” means (i) the Intercreditor Agreement, substantially in the form of Exhibit H, among the Administrative Agent, the Collateral Agent, the First ~~Lien~~Priority Administrative Agent, the First ~~Lien~~Priority Collateral Agent, the Borrower and the other Loan Parties or (ii) any other intercreditor agreement among the Administrative Agent, the Collateral Agent, the First ~~Lien~~Priority Administrative Agent (if then in effect), the First ~~Lien~~Priority Collateral Agent (if then in effect), the Borrower and the other Loan Parties and the other parties party thereto on terms that are no less favorable in any material respect to the Secured Parties as those contained in the form attached as Exhibit H, in each case, as amended, restated, supplemented or otherwise modified from time to time (or replaced in connection with a Permitted Refinancing).
          “Interest Payment Date” means (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

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          “Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date three months thereafter; provided that:
     (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
     (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
     (c) no Interest Period shall extend beyond the Maturity Date.
          “Intermediate Holding Company” means any Subsidiary of Holdings that, directly or indirectly, owns 100% of the issued and outstanding Equity Interests of the Borrower.
          “Intermediate Parent” has the meaning specified in the introductory paragraph to this Agreement.
          “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of Holdings and its Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business consistent with past practice) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
          “Investment Fund” means an Affiliate of Holdings that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course and with respect to which Holdings does not, directly or indirectly, actually direct or cause the direction of the investment policies of such entity.

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          “Investment Transaction” means, collectively, (a) the contribution of the Tranche A Term Loans to Travelport Guarantor as a capital contribution, (b) the guaranty by Travelport Guarantor of and the pledge of the Tranche A Term Loans to secure Travelport Guarantors’ obligations under such guaranty and the escrow arrangements related thereto, (c) the consummation of any other transactions incidental to any of the foregoing and (d) the payment of fees and expenses in connection with any of the foregoing.
          “IP Collateral” means all “Intellectual Property Collateral” referred to in the Collateral Documents and all of the other IP Rights that are or are required by the terms hereof or of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.
          “IP Rights” has the meaning specified in Section 5.15.
          “IRS” means the United States Internal Revenue Service.
          “Judgment Currency” has the meaning specified in Section 10.19.
          “Junior Financing” has the meaning specified in Section 7.11(a).
          “Junior Financing Documentation” means any documentation governing any Junior Financing.
          “L/C Obligations” has the meaning specified in the First Lien Credit Agreement.
          “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
          “Lender” means a Tranche A Term Lender or a Tranche B Term Lender, as the context may require, and their respective successors and assigns as permitted hereunder.

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          “Lending Office” means, as to any Lender, the office or offices of such Lender ~~described as such in such Lender’s Administrative Questionnaire, or such other office or offices~~, as a Lender may from time to time notify the Borrower and the Administrative Agent.
          “LIBO Rate” means, with respect to any Eurocurrency Rate Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers’ Association Interest Settlement Rates for deposits in Dollars (as set forth by Bloomberg Information Service or any successor thereto or any other service selected by the Administrative Agent which has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.
          “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).
          “Loan” means an extension of credit made by a Lender to the Borrower under Article II in the form of a Tranche A Term Loan or a Tranche B Term Loan, as the context may require.
          “Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) the Guaranty and (iv) the Collateral Documents.
          “Loan Parties” means, collectively, the Borrower and each Guarantor.
          “Management Stockholders” means the members of management of Holdings or any of its Subsidiaries who are investors in Holdings or any direct or indirect parent thereof.
          “Mandatory Bond Prepayments” has the meaning specified in the First Lien Credit Agreement as in effect on the date hereof.

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prior to the date that is 91 days after the Maturity Date in effect on the date of incurrence thereof, provided that, notwithstanding the foregoing, scheduled amortization payments (however denominated) of such Indebtedness shall be permitted so long as the Weighted Average Life to Maturity of such Indebtedness shall be longer than the remaining Weighted Average Life to Maturity of each Class of the Loans outstanding as of the date of incurrence thereof, (iii) such Indebtedness shall not be an obligation (including pursuant to a Guarantee) of any Person other than the Borrower and the Guarantors, (iv) 100% of the Net Cash Proceeds of such Indebtedness shall be applied, on the date of the incurrence thereof to repay or prepay all or any portion of the outstanding Loans, (v) such Indebtedness shall not be secured by any Lien on any property or assets of Holdings or any Subsidiary, provided that any such Indebtedness 100% of the Net Cash Proceeds of which are applied in accordance with clause (iv) above may be secured on a second priority basis by such property and assets of Holdings and the Subsidiaries as secure the Obligations, and (vi) both immediately prior and after giving effect thereto, no Default exists or would result therefrom and (b) any Permitted Refinancing in respect of the Indebtedness referred to in clause (a) above.
          “Permitted Refinancing Indebtedness Documentation” means any documentation governing any Permitted Refinancing Indebtedness.
          “Permitted Transfer Date” has the meaning specified in the PIK Credit Agreement attached as Exhibit A to Exhibit F (Amendment Agreement) to the Disclosure Statement, dated September 28, 2011, filed by Holdings with the Securities and Exchange Commission.
          “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
          “PIK Credit Agreement” means the Amended and Restated Credit Agreement, ~~dated as of [•], 2011,~~ among Travelport Holdings, ~~Credit Suisse AG~~Wells Fargo Bank, National Association, as administrative agent, each lender from time to time party thereto and the other agents and arrangers named therein, in substantially the form attached as Exhibit A to Exhibit F (Amendment Agreement) to the Disclosure Statement, dated September 28, 2011, filed by Holdings with the Securities and Exchange Commission, as such Amended and Restated Credit Agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.
          “PIK Guarantee” means any Guarantee by Holdings, the Borrower or any Restricted Subsidiary in respect of any obligations of Travelport Holdings under the PIK Credit Agreement.

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          “Replacement Loans” has the meaning specified in Section 10.01.
          “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.
          “Request” has the meaning specified in Section 6.18.
          “Required Lenders” means, as of any date of determination, Lenders having more than 50% of the Total Outstandings; provided that the portion of Total Outstandings held or deemed held by Holdings or any Affiliate thereof (other than an Investment Fund) shall be excluded for purposes of making a determination of Required Lenders.
          “Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
          “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of Holdings, the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to Holdings or the Borrower’s stockholders, partners or members (or the equivalent Persons thereof).
          “Restricted Subsidiary” means any Subsidiary of Holdings (including any Intermediate Holding Company) other than an Unrestricted Subsidiary and other than the Borrower.
          “Restructuring Transaction” means, collectively, (a) the amendment of the First Lien Credit Agreement, (b) the formation of Travelport Guarantor, (c) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party on the Closing Date, (d) the incurrence by the Borrower of the Loans made on the Closing Date, (e) the ~~contribution of the Tranche A Term Loans to Travelport Guarantor on the Closing Date as a capital contribution, (f) the~~ sale of the Loans to Holdings on the Closing Date in exchange for the Tranche A Intercompany Note~~, (g~~ and the Tranche B Intercompany Note, (f) a cash dividend in the amount of $89,500,000 from the Borrower to its direct or indirect parent companies, the proceeds of which shall be used by Holdings to make a $85,000,000 cash dividend to Travelport

45

Holdings on the Closing Date, (~~h~~g) the dividend of the Tranche B Term Loans by Holdings to Travelport Holdings on or after the Closing Date, (~~i) the guaranty by Travelport Guarantor of and pledge of the Tranche A Term Loans to secure Travelport Guarantor’s obligations under such guaranty and the escrow arrangements related thereto, (j~~h) the consummation of any other transactions incidental to any of the foregoing and as disclosed to the Administrative Agent and the Lenders prior to the Closing Date and (~~k~~i) the payment of fees and expenses in connection with any such other transaction or any of the foregoing.
          “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.
          “Same Day Funds” means immediately available funds.
          “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
          “Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the Supplemental Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.01(c).
          “Security Agreement” means, collectively, the Second Lien Security Agreement executed by the Loan Parties, substantially in the form of Exhibit F, together with each other security agreement supplement executed and delivered pursuant to Section 6.11.
          “Security Agreement Supplement” has the meaning specified in the Security Agreement.
          “Senior Notes” means, collectively, (a) $450,000,000 in aggregate principal amount of the Borrower’s 9⅞% senior dollar fixed rate notes due 2014, (b) $150,000,000 in aggregate principal amount of the Borrower’s dollar floating rate senior unsecured notes due 2014 and (c) €235,000,000 in aggregate principal amount of the Borrower’s euro floating rate senior unsecured notes due 2014.
          “Senior Notes Indenture” means the Indenture for the Senior Notes, dated as of August 23, 2006.
          “Senior Subordinated Notes” means, collectively, (a) $300,000,000 in aggregate principal amount of the Borrower’s 11⅞% senior subordinated notes due 2016 and

46

          “Total Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.
          “Total Outstandings” means, with respect to the Tranche A Term Loans and Tranche B Term Loans, on any date, the principal amount outstanding thereof after giving effect to any borrowings and prepayments or repayments of the Tranche A Term Loans and Tranche B Term Loans, as the case may be, occurring on such date.
          “Tranche A Intercompany Note” means that certain subordinated promissory note, dated as of the Closing Date made by Holdings to the Borrower in an amount equal to the initial aggregate principal amount of the Tranche A Term Loans made on the Closing Date, which shall be substantially in the form of Exhibit I.
          “Tranche B Intercompany Note” means that certain subordinated promissory note, dated as of the Closing Date made by Holdings to the Borrower in an amount equal to the initial aggregate principal amount of the Tranche B Term Loans made on the Closing Date, which shall be substantially in the form of Exhibit J.
          “Tranche A Term Lender” means, at any time, any Lender that has a Tranche A Term Loan at such time.
          “Tranche B Term Lender” means, at any time, any Lender that has a Tranche B Term Loan at such time.
          “Tranche A Term Loan” has the meaning specified in Section 2.01(a).
          “Tranche B Term Loan” has the meaning specified in Section 2.01(b).
          “Travelport Holdings” means Travelport Holdings Limited, a Bermuda company.
          “Travelport Guarantor” means Travelport Guarantor LLC, a Delaware limited liability company, which is a direct wholly owned Subsidiary of Holdings.
          “Type” means, with respect to a Loan denominated in Dollars, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

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          “Unaudited Financial Statements” means the unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Holdings and its Subsidiaries for each subsequent fiscal quarter ended at least forty-five (45) days before the Closing Date, which financial statements shall be prepared in accordance with GAAP.
          “Uniform Commercial Code” or “UCC” means the Uniform Commercial Code, as the same may from time to time be in effect in the State of New York, or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.
          “United EBITDA” means (i) for each fiscal quarter ending on or prior to March 31, 2012, $60,000,000, (ii) for the fiscal quarter ending June 30, 2012, $45,000,000, (iii) for the fiscal quarter ending September 30, 2012, $30,000,000, (iv) for the fiscal quarter ending December 31, 2012, $15,000,000 and (v) for any subsequent fiscal quarter, $0.
          “United States” and “U.S.” mean the United States of America.
          “Unrestricted Subsidiary” means (a) each Subsidiary of Holdings listed on Schedule 1.01B and (b) any Subsidiary of Holdings designated by the board of directors of Holdings as an Unrestricted Subsidiary pursuant to Section 6.14 subsequent to the Closing Date, and any Subsidiary of such Subsidiary.
          “U.S. Lender” has the meaning specified in Section 10.15(b).
          “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness.
          “Wells Fargo” means Wells Fargo Bank, National Association and its successors.
          “wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (a) directors’ qualifying shares and (b) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

51

currency other than Dollars, such equivalent amount to be determined at the rate of exchange quoted by the Reuters World Currency Page for the applicable currency at 11:00 a.m. (London time) on such day (or, in the event such rate does not appear on any Reuters World Currency Page, by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, such rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two Business Days later). Notwithstanding the foregoing, for purposes of determining compliance with Sections 7.01, 7.02 and 7.03 with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred; provided that, for the avoidance of doubt, the foregoing provisions of this Section 1.08 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred at any time under such Sections.
          (b) For purposes of determining compliance under Sections 7.02, 7.05 and 7.06, any amount in a currency other than Dollars will be converted to Dollars based on the average Exchange Rate for such currency for the most recent twelve-month period immediately prior to the date of determination determined in a manner consistent with that used in calculating EBITDA for the applicable period.
ARTICLE II
THE LOANS
     SECTION 2.01. The Loans.
          (a) The Tranche A Term Borrowings. On the Closing Date, upon satisfaction of the applicable conditions set forth in Section 4.01, the Tranche A Lender shall extend credit to the Borrower by delivering the Tranche A Intercompany Note to the Borrower, which extension of credit (i) shall be denominated in Dollars, and (ii) shall be made in that aggregate principal amount set forth on Schedule 2.01(a) hereto (each such extension of credit, a “Tranche A Term Loan”). Tranche A Term Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.
          (b) The Tranche B Term Borrowings. On the Closing Date, upon satisfaction of the applicable conditions set forth in Section 4.01, the Tranche B

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Lender shall extend credit to the Borrower by delivering the Tranche B Intercompany Note to the Borrower, which extension of credit (i) shall be denominated in Dollars and (ii) shall be made in that aggregate principal amount set forth on Schedule 2.01(b) hereto (each such extension of credit, a “Tranche B Term Loan”). Tranche B Term Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.
     SECTION 2.02. Borrowings, Conversions and Continuations of Loans.
          (a) Each conversion of Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 12:00 p.m. (New York, New York time) (i) three (3) Business Days prior to the requested date of any continuation of Eurocurrency Rate Loans denominated in Dollars or any conversion of Base Rate Loans to Eurocurrency Rate Loans denominated in Dollars and (ii) one (1) Business Day before the requested date of any conversion to Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $2,500,000 or a whole multiple of $500,000 in excess thereof. Each conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a conversion of Tranche A Term Loans or Tranche B Term Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount and Class of Loans to be converted or continued and (iv) the Type of Loans to which existing Loans are to be converted. If with respect to Loans denominated in Dollars the Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans.
          (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable conversion or continuation of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.02(a).

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          (c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan unless the Borrower pays the amount due, if any, under Section 3.05 in connection therewith. During the existence of an Event of Default, the Administrative Agent or the Required Lenders may require that no Loans may be converted to or continued as Eurocurrency Rate Loans.
          (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. The determination of the Eurocurrency Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the ~~Credit Suisse~~Wells Fargo prime rate used in determining the Base Rate promptly following the announcement of such change.
          (e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than eight (8) Interest Periods in effect.
     SECTION 2.03. [Reserved].
     SECTION 2.04. [Reserved].
     SECTION 2.05. Prepayments.
          (a) Optional.
          (i) Subject to Section 8.04, and so long as all amounts outstanding under the First Lien Credit Agreement have been paid in full in Same Day Funds and there are no commitments or letters of credit outstanding under the First Lien Credit Agreement (unless fully cash collateralized), the Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans of any Class, in whole or in part, without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 12:00 p.m. (New York, New York time) (1) three (3) Business Days prior to any date of prepayment of Eurocurrency Rate Loans and (2) on the date of prepayment of Base Rate Loans; (B) any prepayment of Eurocurrency Rate Loans shall be in a principal amount of $2,500,000 or a whole multiple of $500,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify

56

          (d) Interest on each Loan shall be payable in Dollars.
          (e) Accrued interest on the Loans shall be capitalized as of and added to principal on each Interest Payment Date; provided that the Borrower shall, if the First Lien Leverage Ratio (as defined in the First Lien Credit Agreement as in effect on the date hereof) as of the end of the most recent Test Period is below 3.00:1, pay any such accrued interest in cash. The Borrower shall notify the Administrative Agent (and a Responsible Officer of the Borrower shall certify to the Administrative Agent that the First Lien Leverage Ratio as of the most recent Test Period is below 3:00:1) of such cash payment no later than two Business Days prior to making such payment.
          SECTION 2.09. Fees. The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).
          SECTION 2.10. Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by ~~Credit Suisse’s~~Wells Fargo’s “prime rate” shall be made on the basis of a year of three hundred and sixty-five/three hundred sixty-six (365/366) days and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
          SECTION 2.11. Evidence of Indebtedness.
          (a) The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the

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Party, each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:
(i)	executed counterparts of this Agreement, the Intercreditor Agreement and each Guaranty;

(ii)	a Note executed by the Borrower in favor of each Lender, upon the request of any Lender made through the Administrative Agent;

(iii)	each Collateral Document set forth on Schedule 1.01B, duly executed by each Loan Party thereto, together with, evidence that all other actions, recordings and filings that the Administrative Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

(iv)	a Perfection Certificate with respect to the Loan Parties dated as of the Closing Date,

(v)	in respect of each Loan Party, a certificate of such Loan Party attaching (i) a copy of its Organization Documents and, to the extent applicable, certified as of the Closing Date or a recent date prior thereto by the appropriate governmental authority; (ii) signature and incumbency certificates of the officers of such Loan Party executing the Loan Documents to which such Loan Party is a Party; (iii) resolutions of the board of directors, board of managers or similar governing body (and, if applicable, of the shareholders or members) of such Loan Party approving and authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date, certified as of the Closing Date by its secretary, an assistant secretary, director, counsel, attorney or other Responsible Officer as being in full force and effect without modification or amendment; (iv) if applicable in the jurisdiction of incorporation, organization or formation, as applicable, of such Loan Party, a good standing, status or similar certificate from the applicable governmental authority of such Loan Party’s jurisdiction of incorporation, organization or formation, each dated the Closing Date or a recent date prior thereto; and (v) other certificates of Responsible Officers of such Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date;

(vi)	a certificate signed by a Responsible Officer of the Borrower certifying that (x) since December 31, 2010 there has been no Material Adverse Effect and (y) as of the Closing Date, after giving effect to the Loans made on the Closing Date, no Default or Event of Default exists hereunder and no “Default” or “Event of Default” exists under and as defined in the First Lien Credit Agreement;

(vii)	a certificate attesting to the Solvency of the Loan Parties (taken as a whole) on the Closing Date after giving effect to the Restructuring Transaction, from the Chief Financial Officer of the Borrower;

(viii)	evidence that all insurance (including title insurance) required to be maintained pursuant to the Loan Documents has been obtained and is in effect and that, subject to the terms of the Intercreditor Agreement, the Collateral Agent has been named as loss payee and additional insured under each insurance policy with respect to such insurance as to which the Collateral Agent shall have requested to be so named; and

(ix)	copies of ~~a~~ recent Lien ~~and judgment~~ search results in each jurisdiction reasonably requested by the Collateral Agent with respect to the Loan Parties.
(b)	All fees and expenses required to be paid hereunder and invoiced before the Closing Date shall have been paid in full in cash.

(c)	The Borrower and the Administrative Agent shall each have executed a fee letter between the Borrower and the Administrative Agent and the Borrower shall have paid to the Administrative Agent any fees required to be paid on or prior to the Closing Date as provided therein.

(d)	The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the Closing Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates.

(e)	No Default shall exist or would result from the Loans made on the Closing Date.

          SECTION 6.08. Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
          SECTION 6.09. Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of Holdings or such Subsidiary, as the case may be.
          SECTION 6.10. Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at the Borrower’s expense; provided further that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with Holdings’ independent public accountants.
          SECTION 6.11. Covenant to Guarantee Obligations and Give Security. At the Borrower’s expense, take all action necessary or reasonably requested by the Administrative Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied at all times, including but in any such case subject to Section 6.17 and the terms of the Intercreditor Agreement.
          (a) upon the formation or acquisition of any new direct or indirect wholly owned Domestic Subsidiary (in each case, other than an Unrestricted Subsidiary or an Excluded Subsidiary) by any Loan Party or the designation in accordance with Section 6.14 of any existing direct or indirect wholly owned Domestic Subsidiary (other than an Excluded Subsidiary) as a Restricted Subsidiary:
          (i) within thirty (30) days after such formation, acquisition or designation or such longer period as the Administrative Agent may agree in its discretion:

               (A) cause each such Restricted Subsidiary that is or is required to be a Domestic Guarantor under the Collateral and Guarantee Requirement to furnish to the Administrative Agent a description of the real properties owned by such Restricted Subsidiary that have a book value in excess of $7,250,000 in detail reasonably satisfactory to the Administrative Agent;
               (B) cause (x) each such Restricted Subsidiary that is or is required to be a Domestic Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Administrative Agent or the Collateral Agent (as appropriate) Mortgages, Security Agreement Supplements, Intellectual Property Security Agreements and other security agreements and documents (including, with respect to Mortgages, the documents listed in Section 6.13(b)), as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Mortgages, Security Agreement, Intellectual Property Security Agreements and other Collateral Documents in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement and (y) each direct or indirect parent of each such Restricted Subsidiary that is or is required to be a Domestic Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Administrative Agent such Security Agreement Supplements and other security agreements as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Security Agreements in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement;
               (C) (x) cause each such Restricted Subsidiary that is required to become a Domestic Guarantor pursuant to the Collateral and Guarantee Requirement to deliver any and all certificates representing Equity Interests (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the intercompany Indebtedness held by such Restricted Subsidiary and required to be pledged pursuant to the Collateral Documents, indorsed in blank to the Collateral Agent and (y) cause each direct or indirect parent of such Restricted Subsidiary that is required to be a Domestic Guarantor pursuant to the Collateral and Guarantee Requirement to deliver any and all certificates representing the outstanding Equity Interests (to the extent certificated) of such Restricted Subsidiary that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the intercompany Indebtedness issued by such Restricted Subsidiary and required to be pledged in accordance with the Collateral Documents, indorsed in blank to the Collateral Agent; and
               (D) take, and cause such Restricted Subsidiary and each direct or indirect parent of such Restricted Subsidiary that is or is required to be a Domestic Guarantor pursuant to the Collateral and Guarantee Requirement to take, whatever action

(including the recording of Mortgages, the filing of Uniform Commercial Code financing statements and delivery of stock and membership interest certificates) may be necessary in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid Liens required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity;
          (ii) within thirty (30) days after the request therefor by the Administrative Agent, deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 6.11(a) as the Administrative Agent may reasonably request; and
          (iii) as promptly as practicable after the request therefor by the Administrative Agent, deliver to the Administrative Agent with respect to each parcel of real property that is owned by such Restricted Subsidiary that is or is required to be a Domestic Guarantor pursuant to the Collateral and Guarantee Requirement and has a book value in excess of $7,250,000 any existing title reports, surveys or environmental assessment reports.
          (b) (i) the Borrower shall obtain the security interests and Guarantees set forth on Schedule 1.01A on or prior to the dates corresponding to such security interests and Guarantees set forth on Schedule 1.01A; ~~and~~
          (ii) after the Closing Date, promptly after (x) the acquisition of any material personal property by the Borrower or any Domestic Guarantor or (y) the acquisition of any owned real property by the Borrower or any Domestic Guarantor with a book value in excess of $7,250,000, and if such personal property or owned real property shall not already be subject to a perfected Lien pursuant to the Collateral and Guarantee Requirement, the Borrower shall give notice thereof to the Administrative Agent and promptly thereafter shall cause such assets to be subjected to a Lien to the extent required by the Collateral and Guarantee Requirement and will take, or cause the Borrower or relevant Domestic Guarantor to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect or record such Lien, including, as applicable, the actions referred to in Section 6.13(b) with respect to real property.
          (c) with respect to each domestic deposit account and other domestic bank and securities accounts (other than Excluded Accounts (as defined in the Security Agreement)), maintained by the Borrower or any Domestic Guarantor with any depositary bank or securities intermediary, subject to the Intercreditor Agreement and upon receipt of a written notice from the First Priority Administrative Agent to the applicable depositary bank or securities intermediary, with a copy to the Borrower or any Domestic Guarantor, as applicable, that a Discharge of First Priority Claims (as defined in the Intercreditor Agreement) has occurred (such date, the “Discharge Date”), the Borrower and each applicable Domestic Guarantor, shall enter into a control agreement with such depositary bank or securities intermediary as soon as practicable but in no event later than one hundred and twenty (120) days of the Discharge Date (or such longer period as the Administrative Agent may agree in writing in its reasonable discretion).
          SECTION 6.12. Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, comply, and take all reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and, in each case to the extent required by Environmental Laws, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws.
          SECTION 6.13. Further Assurances and Post-Closing Conditions.
          (a) Promptly upon reasonable request by the Administrative Agent or the Required Lenders (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents.
          (b) In the case of any real property referred to in Section 6.11(b), provide the Administrative Agent with Mortgages with respect to such owned real property within thirty (30) days of the acquisition of, or, if requested by the Administrative Agent, entry into, or renewal of, a ground lease in respect of, such real property in each case together with:
          (i) evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem reasonably necessary or desirable in order to create a valid and subsisting perfected Lien on the property and/or

Subsidiaries as Restricted Subsidiaries, and Travelport Guarantor shall continue to be an Unrestricted Subsidiary until the Settlement Date (as defined in the PIK Credit Agreement~~)~~). The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by Holdings therein at the date of designation in an amount equal to the net book value of Holdings’ investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.
          SECTION 6.15. Flood Insurance. With respect to each Mortgaged Property, obtain flood insurance in such total amount as the Administrative Agent or ~~the Required Lenders~~, may from time to time reasonably require, if at any time the area in which any improvements are located on any Mortgaged Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time.
          SECTION 6.16. Orbitz Indebtedness. If Orbitz Topco, any of its Subsidiaries or any other Person whose primary assets or operations comprise a portion of the Orbitz Business and that is not then a Loan Party Guarantees or otherwise becomes liable for any Indebtedness of Holdings and its Subsidiaries (other than Orbitz Topco, any of its Subsidiaries or any other Person whose primary assets or operations comprise a portion of the Orbitz Business), such Person shall become subject to the Collateral and Guarantee Requirement hereunder as if such Person were a Restricted Subsidiary (it being understood that in such case such Person shall, other than for purposes of granting guarantees and collateral pursuant to the Collateral and Guarantee Requirement, not be considered a Restricted Subsidiary hereunder).
          SECTION 6.17. Post-Closing Matters.
          ~~(a) (a)~~ To the extent such items have not been delivered as of the Closing Date, within one hundred and twenty (120) days after the Closing Date, unless waived or extended by the Collateral Agent in its sole discretion, the Borrower and the applicable Domestic Guarantor shall deliver to the Collateral Agent: (i) counterparts of a second lien Mortgage with respect to (x) the owned real property of the Loan Parties located at 5350 South Valentia Way, Greenwood Village, Colorado and (y) the Mortgaged Properties duly executed and delivered by the record owner of such property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid second priority Lien on the property described therein, free and clear of all other Liens except as expressly permitted by Section 7.01, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably require, (iii) such existing surveys, existing abstracts, existing appraisals, legal opinions and other existing documents as the Administrative Agent may reasonably request with respect to any such Mortgaged Property, and (iv) evidence that all other actions, recordings and filings in connection with the Mortgage that the Administrative Agent may deem reasonably necessary shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent; provided that the applicable Loan Party shall not be required to deliver the foregoing items if such Mortgaged Property shall have been sold, transferred or otherwise disposed of pursuant to a Disposition permitted by Section 7.05 within 120 days after the Closing Date.
          ~~(b)~~ (a) ~~Within one hundred and twenty (120) days after the Closing Date, or such longer period that is reasonably acceptable to the Administrative Agent, the applicable Loan Party (other than a Foreign Guarantor) shall deliver to the Collateral Agent executed control agreements and ensure that the Collateral Agent has “control” (within the meaning of Section 9-104 of the New York Uniform Commercial Code) over each deposit account and securities account that the Collateral Agent is entitled to have “control” over pursuant to the Collateral and Guarantee Requirement.~~
          ~~(c)~~ (b) Within two hundred and seventy (270) days after the Closing Date, or such longer period that is reasonably acceptable to the Administrative Agent, Holdings shall use commercially reasonable efforts to ensure that the requirements set forth in clauses (i) and (j) of the Collateral and Guarantee Requirement are satisfied.
          SECTION 6.18. Bond Conversion Offer. No earlier than thirty (30) calendar days after the Closing Date and no later than sixty (60) calendar days after the Closing Date, Lenders holding more than 50% of the Total Outstandings with respect to the Tranche B Term Loans may deliver an irrevocable written request (the “Request”) to the Borrower to commence a Bond Conversion Offer. As soon as practicable (and in any event within ~~[~~twenty (20) calendar days~~]~~) after receipt of the Request (the “Notice Date”, the Borrower shall provide notice of the Bond Conversion Offer (specifying the Consummation Date) to each Tranche B Term Lender and the Loans held by each Tranche B Term Lender shall be converted to Conversion Bonds on the Consummation Date, unless such Tranche B Lender notifies the Borrower in writing (which notice shall be irrevocable) within three (3) Business Days of the Notice Date of its intent to not participate in the Bond Conversion Offer (the “Opt-out Notice”). No later than five (5) Business Days after the Notice Date (the “Consummation Date”), the Bond Conversion Offer shall be consummated and the Borrower shall (or shall be deemed to) (i) convert all Tranche B Loans that were not the subject of an Opt-out Notice and all Tranche A Loans into Conversion Bonds, (ii) cause the trustee under the Indenture to authenticate and deliver Conversion Bonds in global form with customary legends for private bonds with a principal amount equal to the principal amount of the Loans converted on the Consummation Date and (iii) execute and deliver the Indenture and any other documents and instruments contemplated thereby or hereby. The Borrower agrees that the Consummation Date shall occur no later than thirty (30) calendar days after delivery of the Request. It is understood and agreed that on and after the Consummation Date (x) any Loans that have not been converted pursuant to the Bond Conversion Offer shall no longer be secured by the Collateral Documents, and the Liens and security interests provided for

          (k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
          (l) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on the items in the course of collection, and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of setoff) and which are within the general parameters customary in the banking industry;
          (m) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02(i) or to be applied against the purchase price for such Investment, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;
          (n) Liens on property (i) of any Foreign Subsidiary that is not a Loan Party as of the Closing Date and (ii) that does not constitute Collateral, which Liens secure Indebtedness of the applicable Foreign Subsidiary permitted under Section 7.03;
          (o) Liens in favor of Holdings, the Borrower or a Restricted Subsidiary securing Indebtedness permitted under Section 7.03(d);
          (p) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.14), in each case after the Closing Date (other than Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary) and the replacement, extension or renewal of any Lien permitted by this clause (p) upon or in the same property previously subject thereto in connection with the replacement, extension or renewal (without increase in the amount or any change in any direct or contingent obligor) of the amount or value secured thereby; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted under Section 7.03(e), (g) or (k);
          (q) any interest or title of a lessor under leases entered into by Holdings, the Borrower or any of the Restricted Subsidiaries in the ordinary course of business;
          (r) ~~second-priority~~ Liens (pari passu with the Liens securing the Obligations) on all or a portion of the Collateral to secure Permitted Refinancing Indebtedness and First Lien Credit Agreement Permitted Refinancing Indebtedness;
          (s) Liens encumbering out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by Holdings, the Borrower or any of the Restricted Subsidiaries in the ordinary course of business permitted by this Agreement;
          (t) Liens deemed to exist in connection with Investments in repurchase agreements under Section 7.02 and reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
          (u) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of Holdings, the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Holdings, the Borrower and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of Holdings, the Borrower or any Restricted Subsidiary in the ordinary course of business;
          (v) Liens solely on any cash earnest money deposits made by Holdings, the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;
          (w) (i) Liens placed upon the Equity Interests of any Restricted Subsidiary acquired pursuant to a Permitted Acquisition to secure Indebtedness incurred pursuant to Section 7.03(g) in connection with such Permitted Acquisition and (ii) Liens placed upon the assets of such Restricted Subsidiary and any of its Subsidiaries to secure a Guarantee by such Restricted Subsidiary and its Subsidiaries of any such Indebtedness incurred pursuant to Section 7.03(g);

          (c) Investments (i) by Holdings, the Borrower or any Restricted Subsidiary in any Loan Party (excluding any new Restricted Subsidiary which becomes a Loan Party and excluding any Foreign Subsidiary), (ii) by any Restricted Subsidiary that is not a Loan Party in any other such Restricted Subsidiary that is also not a Loan Party and (iii) by the Borrower or any Restricted Subsidiary (A) in any Restricted Subsidiary that is not a Loan Party; provided that the aggregate amount of such Investments in Persons that are not Loan Parties (together with, but without duplication of, (a) the aggregate consideration paid in respect of Permitted Acquisitions of Persons that do not become Loan Parties pursuant to Section 7.02(i)(B), (b) the aggregate consideration paid on or prior to the Closing Date in respect of Permitted Acquisitions of Persons that did not become Loan Parties pursuant to Section 7.02(i)(B) of the First Lien Credit Agreement, and (c) any amounts invested in Foreign Subsidiaries that are not Loan Parties on or prior to the Closing Date pursuant to Section 7.02(c)(iii)(A) of the First Lien Credit Agreement , but ~~with~~in each case after giving effect to any Investment permitted by Section 7.02(q)(including any amounts invested on or prior to the Closing Date pursuant to Section 7.02(q) of the First Lien Credit Agreement)) shall not exceed $471,250,000 (net of any return representing a return of capital in respect of any such Investment) or (B) in any Foreign Subsidiary that is a Loan Party, consisting of the contribution of Equity Interests of any other Foreign Subsidiary held directly by the Borrower or such Restricted Subsidiary in exchange for Indebtedness, Equity Interests or a combination thereof of the Foreign Subsidiary to which such contribution is made, (C) in any Foreign Subsidiary, constituting an exchange of Equity Interests of such Foreign Subsidiary for Indebtedness of such Foreign Subsidiary or (D) constituting Guarantees of Indebtedness or other monetary obligations of Foreign Subsidiaries owing to any Loan Party, to the extent such Guarantees are permitted under Section 7.03 and (iv) by any Foreign Subsidiary that is a Loan Party in any other Foreign Subsidiary that is a Loan Party (other than any new Restricted Subsidiary that becomes a Loan Party);
          (d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;
          (e) Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions and Restricted Payments permitted under Sections 7.01, 7.03, 7.04, 7.05 and 7.06, respectively;
          (f) Investments (i) existing or contemplated on the Closing Date and set forth on Schedule 7.02(f) and any modification, replacement, renewal, reinvestment or extension thereof and (ii) existing on the Closing Date by Holdings, the Borrower or any Restricted Subsidiary in the Borrower or any other Restricted Subsidiary and any modification, renewal or extension thereof; provided that the amount of any Investment permitted pursuant to this Section 7.02(f) is not materially increased from the amount of such Investment on the Closing Date via the transfer of assets from any of Holdings or any Subsidiary thereof to such Investment;
          (g) Investments in Swap Contracts permitted under Section 7.03;
          (h) promissory notes and other noncash consideration received in connection with Dispositions permitted by Section 7.05;
          (i) the purchase or other acquisition of property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person, or Equity Interests in a Person that, upon the consummation thereof, will be a wholly owned Subsidiary of Holdings (including as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this Section 7.02(i) (each, a “Permitted Acquisition”):
               (A) subject to clause (B) below, a majority of all property, assets and businesses acquired in such purchase or other acquisition shall constitute Collateral and each applicable Loan Party and any such newly created or acquired Subsidiary (and, to the extent required under the Collateral and Guarantee Requirement, the Subsidiaries of such created or acquired Subsidiary) shall be Guarantors and shall have complied with the requirements of Section 6.11, within the times specified therein (for the avoidance of doubt, this clause (A) shall not override any provisions of the Collateral and Guarantee Requirement);
               (B) the aggregate amount of consideration paid in respect of acquisitions of Persons that do not become Loan Parties (together with, but without duplication of, (a) the aggregate amount of all Investments in Foreign Subsidiaries that are not Loan Parties pursuant to Section 7.02(c)(iii)(A), (b) the aggregate amount of Investments in Foreign Subsidiaries that are not Loan Parties made on or prior to the Closing Date pursuant to Section 7.02(c)(iii)(A) of the First Lien Credit Agreement, and (c) any amounts paid on or prior to the Closing Date pursuant to Section 7.02(i)(B) of the First Lien Credit Agreement, but ~~with~~in each case after giving effect to any Investments permitted under Section 7.02(q) (including any amounts invested on or prior to the Closing Date pursuant to Section 7.02(q) of the First Lien Credit Agreement)) shall not exceed $471,250,000 (net of any return representing a return of capital in respect of any such Investment) ~~less any amounts previously paid pursuant to Section 7.02(i)(B) of the First Lien Credit Agreement as of the date hereof~~;
               (C) the acquired property, assets, business or Person is in the same line of business as Holdings and the Subsidiaries, taken as a whole;

               (D) the board of directors (or similar governing body) of the Person to be so purchased or acquired shall not have indicated publicly its opposition to the consummation of such purchase or acquisition (which opposition has not been publicly withdrawn);
               (E) immediately before and immediately after giving Pro Forma Effect to any such purchase or other acquisition, no Default shall have occurred and be continuing; and
               (F) the Borrower shall have delivered to the Administrative Agent, on behalf of the Lenders, no later than five (5) Business Days after the date on which any such purchase or other acquisition is consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this clause (i) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition;
          (j) the First Lien Original Closing Date Transaction ~~and~~, the Restructuring Transaction and the Investment Transaction;
          (k) Investments in the ordinary course of business consisting of Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices;
          (l) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;
          (m) loans and advances to Holdings (or any direct or indirect parent thereof) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to Holdings (or such parent) in accordance with Section 7.06(h), (i) or (j);
          (n) so long as immediately after giving effect to any such Investment, no Default has occurred and is continuing, other Investments that do not exceed $26,000,000 in the aggregate, net of any return representing return of capital in respect of any such investment and valued at the time of the making thereof; provided that, such amount shall be increased by the Net Cash Proceeds of Permitted Equity

Issuances (other than Permitted Equity Issuances made pursuant to Section 8.05 of the First Lien Credit Agreement) that are Not Otherwise Applied;
          (o) advances of payroll payments to employees in the ordinary course of business;
          (p) Investments to the extent that payment for such Investments is made solely with Qualified Equity Interests of Holdings (or the Borrower or an Intermediate Holding Company after a Qualifying IPO of Holdings, the Borrower or such Intermediate Holding Company);
          (q) Investments held by a Restricted Subsidiary (acquired after the Closing Date or of a corporation merged into the Borrower or merged or consolidated with a Restricted Subsidiary in accordance with Section 7.04 after the Closing Date), to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;
          (r) Guarantees by Holdings, the Borrower or any Restricted Subsidiary of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;
          (s) [reserved]; and
          (t) any Investments in Orbitz TopCo, so long as the amount actually invested in Orbitz TopCo by Holdings or a Restricted Subsidiary does not increase upon and following the Orbitz IPO (it being understood that increases in the value of Orbitz TopCo upon and following the Orbitz IPO that do not result from Investments by Holdings or a Restricted Subsidiary in Orbitz TopCo shall be permitted by this clause (t));
~~provided that no Investment in an Unrestricted Subsidiary (including Travelport Guarantor) that would otherwise be permitted to be made under this Section 7.02 shall be permitted to be made hereunder after the Closing Date (other than as part of the Restructuring Transaction).~~
provided that (x) the only Investment in Travelport Guarantor that shall be permitted to be made under this Section 7.02 shall be pursuant to the Investment Transaction and (y) no Investment in an Unrestricted Subsidiary that would otherwise be permitted under this Section 7.02 shall be permitted hereunder to the extent that any portion of such Investment is used to make any prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings.
                    SECTION 7.03. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
          (a) Indebtedness of Holdings, the Borrower and any of its Subsidiaries under the Loan Documents;
          (b) Indebtedness (i) outstanding on the First Lien Original Closing Date and listed on Schedule 7.03(b) and, other than in respect of any letter of credit or any surety bond listed thereon or any drawing upon any such letter of credit or surety bond, any Permitted Refinancing thereof; and (ii) intercompany Indebtedness outstanding on the First Lien Original Closing Date;
          (c) Guarantees by Holdings, the Borrower or any Restricted Subsidiary in respect of Indebtedness of Holdings, the Borrower or any Restricted Subsidiary otherwise permitted hereunder (except that a Restricted Subsidiary that is not a Loan Party may not, by virtue of this Section 7.03(c), Guarantee Indebtedness that such Restricted Subsidiary could not otherwise incur under this Section 7.03); provided that (A) no Guarantee by any Restricted Subsidiary of any Indebtedness, the First Lien Credit Agreement, any High Yield Note, Junior Financing, Permitted Refinancing Indebtedness or First Lien Credit Agreement Permitted Refinancing Indebtedness shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the Obligations substantially on the terms set forth in the Guaranty and (B) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;
          (d) Indebtedness of Holdings, the Borrower or any Restricted Subsidiary owing to Holdings, the Borrower or any other Restricted Subsidiary to the extent constituting an Investment permitted by Section 7.02; provided that, all such Indebtedness of any Loan Party owed to any Person that is not a Loan Party shall be subject to the subordination terms set forth in Section 5.03 of the Security Agreement;
          (e) (i) Attributable Indebtedness and other Indebtedness (including Capitalized Leases) financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets, other than software; provided that such Indebtedness is incurred concurrently with or within two hundred and seventy (270) days after the applicable acquisition, construction, repair, replacement or

          (o) entry into the Permitted Disposition Agreement and consummation of the Permitted Disposition; provided that (i) the Permitted Disposition shall not be consummated unless at least $655,000,000 of Net Cash Proceeds will be received by the Borrower and/or its Subsidiaries (other than an Unrestricted Subsidiary) upon consummation thereof, (ii) such Net Cash Proceeds shall have been applied to prepay First Lien Loans pursuant to Section 2.05(b)(ii) of the First Lien Credit Agreement; (iii) notwithstanding any provision to the contrary contained in the Loan Documents, the Permitted Disposition shall only be made pursuant to and in accordance with this Section 7.05(o) and not pursuant to any other provision of this Agreement, and (iv) the Borrower shall give prompt written notice to the Administrative Agent of the earlier to occur of (A) the termination or expiration of the Permitted Disposition Agreement and (B) the consummation of the Permitted Disposition;
          (p) any Disposition consisting of a substantially concurrent cancellation of the Tranche A Intercompany Note and Tranche A Term Loans in the event that the Permitted Transfer Date fails to occur on or prior to September 30, 2012; and
          (q) the Disposition of the Tranche A Term Loans to Travelport Guarantor pursuant to the Investment Transaction;
provided that any Disposition of any property pursuant to this Section 7.05 (except pursuant to Sections 7.05(e~~) and~~ ), (m) and (q) and except for Dispositions from a Loan Party to another Loan Party), shall be for no less than the fair market value of such property at the time of such Disposition. To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than Holdings, the Borrower or any Restricted Subsidiary, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and, if requested by the Administrative Agent, upon the certification by the Borrower that such Disposition is permitted by this Agreement, the Administrative Agent or the Collateral Agent, as applicable, shall be authorized to take any actions deemed appropriate in order to effect the foregoing.
                    SECTION 7.06. Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except:
     (a) the Borrower and each Restricted Subsidiary may make Restricted Payments to Holdings, the Borrower and to other Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to Holdings, the Borrower and any other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

          (b) Holdings, the Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Section 7.03) of such Person;
          (c) [Reserved];
          (d) Restricted Payments made on August 23, 2006 to consummate the Original Closing Date Transactions (as defined in the First Lien Credit Agreement as in effect on the date hereof);
          (e) to the extent constituting Restricted Payments, Holdings, the Borrower and the Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 7.04 or 7.08 other than Section 7.08(f);
          (f) repurchases of Equity Interests in Holdings, the Borrower or any Restricted Subsidiary deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;
          (g) Holdings (or the Borrower or any Intermediate Holding Company after a Qualifying IPO of Holdings, the Borrower or such Intermediate Holding Company, as the case may be) may pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of Holdings (or of any such parent of Holdings or of the Borrower or any Intermediate Holding Company after a Qualifying IPO of Holdings, the Borrower or such Intermediate Holding Company, as the case may be) by any future, present or former employee or director of Holdings (or any direct or indirect parent of Holdings) or any of its Subsidiaries pursuant to any employee or director equity plan, employee or director stock option plan or any other employee or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee or director of Holdings or any of its Subsidiaries; provided that the aggregate amount of Restricted Payments made pursuant to this clause (g) shall not exceed $37,700,000, in any calendar year (which shall increase to $47,125,000 subsequent to the consummation of a Qualifying IPO of Holdings, the Borrower or such Intermediate Holding Company, as the case may be) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $47,125,000 in any calendar year (which shall increase to $94,250,000, subsequent to the consummation of a Qualifying IPO of Holdings, the Borrower or such

Intermediate Holding Company, as the case may be)); provided further that such amount in any calendar year may be increased by an amount not to exceed:
          (i) the Net Cash Proceeds from the sale of Equity Interests (other than Disqualified Equity Interests) of Holdings and, to the extent contributed to Holdings, Equity Interests of any of Holdings’ direct or indirect parent companies, in each case to members of management, directors or consultants of Holdings, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Closing Date, to the extent the Net Cash Proceeds from the sale of such Equity Interests have been Not Otherwise Applied to the payment of Restricted Payments by virtue of Section 7.06(i); plus
          (ii) the Net Cash Proceeds of key man life insurance policies received by Holdings or its Restricted Subsidiaries; less
          (iii) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (i) and (ii) of this Section 7.06(g);
provided further that any cancellation of Indebtedness owing to Holdings from members of management of Holdings, any of Holdings’ direct or indirect parent companies or any of Holdings’ Restricted Subsidiaries in connection with a repurchase of Equity Interests of Holdings or any of its direct or indirect parent companies will be deemed not to constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement;
               (h) the Borrower and its Restricted Subsidiaries may make Restricted Payments to Holdings:
          (i) the proceeds of which will be used to pay (or to make Restricted Payments to allow any direct or indirect parent of Holdings to pay) the tax liability to each relevant jurisdiction in respect of consolidated, combined, unitary or affiliated returns for the relevant jurisdiction of Holdings (or such parent) attributable to Holdings, the Borrower or its Subsidiaries determined as if the Borrower and its Subsidiaries filed separately;
          (ii) the proceeds of which shall be used by Holdings to pay (or to make Restricted Payments to allow any direct or indirect parent of Holdings to pay) its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, in an aggregate amount not to exceed $5,655,000 in any fiscal year plus any reasonable and customary indemnification claims made by directors or officers of Holdings (or any parent thereof) attributable to the ownership or operations of the Borrower and its Subsidiaries;
          (iii) the proceeds of which shall be used by Holdings to pay franchise taxes and other fees, taxes and expenses required to maintain its (or any of its direct or indirect parents’) corporate existence;
          (iv) the proceeds of which shall be used by Holdings to make Restricted Payments permitted by Section 7.06(g);
          (v) to finance any Investment permitted to be made pursuant to Section 7.02; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) Holdings shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or its Restricted Subsidiaries or (2) the merger (to the extent permitted in Section 7.04) of the Person formed or acquired into the Borrower or its Restricted Subsidiaries in order to consummate such Permitted Acquisition, in each case, in accordance with the requirements of Section 6.11; and
          (vi) the proceeds of which shall be used by Holdings to pay (or to make Restricted Payments to allow any direct or indirect parent thereof to pay) customary fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering permitted by this Agreement;
          (i) in addition to the foregoing Restricted Payments and so long as no Default shall have occurred and be continuing or would result therefrom, the Borrower may make additional Restricted Payments to Holdings the proceeds of which may be utilized by Holdings to make additional Restricted Payments, in an aggregate amount, together with the aggregate amount of (A) prepayments, redemptions, purchases, defeasance and other payments in respect of Junior Financings made pursuant to Section 7.11(a)(ii)(D) and (B) loans and advances to Holdings made pursuant to Section 7.02(m) in lieu of Restricted Payments permitted by this clause (i), not to exceed the aggregate amount of Net Cash Proceeds of Permitted Equity Issuances (other than Permitted Equity Issuances made pursuant to Section 8.05 of the First Lien Credit Agreement) that are Not Otherwise Applied;
          (j) ~~Holdings or the Borrower may make Restricted Payments with the proceeds of the issuance of Indebtedness of Holdings~~[Reserved]; and

          (k) Restricted Payments made on or after the Closing Date to consummate the Restructuring Transaction in an aggregate amount not to exceed $297,000,000.
          SECTION 7.07. Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and the Restricted Subsidiaries on the Closing Date or any business reasonably related or ancillary thereto.
          SECTION 7.08. Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of Holdings whether or not in the ordinary course of business, other than (a) transactions among Loan Parties or any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction, (b) on terms substantially as favorable to Holdings, the Borrower or such Restricted Subsidiary as would be obtainable by Holdings, the Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (c) the payment of fees and expenses related to the First Lien Original Closing Date Transaction, the Investment Transaction or the Restructuring Transaction, (d) the issuance of Equity Interests to the management of Holdings or any of its Subsidiaries in connection with the First Lien Original Closing Date Transaction, (e) the payment of management and monitoring fees to the Sponsor in an aggregate amount in any fiscal year not to exceed the amount permitted to be paid pursuant to the Sponsor Management Agreement as in effect on the First Lien Original Closing Date and any Sponsor Termination Fees not to exceed the amount set forth in the Sponsor Management Agreement as in effect on the First Lien Original Closing Date and related indemnities and reasonable expenses, (f) equity issuances, repurchases, retirements or other acquisitions or retirements of Equity Interests by Holdings permitted under Section 7.06, (g) loans and other transactions by Holdings, the Borrower and the Restricted Subsidiaries to the extent permitted under this Article VII, (h) employment and severance arrangements between Holdings, the Borrower and the Restricted Subsidiaries and their respective officers and employees in the ordinary course of business, (i) payments by Holdings (and any direct or indirect parent thereof), the Borrower and the Restricted Subsidiaries pursuant to the tax sharing agreements among Holdings (and any such parent thereof), the Borrower and the Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries, (j) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, officers and employees of Holdings, the Borrower and the Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of Holdings, the Borrower and the Restricted Subsidiaries, (k) transactions pursuant to permitted agreements in existence on the Closing Date and set forth on Schedule 7.08 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect, (l) dividends, redemptions and repurchases permitted under Section 7.06, (m) customary payments by Holdings, the Borrower and any Restricted Subsidiaries to the Sponsor made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by the majority of the members of the board of directors or a majority of the disinterested members of the board of directors of Holdings in good faith, and (n) the consummation of the Investment Transaction and the Restructuring Transaction.

          SECTION 7.11. Prepayments, Etc. of Indebtedness
          (a) (i) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner or make any payment of interest in respect of, the Senior Subordinated Notes, any subordinated Indebtedness incurred under Section 7.03(h) or any other Indebtedness that is required to be subordinated to the Obligations pursuant to the terms of the Loan Documents (collectively, “Junior Financing”) or (ii) make any payment in violation of any subordination terms of any Junior Financing Documentation, except (A) the refinancing thereof with the Net Cash Proceeds of any Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing and, if applicable, is permitted pursuant to Section 7.03(h)), to the extent not required to prepay any Indebtedness pursuant to Section 2.05(b), or of any Indebtedness of Holdings, (B) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of Holdings or any of its direct or indirect parents, (C) the prepayment of Indebtedness of the Borrower or any Restricted Subsidiary to the Borrower or any Restricted Subsidiary to the extent expressly permitted by the Collateral Documents, (D) the payment of regularly scheduled interest in respect of Junior Financings, and (E) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount, together with the aggregate amount of (1) Restricted Payments made pursuant to Section 7.06(i) and (2) loans and advances to Holdings made pursuant to Section 7.02(m), not to exceed the amount of Net Cash Proceeds of Permitted Equity Issuances (other than Permitted Equity Issuances made pursuant to Section 8.05 of the First Lien Credit Agreement that are Not Otherwise Applied).
          (b) Amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of any Junior Financing Documentation without the consent of the Administrative Agent.
          SECTION 7.12. Equity Interests of the Borrower and Restricted Subsidiaries. Permit any Domestic Subsidiary that is a Restricted Subsidiary to become a non-wholly owned Subsidiary, except to the extent such Restricted Subsidiary continues to be a Guarantor or in connection with a sale of all of such Restricted Subsidiary or the designation of an Unrestricted Subsidiary pursuant to Section 6.14.
          SECTION 7.13. Holding Company; Foreign Subsidiaries. In the case of Holdings, Intermediate Parent and TDS Intermediate Parent, conduct, transact or otherwise engage in any business or operations other than those incidental to (i) its ownership of the Equity Interests of the Borrower and the Foreign Holdco or other Foreign Subsidiaries, (ii) the maintenance of its legal existence, (iii) the performance of the Loan Documents, the Purchase Agreement and the other agreements contemplated by the Purchase Agreement, (iv) the performance of the First Lien Debt Documents to which it is a party, (v) any public offering of its common stock or any other issuance of its Equity Interests not prohibited by this Article VII

          (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, or (iii) a termination, withdrawal or noncompliance with applicable law or plan terms or termination, withdrawal or other event similar to an ERISA Event occurs with respect to a Foreign Plan that could reasonably be expected to result in a Material Adverse Effect; or
          (j) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05) or as a result of acts or omissions by the Administrative Agent or any Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations), or purports in writing to revoke or rescind any Loan Document; or
          (k) Change of Control. There occurs any Change of Control; or
          (l) Collateral Documents. (i) Any Collateral Document after delivery thereof pursuant to the terms of this Agreement shall for any reason (other than pursuant to the terms thereof, including as a result of a transaction permitted under Section 7.04 or 7.05) cease to create a valid and perfected lien, with the priority required by the Collateral Documents (or other security purported to be created on the applicable Collateral), on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 7.01, except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent or the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements and except as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied or failed to acknowledge coverage, (ii) any of the Equity Interests of the Borrower ceasing to be pledged pursuant to the Security Agreement free of Liens other than Liens created by the Security Agreement, Liens created by the First Lien Collateral Documents, Liens created by the collateral documents governing any Permitted Refinancing Indebtedness, or any nonconsensual Liens arising solely by operation of Law or (iii)

appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.
          SECTION 9.07. Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent or the Collateral Agent, as applicable, upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent or the Collateral Agent, as applicable, in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent or the Collateral Agent is not reimbursed for such expenses by or on behalf of the Borrower, provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto. The undertaking in this Section 9.07 shall survive termination of the payment of all other Obligations and the resignation of the Administrative Agent or the Collateral Agent.
          SECTION 9.08. Agents in their Individual Capacities. ~~Credit Suisse, [______]~~Wells Fargo and ~~their respective~~its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though ~~Credit Suisse or [______] were~~Wells Fargo was not the Administrative Agent or Collateral Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, ~~Credit Suisse, [______] or their respective~~ Wells Fargo or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent or the Collateral Agent shall be under no obligation to provide such information to them. With respect to its Loans, if any, ~~Credit Suisse and [______]~~Wells Fargo shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or Collateral Agent, as applicable, and the terms “Lender” and “Lenders” include ~~Credit Suisse or [______]~~Wells Fargo in their respective individual capacities.
          SECTION 9.09. Successor Agents. The Administrative Agent or the Collateral Agent may resign as the Administrative Agent or the Collateral Agent, as applicable, upon thirty (30) days’ notice to the Lenders and the Borrower. If the Administrative Agent or the Collateral Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default under Section 8.01(f) or (g) (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent or the Collateral Agent, the Administrative Agent or the Collateral Agent, as applicable, may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent or the Collateral Agent and the term “Administrative Agent” or “Collateral Agent”, as applicable, shall mean such successor administrative agent, collateral agent and/or supplemental agent, as the case may be, and the retiring Administrative Agent’s or Collateral Agent’s appointment, powers and duties as the Administrative Agent or Collateral Agent shall be terminated. After the retiring Administrative Agent’s or Collateral Agent’s resignation hereunder as the Administrative Agent or the Collateral Agent, as applicable, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or Collateral Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent or Collateral Agent by the date which is thirty (30) days following the retiring Administrative Agent’s or Collateral Agent’s notice of resignation, the retiring Administrative Agent’s or Collateral Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent or the Collateral Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Administrative Agent or the Collateral Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to (a) continue the perfection of the Liens granted or purported to be

          SECTION 9.11. Collateral and Guaranty Matters. The Lenders irrevocably agree that:
          (a) any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document shall be automatically released (i) upon payment in full of all Obligations (other than contingent indemnification obligations not yet accrued and payable), (ii) at the time the property subject to such Lien is transferred or to be transferred as part of or in connection with any transfer permitted hereunder or under any other Loan Document to any Person other than Holdings, the Borrower or any of its Domestic Subsidiaries that are Restricted Subsidiaries, (iii) if such Lien was required solely as a result of the application of clause (~~k~~i) or (j) of the definition of Collateral and Guarantee Requirement and such Lien is no longer required to be provided pursuant to clause (k~~)~~) of the definition of Collateral and Guarantee Requirement, (iv) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, or (v) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below;
          (b) to release or subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i); and
          (c) any Guarantor shall be automatically released from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction or designation permitted hereunder or if such Guarantor was required to provide a Guaranty solely as a result of the application of clause (~~k~~i) or (j) of the definition of Collateral and Guarantee Requirement and is no longer required to provide a Guaranty pursuant to ~~such~~ clause (k) of the definition of Collateral and Guarantee Requirement; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of the First Lien Credit Agreement, High Yield Notes or any Junior Financing.
          Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s or the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Administrative Agent or the Collateral Agent will (and each Lender irrevocably authorizes the Administrative Agent or the Collateral Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to any amendment that by its terms adversely affects the rights of such Class in ~~respect of payments hereunder in~~ a manner different than such amendment affects other Classes.
          Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.
          In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Loans (as defined below) to permit the refinancing of all outstanding Loans of any Class (“Refinanced Loans”) with a replacement term loan tranche (“Replacement Loans”) hereunder and the Administrative Agent may effect such amendments to the Intercreditor Agreement (or enter into a replacement thereof, which such replacement shall continue to apply to the Liens securing the obligations under the First Lien Debt Documents then outstanding) and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect such Replacement Loans; provided that (a) the aggregate principal amount of such Replacement Loans shall not exceed the aggregate principal amount of such Refinanced Loans, (b) the Applicable Rate for such Replacement Loans (or similar interest rate spread applicable to such Replacement Loans) shall not be higher than the Applicable Rate for such Refinanced Loans (or similar interest rate spread applicable to such Refinanced Loans) immediately prior to such refinancing, (c) the Weighted Average Life to Maturity of such Replacement Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Loans at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the applicable Loans) and (d) all other terms applicable to such Replacement Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Loans than, those applicable to such Refinanced Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Loans in effect immediately prior to such refinancing.
          Notwithstanding the foregoing, no consent of the Borrower or any Loan Party shall be required for amendments or waivers to the Intercreditor Agreement except to the extent expressly set forth in the Intercreditor Agreement.
          Notwithstanding anything to the contrary contained in Section 10.01, guarantees, collateral security documents and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative

Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.
          SECTION 10.02. Notices and Other Communications; Facsimile Copies.
          (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
          (i) if to the Borrower or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and
          (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified ~~in its~~to the Administrative ~~Questionnaire~~Agent on the Closing Date or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower and the Administrative Agent.
All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(c)), when delivered; provided that notices and other communications to the Administrative Agent pursuant to Article 2 shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.
          The Borrower hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to the Borrower, that it will, or will cause its Subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents or to the Lenders under Article VI, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (a) is or

WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH PERSON’S GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT.
          The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its provided e-mail address ~~set forth above~~ shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.
          Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
          (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Agents and the Lenders.
          (c) Reliance by Agents and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i)

such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct. All telephonic notices to the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
          SECTION 10.03. No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
          SECTION 10.04. Attorney Costs, Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs of local and foreign counsel, and (b) to pay or reimburse the Administrative Agent and each Lender for all out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs of counsel to the Administrative Agent). The foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees and taxes related thereto, and other (reasonable, in the case of Section 10.04(a)) out-of-pocket expenses incurred by any Agent. The agreements in this Section 10.04 shall survive the repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within ten (10) Business Days of receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any other Loan Document, such amount may, but is not required to, be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion.
          SECTION 10.05. Indemnification by the Borrower. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents, trustees, investment advisors and attorneys-in-fact (collectively, the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Loan , (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from the gross negligence or willful misconduct of such Indemnitee or of any affiliate, director, officer, employee, counsel, agent or attorney-in-fact of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 10.05 shall be paid within ten (10) Business Days after demand therefor; provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification or contribution rights with respect to such payment pursuant to the express terms of this Section 10.05; provided, further, that the Administrative Agent is authorized to deduct and retain sufficient amounts from any payment received from the Borrower to reimburse the Administrative Agent for any such costs and expenses and any amounts owing to the Administrative Agent in accordance with Section 2.09 prior to the distribution of any amounts to Lenders.
. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the repayment, satisfaction or discharge of all the other Obligations.
          SECTION 10.06. Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender

               (B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Loan to another Lender, an Affiliate of a Lender or an Approved Fund.
          (ii) Assignments shall be subject to the following additional conditions:
               (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Loans of any Class, the amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consents, provided that (1) no such consent of the Borrower shall be required (x) during the primary syndication of the Loans to the Persons identified to the Borrower by the Administrative Agent prior to the Closing Date or (y) if an Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any; provided, further, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;
               (B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that only one such fee shall be payable in the event of simultaneous assignments from any Lender or its Approved Funds to one or more other Approved Funds of such Lender; and
               (C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent ~~an~~ any applicable tax form and any other information reasonably requested by the Administrative ~~Questionnaire~~Agent.
          (iii) Notwithstanding anything herein to the contrary, (x) (A) Holdings may assign the Tranche A Term Loans to Travelport Guarantor in order to consummate the ~~Restructuring~~Investment Transaction, (B) Travelport Guarantor may assign the Tranche A Term Loans pursuant to the terms of the Escrow Agreement and (C) Holdings may assign the Tranche B Term Loans to Travelport Holdings in order to consummate the Exchange (as defined in the PIK Credit Agreement), in each case, without the consent of any Person party hereto and (y) prior to the Settlement Date (as defined in the PIK Credit Agreement) Travelport Guarantor shall not assign the Tranche A Term Loans other than in accordance with the Escrow Agreement.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

TRAVELPORT LLC, as the Borrower

By:
Name:
Title:

TRAVELPORT LIMITED, as Holdings

By:
Name:
Title:

WALTONVILLE LIMITED, as Intermediate Parent

By:
Name:
Title:

TDS INVESTOR (LUXEMBOURG) S.A.R.L., as TDS Intermediate Parent

By:
Name:
Title:
~~CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH~~WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:
~~[______], as Collateral Agent~~

~~By:~~
~~Name:~~
~~Title:~~

~~By:~~
~~Name:~~
~~Title:~~

TRAVELPORT LIMITED, as Lender

By:
Name:
Title:

147